UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒       Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12
GUESS?, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

May 16, 2025

Dear Shareholder:

We are pleased to invite you to the 2025 annual meeting of shareholders (including any adjournments or postponements thereto, the “Annual Meeting”) of Guess?, Inc. (the “Company”) to be held on Tuesday, June 10, 2025, at 9:00 a.m. (PDT). The Annual Meeting will be conducted completely virtually, via a live audio webcast; there will be no physical meeting location. You will be able to attend and participate in the Annual Meeting if you pre-register for the Annual Meeting by visiting www.cesonlineservices.com/ges25_vm, where you will be able to listen to the Annual Meeting live, submit questions, and vote.

Shareholders of record of the Company at the close of business on May 9, 2025 are entitled to notice of, and to vote at, the Annual Meeting. Details of the business to be conducted at the Annual Meeting are given in the accompanying Notice of Annual Meeting of Shareholders and the Proxy Statement. The Proxy Statement, accompanying Proxy Card, and Fiscal 2025 Annual Report to Shareholders (including the Company’s Annual Report on Form 10-K for the year ended February 1, 2025 filed on April 11, 2025) were first sent or given to our shareholders on or about May 16, 2025. You should also have received a Proxy Card or Voting Instruction Form and postage-paid return envelope, through which your vote is being solicited on behalf of our Board of Directors (the “Board”).

At the Annual Meeting, you will be asked to: (i) elect seven directors to serve until the Company’s 2026 annual meeting of shareholders, (ii) cast an advisory vote on the compensation of our named executive officers, (iii) ratify the appointment of our independent auditor for the fiscal year ending January 31, 2026, and (iv) consider such other business as may properly come before the Annual Meeting. The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting.

We believe that our slate of Board candidates has the right mix of professional achievement, skills and experiences that qualifies each of them to serve as shareholder representatives overseeing the management of the Company. We are committed to engaging with our shareholders and continuing to solicit feedback about, and understand our shareholders’ perspectives on, the Company. We believe our Board is well positioned to oversee the execution of our long-term strategic plans to grow and realize shareholder value. Our Board recommends that you vote “FOR” each of Mr. Carlos Alberini, Mr. Anthony Chidoni, Mr. Christopher Lewis, Mr. Paul Marciano, Ms. Elsa Michael, Ms. Deborah Weinswig and Mr. Alex Yemenidjian for election to our Board.

It is very important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote as soon as possible. You may vote over the Internet, either directly through the internet site provided or via QR Code on your mobile device, by telephone, or by mailing the Proxy Card or Voting Instruction Form in the postage-paid envelope provided. Returning your Proxy Card or Voting Instruction Form by mail or voting by Internet or telephone does not prevent you from attending the Annual Meeting virtually and voting your shares at the Annual Meeting. Please vote by whichever method is most convenient for you to ensure that your shares are represented at the Annual Meeting.

Your vote and participation, no matter how many or how few shares you own, are very important to us. Your cooperation is greatly appreciated.

Thank you for your ongoing support of and continued interest in Guess?, Inc.

Carlos Alberini Chief Executive Officer and Director

GUESS?, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on June 10, 2025

Time and Date:	9:00 a.m. (PDT) on Tuesday, June 10, 2025

Place:	The 2025 annual meeting of shareholders (the “Annual Meeting”) of Guess?, Inc. (the “Company”) will be conducted completely virtually, via a live audio webcast; there will be no physical meeting location. You will not be able to attend the Annual Meeting in person.

Virtual Meeting Access:	If you have pre-registered to attend the Annual Meeting (see “Attendance” below), you will be able to participate online and submit your questions during the meeting by visiting www.cesonlineservices.com/ges25_vm. Details regarding how to participate in the meeting online and the business to be conducted at the Annual Meeting are more fully described in the accompanying Proxy Statement.

Items of Business:

1.  To elect seven directors to serve on our Board of Directors (the “Board”) until the 2026 annual meeting of shareholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal.

2. To conduct an advisory vote on the compensation of our named executive officers.

3. To ratify the appointment of our independent auditor for the fiscal year ending January 31, 2026.

4. To consider such other business as may properly come before the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Shareholders. The Board recommends a vote on the enclosed Proxy Card “FOR” each of the seven director nominees named in the accompanying Proxy Statement, and “FOR” Proposals 2 and 3.

Adjournments and Postponements:	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote at this Annual Meeting only if you were a shareholder of the Company as of the end of business on May 9, 2025 (the “Record Date”).

Attendance:	This year’s Annual Meeting will be conducted completely virtually, via a live audio webcast; there will be no physical meeting location. The process for attending and participating in the virtual Annual Meeting will depend on whether you are a registered holder or a beneficial holder. You must also pre-register to attend the virtual Annual Meeting. For specific instructions on how to pre-register, attend and participate, please refer to the section entitled “Questions and Answers about the Proxy Materials and Annual Meeting” beginning on Page 1 of this Proxy Statement.

Voting:	Your vote is very important. Whether or not you expect to attend the virtual Annual Meeting, we encourage you to submit your proxy as soon as possible using one of the following three convenient methods: (i) accessing the website set forth on your enclosed Proxy Card and following the instructions, (ii) calling the toll-free number listed on your enclosed Proxy Card and following the instructions, or (iii) completing, signing, dating and returning the Proxy Card by mail in the postage-paid envelope provided. You are urged to complete and submit the enclosed Proxy Card, even if your shares were sold after the Record Date. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers about the Proxy Materials and Annual Meeting” beginning on Page 1 of this Proxy Statement and the instructions on the Proxy Card.

If your shares of our common stock, par value $0.01 per share (“Common Stock”) are held in a brokerage account or by a bank, trustee or other nominee (i.e., your shares are held in “street name”), you will receive a Voting Instruction Form from that nominee. You may provide voting instructions to your nominee as to how to vote your shares by following the instructions set forth on your enclosed Voting Instruction Form.

The Board recommends that you vote “FOR” each of the seven director nominees named in the accompanying Proxy Statement, and “FOR” Proposals 2 and 3.

i

The Company’s nominees for election as directors of the Company are listed in the accompanying Proxy Statement and on the Proxy Card or Voting Instruction Form enclosed with the accompanying Proxy Statement. The accompanying Proxy Statement also provides detailed information about the matters to be considered at the Annual Meeting. This Notice, the Annual Report on Form 10-K for the year ended February 1, 2025 and the attached Proxy Statement and form of Proxy Card are first being sent to shareholders as of the Record Date, on or about May 16, 2025.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY. ACCORDINGLY, AFTER READING THE ACCOMPANYING PROXY STATEMENT, PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM AND PROMPTLY SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS BY INTERNET, TELEPHONE OR MAIL AS DESCRIBED ON THE PROXY CARD OR VOTING INSTRUCTION FORM. PLEASE NOTE THAT EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, WE RECOMMEND THAT YOU VOTE USING THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM PRIOR TO THE ANNUAL MEETING TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. EVEN IF YOU VOTE YOUR SHARES PRIOR TO THE ANNUAL MEETING, IF YOU ARE A RECORD HOLDER OF SHARES, OR A BENEFICIAL HOLDER WHO OBTAINS A LEGAL PROXY FROM YOUR BROKER, BANK, TRUSTEE, OR OTHER NOMINEE, YOU STILL MAY ATTEND THE VIRTUAL ANNUAL MEETING AND VOTE YOUR SHARES AT THE ANNUAL MEETING.

Regardless of the number of shares of Common Stock that you own, your vote is important. Thank you for your continued support, interest and investment in the Company.

BY ORDER OF THE BOARD OF DIRECTORS,

Alejandro (Alex) Yemenidjian Chairman of the Board

IMPORTANT FACTORS REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact are forward-looking statements. These statements include those relating to our expectations, analyses and other information based on current plans, forecasts of future results and estimates of amounts not yet determinable. These statements may also relate to our goals, future prospects, potential actions, events impacting our supply chain and the markets in which we operate, the impact of new laws and regulations in the United States or abroad, including the impact of trade policies such as tariffs, our strategic initiatives, our plans to expand our business, our sustainability and emission reduction goals, our environmental, social and governance performance, goals and initiatives, our capital allocation plans, cash needs and current business strategies. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “create,” “estimate,” “expect,” “goal,” “intend,” “may,” “outlook,” “pending,” “plan,” “predict,” “project,” “see,” “should,” “strategy,” “will,” “would,” and other similar terms and phrases, including references to assumptions.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from what is currently anticipated. Factors which may cause actual results in future periods to differ materially from current expectations include, among others: our ability to maintain our brand image and reputation; changes in consumer confidence or discretionary consumer spending; sanctions and export controls targeting Russia and other impacts related to the war in Ukraine; risks related to the Red Sea crisis or other international matters impacting the global supply chain; risks relating to our indebtedness; changes to estimates related to impairments, inventory and other reserves; changes in the competitive marketplace and in our commercial relationships; our ability to anticipate and adapt to changing consumer preferences and trends; our ability to manage our inventory commensurate with customer demand; our ability to effectively operate our various retail concepts; our ability to successfully and/or timely implement our growth strategies and other strategic initiatives; any impact on our business from potential transactions, including any proposed going private transaction; risks that costs associated with any restructuring activities may be higher or lower than expected; risks that the anticipated benefit from our business and portfolio optimization plans may not be realized in full, on the anticipated timeline or at all; our ability to complete or integrate acquisitions or alliances; uncertainties regarding our ability to realize operational efficiencies and other anticipated synergies; failure to realize the benefits from our acquisition of rag & bone or from our strategic partnership with WHP Global; our ability to expand internationally and operate in regions where we have less experience; risks relating to our convertible senior notes, including our ability to settle the liabilities in cash and risks related to the impact of stock price volatility on our fair value remeasurement of derivatives related to our convertible senior notes due 2028 and the related convertible note hedge; disruptions at our distribution facilities; our ability to attract and retain management and other key personnel; obligations or changes in estimates arising from new or existing litigation, income tax and other regulatory proceedings; errors in our assumptions, estimates and judgments related to tax matters; changes in U.S. or foreign income tax or tariff policy, including changes to tariffs on imports from or into the U.S.; accounting adjustments to our unaudited financial statements; future non-cash asset impairments, including goodwill, right-of-use lease assets and/or other store asset impairments; violations of or changes to, domestic or international laws and regulations; risks associated with the acts or omissions of our licensees and third party vendors, including a failure to comply with our vendor code of conduct or other policies; risks associated with cybersecurity incidents and other cybersecurity risks; risks associated with our ability to properly collect, use, manage and secure consumer and employee data; risks associated with our vendors’ ability to maintain the strength and security of information systems; changes in economic, political, social and other conditions affecting our foreign operations and sourcing, including the impact of currency fluctuations; global income tax rates and economic and market conditions in the various countries in which we operate; impacts of inflation and further inflationary pressures; fluctuations in quarterly performance; slowing in-person customer traffic; increases in labor costs; increases in wages; fluctuations in the price or availability of raw materials; risks relating to activist investor activity; volatility of our Common Stock; and the significant voting power of our founders. In addition to these factors, the economic, technological, managerial, and other risks identified in our most recent annual report on Form 10-K, including as set forth in “Item 1A. Risk Factors,” and our other filings with the U.S. Securities and Exchange Commission (the “SEC”) could cause actual results to differ materially from current expectations.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. The forward-looking statements included herein are based on current expectations of our management based on available information and are believed to be reasonable. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. You are cautioned not to place undue reliance on the forward-looking statements included herein, which speak only as of the date of this Proxy Statement. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether to reflect events or circumstances after the date of this Proxy Statement or otherwise. You should read this Proxy Statement and the other documents we file with the SEC with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by the cautionary statements referenced above.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON JUNE 10, 2025

This Proxy Statement, the accompanying Proxy Card and our Annual Report on Form 10-K for the Fiscal Year Ended February 1, 2025 are available at www.viewourmaterial.com/ges. Information on that website, other than this Proxy Statement, is not incorporated by reference into, and is not a part of, this Proxy Statement.

Please sign, date and promptly return the enclosed Proxy Card or Voting Instruction Form in the postage-paid envelope provided, or grant a proxy and give voting instructions by Internet, either directly through the internet site provided or via QR Code on your mobile device, or telephone, so that your shares may be represented at the 2025 Annual Meeting to be held virtually at 9:00 a.m. (PDT) on Tuesday, June 10, 2025. Instructions are on your Proxy Card or on the Voting Instruction Form provided by your broker, bank, trustee or other nominee.

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The accompanying Proxy Statement provides a detailed description of the business to be conducted at the Annual Meeting. We urge you to read the accompanying Proxy Statement carefully and in its entirety.

If you have any questions concerning the business to be conducted at the Annual Meeting, would like additional copies of the Proxy Statement or need help submitting a proxy or voting instructions for your shares, please contact Innisfree M&A Incorporated, our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Shareholders Call Toll Free: (877) 825-8772

Banks and Brokers Call Collect: (212) 750-5833

GUESS?, INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

To be held on June 10, 2025

This proxy statement (the “Proxy Statement”) and the enclosed Proxy Card or Voting Instruction Form are first being furnished to shareholders commencing on or about May 16, 2025, in connection with the solicitation by the Board of Directors (the “Board”) of Guess?, Inc. (the “Company”) of proxies for use at the 2025 annual meeting of shareholders (the “Annual Meeting”) to be held on Tuesday, June 10, 2025, at 9:00 a.m. (PDT), and any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Q:	Why am I receiving these materials?

A:

The Board is providing the Proxy Statement and Proxy Card or Voting Instruction Form for you in connection with the Annual Meeting, which will take place on June 10, 2025. As a shareholder of record as of May 9, 2025 (the “Record Date”), you are invited to attend the Annual Meeting, which is being held virtually via live audio webcast on the Internet, and which you may attend by pre-registering, and you are requested to vote on the items of business described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy over the Internet, either directly through the internet site provided or via QR Code on your mobile device, by telephone or by mail.

You are receiving this Proxy Statement as one of our shareholders as of the Record Date for purposes of determining the shareholders entitled to receive notice of and vote at the Annual Meeting. As further described below, we request that you promptly use the enclosed Proxy Card or Voting Instruction Form to vote, by Internet, either directly through the internet site provided or via QR Code on your mobile device, by telephone or by mail, on the Proposals to be presented at the Annual Meeting.

THE BOARD RECOMMENDS VOTING “FOR” EACH OF THE BOARD’S NOMINEES ON PROPOSAL No. 1 AND “FOR” PROPOSAL Nos. 2 and 3 USING THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM.

Q:	How can I pre-register to attend and/or participate in the Annual Meeting?

A:

In order to attend, participate and vote at the Annual Meeting online, you must pre-register by 9:00 a.m. (PDT) on June 9, 2025. Please visit www.cesonlineservices.com/ges25_vm to pre-register. See “How can I attend the virtual Annual Meeting?” below for further information.

Q:	What information is contained in this Proxy Statement?

A:

The information included in this Proxy Statement relates to the Proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and most highly paid executive officers, and certain other required information.

Q:	How do I obtain the Company’s Annual Report on Form 10-K?

A:

A copy of our fiscal 2025 Annual Report on Form 10-K, which is included in our 2025 Annual Report to Shareholders, is being mailed to all shareholders of record as of the Record Date along with this Proxy Statement.

Shareholders may request another free copy of the fiscal 2025 Annual Report on Form 10-K from:

Guess?, Inc.

Attn: Investor Relations

1444 South Alameda Street

Los Angeles, California 90021

(213) 765-5578

investors.guess.com

We will also furnish any exhibit to the fiscal 2025 Annual Report on Form 10-K if specifically requested. Our Proxy Statement and 2025 Annual Report to Shareholders, including our fiscal 2025 Annual Report on Form 10-K, are also available on our website at investors.guess.com/sec-filing.

Q:	What may I vote on by proxy?

A:	(1)

The election of seven directors to serve until our 2026 annual meeting of shareholders (the “2026 Annual Meeting”) and until their respective successors are duly elected and qualified or until their earlier resignation or removal;

(2)	An advisory vote on the compensation of our named executive officers; and

(3)	The ratification of the appointment of Ernst & Young LLP (“Ernst & Young”) as our independent auditor for the fiscal year ending January 31, 2026 (“fiscal 2026”).

We will also consider other business that properly comes before the Annual Meeting.

Q:	How does the Board recommend I vote on the Proposals?

A:	Our Board recommends that you vote with respect to the Proposals as follows:

(1)	“FOR” each of the seven nominees to serve on the Board;

(2)	“FOR” the advisory resolution approving the compensation of our named executive officers; and

(3)	“FOR” the ratification of the appointment of Ernst & Young as our independent auditor for fiscal 2026.

We describe each Proposal and the Board’s reason for its recommendation with respect to each Proposal on pages 11, 12 and 15 and elsewhere in this Proxy Statement.

Q:	Who is entitled to vote at the Annual Meeting?

A:

Shareholders as of the close of business on the Record Date are entitled to vote at the Annual Meeting. At the close of business on May 9, 2025, we had 52,011,369 shares of our common stock, par value $0.01 per share (the “Common Stock”), the only voting securities of the Company, outstanding and entitled to vote. Holders of our Common Stock are entitled to one vote for each share held as of the above Record Date.

Q:	How many votes do I have?

A:	On each matter to be voted upon, you have one (1) vote for each share of Common Stock you own as of the Record Date.

Q:	Who is soliciting my vote?

A:

Our Board, on behalf of the Company, is soliciting your proxy to vote your shares of our Common Stock on all matters scheduled to come before the Annual Meeting, whether or not you attend virtually. Proxies will be solicited on behalf of the Board by our directors, certain executive officers and other employees.

Additionally, we have retained Innisfree M&A Incorporated (“Innisfree”), a proxy solicitation firm, which may solicit proxies on the Board’s behalf. You may also see solicitation materials by e-mail, in person, by mail, by press releases issued by us, by postings on our corporate website or other websites, or otherwise. Unless expressly indicated otherwise, information contained on our corporate website is not part of this Proxy Statement. In addition, none of the information on the other websites, if any, listed in this Proxy Statement is incorporated by reference into, and is not part of, this Proxy Statement. Such website addresses are intended to be inactive textual references only.

Q:	How will my shares be voted?

A:

Shareholders of record as of the close of business on the Record Date are entitled to one (1) vote for each share of Common Stock held on each matter to be voted upon at the Annual Meeting. All shares entitled to vote and represented by properly submitted proxies received before the polls are closed at the Annual Meeting, and which are not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. Where a choice has been specified on the Proxy Card or Voting Instruction Form with respect to the Proposals, the shares represented by the Proxy Card or Voting Instruction Form will be voted as you specify. If you return a validly executed Proxy Card or Voting Instruction Form without indicating how your shares should be voted on a matter and you do not revoke your proxy, your proxy will be voted: “FOR” each of the Board’s director nominees set forth in this Proxy Statement (Proposal No. 1) and “FOR” Proposal Nos. 2 and 3.

Additionally, if the aggregate voting power of shares of Common Stock owned by each of Mr. Paul Marciano and Mr. Maurice Marciano (together, the “Marcianos”) exceeds 42.75% (the “Excess Shares”), the Marcianos have each agreed pursuant to the terms of a voting agreement entered into with the Company to vote the Excess Shares in direct proportion to the manner in which all other shares of Common Stock over which they do not have voting power are voted (or not voted) on the proposals at the Annual Meeting. Mr. Paul Marciano and Mr. Maurice Marciano collectively owned less than 42.75% of the aggregate voting power of shares of Common Stock as of the Record Date, so accordingly they are entitled to vote the entirety of the shares of Common Stock they own in their discretion at the Annual Meeting.

Q:	How can I attend the virtual Annual Meeting?

A:

The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by a live audio webcast. No physical meeting will be held. The Annual Meeting will begin promptly at 9:00 a.m. (PDT) on Tuesday, June 10, 2025. If you plan to attend the virtual Annual Meeting, you will need to pre-register by 9:00 a.m. (PDT) on June 9, 2025. To pre-register for the Annual Meeting, please visit www.cesonlineservices.com/ges25_vm. Pre-registered shareholders may access the meeting up to 30 minutes prior to the start time. Please allow ample time for online check in.

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For Registered Holders: If you were a shareholder as of the close of business on May 9, 2025 and have your control number, you must register in advance to attend, vote or participate in the Annual Meeting. To pre-register for the Annual Meeting, please visit the website www.cesonlineservices.com/ges25_vm. Please have your Proxy Card containing your control number available and follow the instructions to complete your registration request. After registering, you will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting.

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For Beneficial Holders: If you were a shareholder as of the close of business on May 9, 2025 and hold your shares through an intermediary, such as a broker, bank, trustee or other nominee, you must register in advance to attend the Annual Meeting. To pre-register for the Annual Meeting, please visit the website www.cesonlineservices.com/ges25_vm. Please have your Voting Instruction Form or other communication containing your control number available and follow the instructions to complete your registration request, including uploading a copy of one of these documents. After registering, you will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting. If you are a beneficial shareholder and you wish to vote your shares online during the virtual Annual Meeting, rather than submitting your voting instructions before the Annual Meeting, you will need to contact your broker, bank, trustee or other nominee to obtain a legal proxy form that you will need to submit electronically with your ballot during the online virtual Annual Meeting using a PDF, JPG, JPEG, GIF or PNG file format.

Q:	How do I ask questions during the Annual Meeting?

A:

To ask a question during the Annual Meeting, you must be a shareholder and have pre-registered for the Annual Meeting as discussed above under “How can I attend the virtual Annual Meeting.” The question-and-answer session will answer questions submitted live during the Annual Meeting. Questions may be submitted during the Annual Meeting on the Annual Meeting website using the “Ask a Question” box.

Q:	What if I have trouble accessing the Annual Meeting virtually?

A:

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the Annual Meeting. We encourage you to access the Annual Meeting prior to the start time. A link on the meeting page will provide further assistance should you need it, or you may call the support number found in the reminder email you will receive the day before the Annual Meeting.

Q:	Why is the Annual Meeting being held virtually?

A:

We believe hosting a virtual Annual Meeting enables participation by more of our shareholders, while reducing the environmental costs of conducting an in-person meeting. We encourage you to attend online and participate. We have designed the format of the virtual Annual Meeting to try to provide shareholders with the same rights and opportunities to vote and participate as they would have at a physical meeting.

Q:	How do I vote?

A:	You are eligible to vote at the Annual Meeting as follows:

Shareholder of Record: If, on the Record Date, your shares were registered directly in your name with the transfer agent for our Common Stock, Computershare Trust Company, N.A. (“Computershare”), then you are a shareholder of record. As a shareholder of record, you may vote using one of the following four methods:

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Voting by Internet. To vote via the Internet, use the website indicated on the enclosed Proxy Card to submit your vote or follow the QR Code provided on the enclosed Proxy Card from your mobile device prior to 8:59 p.m. PDT on June 9, 2025;

•	Voting by Telephone. To vote by telephone, call the toll-free number on the enclosed Proxy Card to submit your vote prior to 8:59 p.m. PDT on June 9, 2025;

•

Voting by Mail. To vote by mail, mark, date and sign the enclosed Proxy Card and return it by mail in the postage-paid envelope provided. Proxy Cards submitted by mail must be received prior to 6:00 a.m. EDT on June 10, 2025 to be counted; or

•

Voting Electronically During the Annual Meeting. If you have pre-registered to attend the Annual Meeting, you will also be able to vote your shares electronically during the Annual Meeting by clicking on the “Shareholder Ballot” link on the virtual meeting site.

The Internet and telephone voting procedures are designed to authenticate your identity, to allow you to vote your shares and to confirm that your voting instructions have been properly recorded. Specific instructions are set forth on the enclosed Proxy Card. Regardless of the method you choose, your vote is important. Please vote by following the specific instructions on your Proxy Card. All proxies will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws.

Beneficial Shareholder: If, on the Record Date, your shares were held in an account at a brokerage firm, bank, trustee or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. Please refer to “—What if my shares are held in ‘street name?’” below for information about how to vote those shares at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your voting instructions in advance of the Annual Meeting to ensure that your shares are represented at the Annual Meeting.

If you have any questions or require assistance in submitting a proxy or voting instructions for your shares, please call Innisfree at (877) 825-8772 (toll free for shareholders) or (212) 750-5833 (collect for banks and brokers).

Q:	Can I change my vote after submitting my proxy?

A:	Yes. You have the right to revoke your proxy at any time before it is exercised at the Annual Meeting by:

•	Notifying our Corporate Secretary in writing;

•	Returning a later-dated, validly executed proxy card;

•	Entering a later-dated Internet or telephone vote; or

•	Voting electronically during the virtual meeting.

Attendance at the virtual Annual Meeting will not revoke a proxy unless you actually vote electronically during the virtual Annual Meeting.

If your shares are held by your broker, bank, trustee or other nominee, you should follow the instructions provided by them.

Q:	What if my shares are held in “street name?”

A:

If your shares are held in “street name” through a brokerage firm, bank, trustee or other nominee, as the beneficial owner of those shares you have the right to direct your broker, bank, trustee or other nominee on how to vote the shares in your account. You are also invited to attend the Annual Meeting via the Internet. However, because you are not the shareholder of record, you may not vote your shares at the Annual Meeting unless you request, obtain and submit a valid legal proxy from your broker, bank, trustee or other nominee. Please follow the instructions from your broker, bank, trustee or other nominee included on the Voting Instruction Form accompanying these proxy materials, or contact your broker, bank, trustee or other nominee to request a legal proxy. If you hold your shares in “street name,” please instruct your broker, bank, trustee or other nominee how to vote your shares using the Voting Instruction Form provided by your broker, bank, trustee or other nominee so that your vote can be counted. The Voting Instruction Form provided by your broker, bank, trustee or other nominee may also include information about how to submit your voting instructions over the Internet or by telephone, if such options are available.

Q:	If my shares are held in street name through a brokerage account, what is the impact of not submitting voting instructions?

A:

If you own your shares in “street name” through a broker and do not provide voting instructions to your broker, then your broker will not have the authority to vote your shares on any proposal presented at the Annual Meeting unless it has discretionary authority with respect to that proposal and discretionary authority is permissible at an annual meeting. A broker will generally have discretionary authority and be entitled to vote shares held for a beneficial owner on routine matters, such as the proposal to ratify the appointment of the independent auditor for fiscal 2026 (Proposal No. 3), without instructions from the beneficial owner of those shares. A broker is not entitled to vote shares on non-routine items, such as the proposal to elect directors (Proposal No. 1) or the proposal to approve, on an advisory basis, the compensation of our named executive officers (Proposal No. 2). Accordingly, if you do not submit any voting instructions to your broker, your broker may exercise discretion to vote your shares on Proposal No. 3, even in the absence of your instruction. If your shares are voted on Proposal No. 3 as directed by your broker, your shares will constitute “broker non-votes” on each of the non-routine proposals. Any broker non-votes will be counted in determining whether a quorum exists at the Annual Meeting but will not be counted in determining the outcome of Proposal No. 1 and will have the effect of a vote “Against” Proposal No. 2.

Accordingly, if your shares are held in a brokerage account, it is very important that you instruct your broker on how to vote shares that you hold in street name. We urge you to follow the directions provided by your broker that holds your shares and provide voting instructions on the Voting Instruction Form provided by your broker.

Q:	What does it mean if I get more than one Proxy Card or Voting Instruction Form?

A:

If your shares are registered differently and are in more than one account, you will receive more than one Proxy Card or Voting Instruction Form. If you intend to vote by return mail, sign, date and return all proxy cards to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, Computershare.

Q:	How may I obtain a separate set of voting materials?

A:

Under SEC rules, we are permitted to mail a single copy of our proxy materials to multiple shareholders who share the same address, unless we have received contrary instructions. This procedure is called “householding” and it allows us to reduce our printing costs, mailing costs and fees. As a result, if you share an address with another shareholder, you may receive only one set of proxy materials (including our fiscal 2025 Annual Report on Form 10-K and this Proxy Statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may write or call us to request a separate copy of these materials, which we will undertake to deliver promptly, at:

Guess?, Inc.

Attn: Investor Relations

1444 South Alameda Street

Los Angeles, California 90021

(213) 765-5578

Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials in the future.

If you are a street name shareholder, you may contact your broker, bank or other nominee to request householding information.

Q:	What is a “quorum?”

A:

A “quorum” of shareholders is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at a meeting. A “quorum” will be present if shareholders holding a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the Record Date, there were 52,011,369 shares of Common Stock outstanding and entitled to vote. Therefore, a quorum will be present if 26,005,685 shares of our Common Stock are present in person or represented by proxy. A quorum must be established in order to consider any matter at the Annual Meeting. If there is no quorum, the chairperson of the Annual Meeting or the holders of a majority of the voting power of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting via the Internet. Shares voting “abstain” or “withhold” and broker non-votes, if any, will be counted towards the quorum requirement.

Q:	How many votes are needed to approve the Proposals?

A:

Proposal No. 1 (Election of Directors). A plurality of the votes cast at the Annual Meeting and entitled to vote on the proposal is required for the election of directors, which means that the seven candidates for director receiving the most “For” votes will be elected as directors on our Board. Shareholders may not cumulate their votes. A properly executed proxy marked “Withhold” with respect to the election of a director will not be voted with respect to such director and a broker non-vote, if any, will not be counted in the outcome of this Proposal.

Proposal No. 2 (Advisory Approval of Compensation of Named Executive Officers). The affirmative vote of the holders of a majority of shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote thereat, provided that a quorum exists, is required to approve this Proposal. Abstentions and broker non-votes, if any, are shares present and entitled to vote at the Annual Meeting and will have the same effect as a vote “Against” this Proposal.

Proposal No. 3 (Ratification of Independent Auditor). The affirmative vote of the holders of a majority of shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote thereat, provided that a quorum exists, is required to approve this Proposal. Abstentions, if any, are shares present and entitled to vote at the Annual Meeting and will have the same effect as votes “Against” this Proposal. We do not expect there will be any broker non-votes on this Proposal.

Please note that Proposal No. 2 and Proposal No. 3 are advisory only and will not be binding. The results of the votes on Proposal No. 2 and Proposal No. 3 will be taken into consideration by management and our Board, or the appropriate committee of our Board, as applicable, when making future decisions regarding these matters.

As a shareholder as of the Record Date, if you properly complete, sign, date and return a Proxy Card or Voting Instruction Form, your shares of Common Stock will be voted as you specify. However, if you submit a signed Proxy Card or Voting Instruction Form or submit your proxy by telephone or Internet and do not specify how you want your shares voted on any matter, the persons named as proxies will vote your shares: “FOR” each of the Board nominees set forth on the Proxy Card or Voting Instruction Form (Proposal No. 1); and “FOR” each of Proposal Nos. 2 and 3.

Q:	How will voting on any other business be conducted?

A:

Although we do not know of any business to be considered at the Annual Meeting other than the Proposals described in this Proxy Statement, if any other business is presented at the Annual Meeting, your signed Proxy Card will give authority to Fabrice Benarouche, our Senior Vice President Finance, Investor Relations and Chief Accounting Officer, and Anne Deedwania, our General Counsel, North America and

Secretary, to vote on such matters at their discretion, to the extent permitted under Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at future shareholder meetings as follows:

Shareholder Proposals: For a shareholder proposal to be considered for inclusion in the Company’s proxy statement for the 2026 Annual Meeting, the written proposal must be received by our Corporate Secretary at our principal executive offices no later than January 16, 2026. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of the Annual Meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Guess?, Inc.

Attn: Corporate Secretary

Strada Regina 44

Bioggio, Switzerland CH-6934

For a shareholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8 for the 2026 Annual Meeting, the shareholder must provide the information required by Section 2.09 of our Fourth Amended and Restated Bylaws (the “Bylaws”) and give timely notice to our Corporate Secretary in accordance with such section of the Bylaws, which, in general, require that the notice be received by our Corporate Secretary:

•	Not earlier than March 12, 2026, and

•	Not later than the close of business on April 11, 2026.

If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of the Annual Meeting, then notice of a shareholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8 must be received no later than the close of business on the tenth day following the day on which notice of the date of such annual meeting is mailed to the shareholders or the date on which public disclosure of the date of such annual meeting is made, whichever is first.

Nomination of Director Candidates: For a shareholder to nominate a director for election to the Board at the annual meeting next year, the shareholder must provide the information required by Section 3.03 of the Bylaws and give timely notice to our Corporate Secretary in accordance with such section of the Bylaws, which, in general, require that the notice be received by our Corporate Secretary:

•	Not earlier than March 12, 2026, and

•	Not later than the close of business on April 11, 2026.

If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of the Annual Meeting, then notice of a director nomination must be received no later than the close of business on the tenth day following the day on which notice of the date of such annual meeting is mailed to the shareholders or the date on which public disclosure of the date of such annual meeting is made, whichever is first.

In addition, a shareholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2026 Annual Meeting must provide us with written notice setting forth the information required by Rule 14a-19 under the Exchange Act, unless the information has been provided in a preliminary or definitive proxy statement previously filed by the shareholder. Such written notice must be postmarked or transmitted electronically no later than April 13, 2026. If we change the date of the 2026 Annual Meeting by more than 30 days from the anniversary of the Annual Meeting, your written notice must be received by the later of 60 days prior to the date of the 2026 Annual Meeting or the tenth calendar day following the day on which we first publicly announce the date of the 2026 Annual Meeting of shareholders. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our Bylaws as described above.

Copy of Bylaw Provisions: You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for providing notice of shareholder proposals or director nominations under the advance notice provisions of the Bylaws. Our current Bylaws are also available on our website at investors.guess.com/articles-bylaws.

Q:	Who will pay for the solicitation of proxies?

A:

This solicitation is made by mail on behalf of the Board. Costs of the solicitation will be borne by the Company. We are also using the services of Innisfree M&A Incorporated, a third-party solicitor (“Innisfree”), to solicit proxies for the Annual Meeting for a fee that we do not expect to exceed $30,000 plus a reasonable amount to cover expenses. We have also agreed to indemnify Innisfree against various losses and expenses that relate to or arise out of its performance of services to us (subject to certain exceptions). Further solicitation of proxies may be made by mail, telephone, facsimile, electronic mail or personal interview by our directors, officers and employees and our affiliates (none of whom will receive additional compensation for the solicitation) or from other third-party proxy solicitors (in exchange for customary fees for such services). We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to shareholders. We may incur other expenses in connection with the solicitation of proxies for the Annual Meeting.

Q:	How can I find the voting results of the Annual Meeting?

A:	We intend to publish preliminary and/or final voting results (as available) in a Current Report on Form 8-K within four business days following the Annual Meeting.

Q:	How may I communicate with the Board or the non-management directors on the Board?

A:

You may communicate with the Board by submitting an e-mail to our Board at bod@guess.com. All directors have access to this e-mail address. Communications from shareholders or any other interested parties that are intended specifically for non-management directors should be sent to the e-mail address above to the attention of the Chairman of the Board.

Q:	What is the Company’s fiscal year?

A:

Our fiscal year is the 52- or 53-week period that ends on the Saturday nearest to January 31 of each year. Unless otherwise stated, all information presented in this Proxy Statement is based on our fiscal calendar.

Q:	Do I have appraisal or dissenters’ rights?

A:	Holders of our Common Stock are not entitled to dissenters’ rights of appraisal.

Q:	Whom should I call if I have questions about the Annual Meeting?

A:

Innisfree is assisting us with our effort to solicit proxies. If you have any questions concerning the business to be conducted at the Annual Meeting, would like additional copies of this Proxy Statement or need help submitting a proxy for your shares, please contact Innisfree:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Shareholders Call Toll Free: (877) 825-8772

Banks and Brokers Call Collect: (212) 750-5833

THE BOARD RECOMMENDS VOTING “FOR” EACH OF THE BOARD’S NOMINEES ON PROPOSAL No. 1, “FOR” PROPOSAL No. 2, AND “FOR” PROPOSAL No. 3, USING THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

Our Bylaws authorize a Board consisting of not less than three and not more than fifteen directors. The Board currently consists of seven members, with all directors’ terms expiring at the Annual Meeting. The Board has nominated Mr. Carlos Alberini, Mr. Anthony Chidoni, Mr. Christopher Lewis, Mr. Paul Marciano, Ms. Elsa Michael, Ms. Deborah Weinswig and Mr. Alex Yemenidjian for election to the Board at the Annual Meeting. Each of the nominees is currently a member of our Board and, other than Mr. Lewis, was elected to our Board at our 2024 annual meeting of shareholders.

Mr. Alberini is our Chief Executive Officer and Mr. Marciano is our co-founder and Chief Creative Officer. Messrs. Chidoni, Lewis and Yemenidjian and Mses. Michael and Weinswig are independent directors, as discussed under the heading “Corporate Governance and Board Matters—Board Independence, Structure and Committee Composition” herein. Each of the nominees has consented to being named in this Proxy Statement and has agreed to serve as a member of the Board if elected. Information regarding the nominees is set forth under the heading “—Directors and Executive Officers” herein.

The nominees will be elected by a plurality of the votes cast at the Annual Meeting. Shareholders may not cumulate their votes. If any of the nominees are unable or unwilling for good cause to stand for election or serve as a director if elected, which is not anticipated, the persons named as proxies intend to vote for such other person or persons as the Board may designate, or the Board may choose to reduce the size of the Board. In no event will the shares represented by the proxies be voted for more than seven directors at the Annual Meeting. Director nominees are nominated to serve on our Board for a one-year term, to hold office until the next annual meeting of our shareholders or until the election and qualification of his or her successor and subject to his or her earlier death, disqualification, resignation or removal.

As of the filing of this Proxy Statement, we have a director resignation policy to which all directors are subject. Pursuant to the director resignation policy, any director who receives a greater number of votes “Withheld” from his or her election than votes “For” such election must tender his or her resignation to the Board for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee (excluding the nominee in question if a member thereof) shall evaluate such offer of resignation in light of the best interests of the Company and its shareholders and shall recommend to the Board the action to be taken with respect thereto. The Board shall then act promptly with respect to the letter of resignation and we shall publicly disclose the decision of the Board.

REQUIRED VOTE

Directors are elected by a plurality of the votes cast at the Annual Meeting. This means that the seven director nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. A properly executed proxy marked “Withhold” with respect to the election of a director will not be voted with respect to such director and a broker non-vote, if any, will not be counted in the outcome of this Proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF MR. CARLOS ALBERINI, MR. ANTHONY CHIDONI, MR. CHRISTOPHER LEWIS, MR. PAUL MARCIANO, MS. ELSA MICHAEL, MS. DEBORAH WEINSWIG AND MR. ALEX YEMENIDJIAN TO SERVE ON OUR BOARD.

PROPOSAL NO. 2: ADVISORY VOTE ON THE

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

(Item 2 on the Proxy Card)

We are providing shareholders with an opportunity to cast a non-binding, advisory vote on the compensation of our Named Executive Officers, as such compensation is disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including in the compensation tables and narratives accompanying those tables as well as in the “Compensation Discussion and Analysis” section of this Proxy Statement).

The basic philosophies that we use to guide the structure of our executive compensation programs are:

•	Competition for Executive Talent. The Company should provide competitive compensation opportunities so that we can attract, motivate and retain qualified executives.

•	Pay for Performance. A substantial portion of compensation should be tied to performance.

•

Alignment with Shareholder Interests. A substantial portion of compensation should be in the form of equity awards that vest over a multi-year period, thus further aligning the interests of shareholders and executives.

Fiscal 2025 was a year of continued progress against important operational, strategic and financial objectives that support our goal to drive sustainable revenues, earnings growth and value creation for our shareholders. Importantly, this year we reached a significant milestone for our Company, as we executed our first acquisition in Guess’s history, with the addition of rag & bone to our portfolio. We also expanded and renewed our partnerships, including the renewal of our handbag license agreement with our existing partner, cementing an important relationship until 2039. During the year, we delivered solid results with our licensing segment and our wholesale businesses in Europe and the Americas but missed our plans for our direct-to-consumer business due to slower customer traffic in North America and Asia. Overall, we reached almost $3 billion in revenues and $174 million in earnings from operations in fiscal 2025. We also remained highly committed to returning capital to our shareholders, delivering $185 million of dividend payments, including a special dividend of $120 million, and repurchasing $60 million of our shares during the year.

Some of the key highlights of our executive compensation program for fiscal 2025 include:

•	No changes were made to the annual base salaries for Mr. Paul Marciano and Mr. Alberini as compared to fiscal 2024.

•	Our annual cash incentive awards for the Named Executive Officers for fiscal 2025 consisted of the following:

•

Each of the Named Executive Officers (other than Messrs. Neubrand and Secor) was eligible for an annual cash incentive award for fiscal 2025 based on our earnings from operations during the fiscal year, relative to pre-established performance targets considered by the Compensation Committee to be rigorous. As evidence of the rigor of the performance targets, in April 2025 the Compensation Committee determined that the applicable threshold performance level of earnings from operations for fiscal 2025 was not achieved. As a result, no cash incentive awards were paid to the Named Executive Officers for fiscal 2025 under the Company’s earnings from operations component of the awards. See “Compensation Discussion and Analysis—Executive Compensation Program Elements for Fiscal 2025—Annual Incentive Awards” below for more information.

•

In addition to his annual cash incentive award opportunity, Mr. Marciano was eligible for a separate cash incentive award based on our licensing segment revenues for fiscal 2025, relative to pre-established performance targets. In April 2025, the Compensation Committee determined that the Company had exceeded the target performance level of licensing segment revenues for fiscal 2025, and Mr. Marciano was awarded 133% of his target incentive amount for such award. See “Compensation Discussion and Analysis—Executive Compensation Program Elements for Fiscal 2025—Special Cash Incentive Awards for Paul Marciano” below for more information.

•	The annual equity awards granted to the Named Executive Officers in fiscal 2025 consisted entirely of restricted stock units subject to performance-based vesting requirements.

•

Mr. Marciano’s equity award was an award of restricted stock units that would become eligible to vest as to 50% of the award based on the achievement of a threshold level of earnings from operations derived from our licensing segment for fiscal 2025, and as to the remaining 50% of the award based on the achievement of a threshold level of total Company revenue for fiscal 2025. If the threshold level for a portion of the award is achieved, that portion will vest based on Mr. Paul Marciano’s continued employment over a three-year period. In April 2025, the Compensation Committee determined that the threshold performance level for earnings from operations derived from our licensing segment was achieved but that the threshold performance level for total Company revenue was not achieved (as a result, 50% of the total award will vest subject to Mr. Marciano’s continued service as noted above).

•

Mr. Alberini and Mr. Benarouche were each granted an annual equity award in the form of restricted stock units that would become eligible to vest with respect to between 0% and 150% of the target number of restricted stock units based on our relative total shareholder return (“TSR”) for a performance period ending on the last day of our fiscal year 2027.

•

Based on our relative TSR for the two-year and seven-month period ended February 1, 2025 (at approximately the 27th percentile among the peer group of companies used for this award), the 2023 Relative TSR Award (as defined below) granted to Mr. Alberini during fiscal 2023 vested at 30% of target. See “Compensation Discussion and Analysis—Executive Compensation Program Elements for Fiscal 2025—Long-Term Equity Incentive Awards—2023 Relative TSR Award-Final Vesting” below for more information.

•

In March 2024, we amended Mr. Secor’s employment agreement to extend the term through March 31, 2025 to provide for his continued service as our Executive Vice President, Finance. In connection with the amendment, we increased his base salary to $240,000 and granted him an award of restricted stock units that was eligible to vest in full on March 31, 2025, subject to his continued employment through that date.

•

In August 2024, in connection with his appointment as Interim Chief Financial Officer, we entered into a new employment agreement with Mr. Secor, with a term through August 25, 2025, that provides for (a) Mr. Secor’s service in such position until we hire a permanent Chief Financial Officer and (b) Mr. Secor to provide transition services thereafter. In connection with this agreement, we increased Mr. Secor’s base salary to $750,000 through March 31, 2025, and granted him a retention bonus of $350,000 and an award of restricted stock units that is eligible to vest in full on August 25, 2025, in each case, subject to his continued employment through that date, and provided for a pro-rated target bonus of $75,000 to be paid for fiscal 2025. Mr. Secor’s employment agreement was amended on March 31, 2025 to provide for Mr. Secor’s continued service as our Interim Chief Financial Officer through the date on which the Company files its Quarterly Report on Form 10-Q for the first quarter of fiscal 2026 with the SEC (the “First Quarter 10-Q Filing Date,” which is expected to be in June 2025) or, if earlier, July 31, 2025, the termination of Mr. Secor’s employment with the Company, or such other date that the Board may determine. The amendment also extended the period of time Mr. Secor will be employed with the Company until September 12, 2025, subject to earlier termination as provided in Mr. Secor’s employment agreement. The amendment provides that Mr. Secor will continue to be paid a salary at the rate of $750,000 annually through July 31, 2025, and that his annual rate of base salary for the remaining portion of his employment term after that date will be $240,000. The amendment provides Mr. Secor with two new retention bonus opportunities: (1) $225,000 subject to his employment with the Company through June 13, 2025, and (2) $50,000 subject to his employment with the Company through September 12, 2025.

•

In December 2024, we entered into new employment agreements with Messrs. Marciano and Alberini, each with a term through February 2, 2030, that provide for Mr. Marciano’s continued service as Chief Creative Officer and Mr. Alberini’s continued service as Chief Executive Officer, respectively. In connection with entering into his employment agreement, we awarded Mr. Alberini a one-time grant of 300,000 restricted units and in recognition of Mr. Marciano’s significant contributions to our licensing arrangements, we awarded Mr. Marciano 708,216 restricted stock units. Mr. Marciano’s employment agreement also provides for a one-time licensing bonus of $10,000,000. Each of the equity awards and licensing bonus are eligible to vest in five equal annual installments at the end of each of our 2026, 2027, 2028, 2029, and 2030 fiscal years, subject to continued employment.

We also believe shareholder interests are further served by other executive compensation-related practices that we follow, including our stock ownership guidelines which include holding requirements, our CEO Stock Holding Policy and our clawback policy.

Shareholders are encouraged to read the “Compensation Discussion and Analysis” section of this Proxy Statement, the accompanying compensation tables and the related narrative compensation disclosures, which discuss in more detail the compensation of our Named Executive Officers and the compensation philosophy and policies that are used to determine such compensation.

In accordance with the requirements of Section 14A of the Exchange Act, the Board requests that our shareholders vote on the following resolution:

“RESOLVED, that the shareholders hereby approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related narrative compensation disclosures.”

This vote is an advisory vote only and will not be binding on us, the Board or the Compensation Committee and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

Our current policy is to provide our shareholders with an advisory vote to approve the compensation of our Named Executive Officers each year at the annual meeting of shareholders. Accordingly, it is expected that the next advisory vote to approve the compensation of our Named Executive Officers will be held at the 2026 Annual Meeting.

REQUIRED VOTE

The affirmative vote of a majority of shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote thereat, provided that a quorum exists, is required for approval of this Proposal. Abstentions and broker non-votes, if any, are shares present and entitled to vote at the Annual Meeting and will be treated as votes “Against” this Proposal. As an advisory vote, this Proposal is non-binding.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS ON THE PROXY CARD AND VOTING INSTRUCTION FORM.

PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF

THE INDEPENDENT AUDITOR

(Item 3 on the Proxy Card)

Our Audit Committee has appointed the firm of Ernst & Young to act as our independent auditor for the fiscal year ending January 31, 2026, and recommends that our shareholders vote in favor of ratifying such appointment. In making its selection of the independent auditor, the Audit Committee considered whether Ernst & Young’s provision of services other than audit services, including its past and current tax planning and tax advisory services, is compatible with maintaining independence as our independent registered public accounting firm. Ernst & Young has served as our independent auditor since March 19, 2007.

Shareholder approval of the selection of Ernst & Young as our independent auditor is not required by our Bylaws or otherwise. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work and the independent auditor. The Audit Committee will consider the results of the shareholder vote for this proposal and, in the event of a negative vote, will reconsider its selection of Ernst & Young. Even if Ernst & Young’s appointment is ratified by the shareholders, the Audit Committee may, at its discretion, appoint a new independent auditing firm at any time if it determines that such a change would be in the best interests of the Company and its shareholders.

Additional information about Ernst & Young, including the fees we paid Ernst & Young in fiscal years 2025 and 2024, can be found in this Proxy Statement under the heading “Relationship with Independent Registered Public Accountant.” The report of the Audit Committee included in this Proxy Statement under the heading “Report of the Audit Committee” also contains information about the role of Ernst & Young with respect to the audit of our financial statements.

We expect that a representative of Ernst & Young will be in attendance at the Annual Meeting and will be available to respond to appropriate questions and have the opportunity to make such statements as he or she may desire.

REQUIRED VOTE

The affirmative vote of a majority of shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote thereat, provided that a quorum exists, is required to ratify the appointment of Ernst & Young. Abstentions, if any, are shares present and entitled to vote at the Annual Meeting and will be treated as a vote “Against” this Proposal. We do not expect any broker non-votes on this Proposal. As an advisory vote, this Proposal is non-binding.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG ON THE PROXY CARD AND VOTING INSTRUCTION FORM.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

Independent Registered Public Accountant Fee Summary

Aggregate fees billed to us for the fiscal years ended February 1, 2025 and February 3, 2024 by Ernst & Young, our independent auditor, are as follows (in thousands):

	Year Ended Feb. 1, 2025	Year Ended Feb. 3, 2024
Audit fees(1)	$5,637	$4,753
Audit-related fees(2)	321	208
Tax fees(3)	83	179
All other fees(4)	—	—

Total	$6,041	$5,140

(1)

“Audit fees” consist of fees for professional services rendered for the audit of our consolidated financial statements included in its Annual Report on Form 10-K, including the audit of internal controls required by Section 404 of the Sarbanes-Oxley Act of 2002, the review of financial statements included in Forms 10-Q, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)

“Audit related fees” consist of fees for services related to certain agreed-upon procedures and other services that are reasonably related to the performance of the audit or review of our financial statements and internal controls that are not reported under “Audit fees.”

(3)

“Tax fees” consist of fees for tax compliance and tax advice. For fiscal 2025, the amount includes approximately $82,000 for tax compliance and preparation services and approximately $1,000 for all other tax related services. For fiscal 2024, the amount includes approximately $61,000 for tax compliance and preparation services and approximately $118,000 for all other tax related services.

(4)	“All other fees” consist of fees for any services not included in the first three categories.

All non-audit services were pre-approved by our Audit Committee pursuant to the pre-approval policies and procedures described below.

In addition to retaining Ernst & Young to audit and review our consolidated financial statements for fiscal 2025, we retained Ernst & Young and other accounting firms to provide other advisory services in fiscal 2025. The Audit Committee considered whether the provision of non-audit services provided by Ernst & Young during fiscal 2025 was compatible with maintaining auditor independence, and believes that the provision of such services is compatible.

Pre-Approval Policies and Procedures

The Audit Committee utilizes a policy pursuant to which the audit, audit-related, and permissible non-audit services to be performed by the independent auditor are pre-approved prior to the engagement to perform such services. Pre-approvals are detailed as to the particular service or category of service, and the independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with the pre-approvals, including the related fees. In addition to regular pre-approvals by the Audit Committee, the Audit Committee Chairperson may also pre-approve services to be performed by the independent auditor on a case-by-case basis, in accordance with authority delegated by the Audit Committee. Approvals made pursuant to this delegated authority are normally reported to the Audit Committee at its next meeting.

The Audit Committee Charter requires that the lead partner assigned to our audit be rotated at least every five years and that other audit partners be rotated at least every seven years.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s system of internal control over financial reporting and the qualifications, independence and performance of the Company’s internal audit function and independent auditor. The Audit Committee is directly responsible for the appointment and oversight of the Company’s independent auditor. Management is responsible for the financial reporting process, including the Company’s system of internal control over financial reporting, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles in the United States. The Company’s independent auditor, Ernst & Young LLP (“Ernst & Young”), is responsible for performing an independent audit of the Company’s consolidated financial statements, expressing an opinion as to the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles in the United States, and expressing an opinion on the Company’s internal control over financial reporting.

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended February 1, 2025. In addition, we have discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. We have also received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and we have discussed with the independent auditor the firm’s independence.

The Audit Committee has met with Ernst & Young to discuss the overall scope of its audit, the results of its examinations, its evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025 for filing with the SEC.

By the Audit Committee,

Anthony Chidoni, Chairperson Deborah Weinswig Alex Yemenidjian

The material in this report is not “soliciting material,” is not deemed “filed” and is not to be incorporated by reference in any filing of Guess?, Inc. under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CORPORATE GOVERNANCE AND BOARD MATTERS

DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers as of May 16, 2025 are as follows:

Name	Age	Director Since	Position
Paul Marciano	73	1990	Chief Creative Officer and Director
Carlos Alberini	69	2019	Chief Executive Officer and Director
Alex Yemenidjian	69	2005	Chairman of the Board
Anthony Chidoni	73	2002	Director
Christopher Lewis*	59	2025	Director
Elsa Michael	72	2024	Director
Deborah Weinswig	54	2018	Director
Dennis R. Secor**	62	N/A	Interim Chief Financial Officer
Fabrice Benarouche	49	N/A	Senior Vice President Finance, Investor Relations and Chief Accounting Officer

*

Mr. Lewis was appointed to serve as a member of our Board in January 2025 pursuant to the Stipulation (as defined herein and discussed under “—Corporate Governance Enhancements” below). Mr. Lewis was selected by the Employees Retirement System of Rhode Island and mutually agreed to by our Board.

**

As previously announced, Mr. Secor will serve as our Interim Chief Financial Officer until Mr. Alberto Toni transitions into his role as Chief Financial Officer following the filing of our first quarter Form 10-Q, at which time Mr. Secor will transition to Executive Vice President, Finance.

DIRECTOR TENURE

As of the date of this Proxy Statement, approximately 29% of our directors have served on the Board for less than five years (with approximately 43% serving six years or less). The average tenure of our directors is approximately 13 years (with a median tenure of approximately 6 years). The average tenure of our independent directors is approximately 10 years (with a median tenure of 6 years).

With respect to the directors named above, the Board has determined that Anthony Chidoni, Christopher Lewis, Elsa Michael, Deborah Weinswig and Alex Yemenidjian are “independent” directors under the director independence standards of the New York Stock Exchange (“NYSE”). Additionally, the Board had determined that Ms. Cynthia Livingston and Mr. Thomas J. Barrack, Jr. were independent under the director independence standards of the NYSE during their terms as directors.

DIRECTOR SKILLS, EXPERIENCE AND BACKGROUND

We believe each of our seven directors possess the skills and experiences necessary for effective service as a director and to properly oversee management’s execution of our strategic plan. In addition to each director’s specific experience, qualifications and skills listed in their biographies and below, we believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards and has demonstrated business acumen and an ability to exercise sound business judgment. We believe all of our directors have a commitment to the Company and to building long-term shareholder value. The following chart shows a summary of our directors’ individual skills and core competencies:

	Paul Marciano	Carlos Alberini	Alex Yemenidjian	Anthony Chidoni	Elsa Michael	Christopher Lewis	Deborah Weinswig

Public Company Leadership (CEO, CFO or Public Directorships)								5/7 directors

Senior Leadership Experience (C-Suite Executive or Equivalent)								5/7 directors

Operations Management								4/7 directors

Corporate Governance and Compliance								2/7 directors

Retail, Brand or Consumer Facing Industries								6/7 directors

eCommerce or Digital Experience								4/7 directors

Financial, Transactional, Accounting or Regulatory Compliance								4/7 directors

DIRECTORS

Paul Marciano

Chief Creative Officer and Director	Current Board Committees
Since 1990	None

Skills and Qualifications

Mr. Marciano brings to the Board a vast amount of knowledge and experience accumulated over the life of the Guess brand. Mr. Marciano’s leadership as Chief Creative Officer provides a direct and valuable link between management and the Board, and his creative and strategic vision for the brand helps to guide the Board’s overall approach.

Career Highlights

Mr. Marciano joined the Company two months after its inception in 1981. Since that time, he has served in a number of senior executive positions with the Company, including in his current role as Chief Creative Officer, a position he has held since August 2015. From August 2015 until June 2018, he also served as Executive Chairman of the Board. From 2007 until August 2015, Mr. Marciano served as Chief Executive Officer and Vice Chairman of the Board, and between 1999 and 2007, he served as Co-Chairman of the Board and Co-Chief Executive Officer.

Carlos Alberini

Chief Executive Officer and Director	Current Board Committees
Since 2019	None

Skills and Qualifications

Mr. Alberini’s extensive executive leadership experience, particularly in the apparel industry, and strong operational background, together with his intimate knowledge of the Company’s operations (from his current and former roles with the Company), provide the Board with valuable strategic and operational insights.

Career Highlights

Mr. Alberini has served as the Chief Executive Officer and a member of our Board since February 2019. He previously served as Chairman and Chief Executive Officer of Lucky Brand, a denim-focused apparel company, from February 2014 until February 2019. Mr. Alberini served as the Co-Chief Executive Officer of RH (NYSE: RH) (formerly known as Restoration Hardware Holdings, Inc.), a luxury home-furnishings company, from June 2010 through October 2012 and from July 2013 through January 2014, and he served as the sole Chief Executive Officer of RH from October 2012 through July 2013. Mr. Alberini previously served as our President and Chief Operating Officer from December 2000 to June 2010 (and as Interim Chief Financial Officer from May 2006 to July 2006). From October 1996 to December 2000, Mr. Alberini served as Senior Vice President and Chief Financial Officer of Footstar, Inc., a retailer of footwear. From May 1995 to October 1996, Mr. Alberini served as Vice President of Finance and Acting Chief Financial Officer of the Melville Corporation, a retail holding corporation. From 1987 to 1995, Mr. Alberini was with The Bon-Ton Stores, Inc., an operator of department stores, in various capacities, including Corporate Controller, Senior Vice President, Chief Financial Officer and Treasurer. Prior to that, Mr. Alberini served in various positions at PricewaterhouseCoopers LLP, an audit firm.

Other Public Company Directorships in Last Five Years

Mr. Alberini has served on the board of directors of RH since June 2010.

Anthony Chidoni

Independent Director	Current Board Committees
Since 2002	-Audit (Chair and Financial Expert) -Compensation

Skills and Qualifications

Mr. Chidoni’s extensive background in investment banking and more recently as the principal and owner of a private hedge fund provides the Board with a valuable Wall Street perspective, a broad and deep insight into the capital markets and direct experience performing detailed review and analysis of public company financial statements.

Career Highlights

Mr. Chidoni has been the principal and owner of Lorelle Capital, a private hedge fund, since January 2004. From January 1990 to January 2004, he was the Managing Director of the Private Client Business in the Los Angeles office of investment bank Credit Suisse First Boston and its predecessor, Donaldson Lufkin & Jenrette, where he had served in various positions for 21 years. Mr. Chidoni also served as co-Chief Executive Officer of XStream Systems Inc., a company specializing in next generation equipment for material identification in the pharmaceutical industry, from 2010 to 2014.

Christopher Lewis

Independent Director	Current Board Committees
Since 2025	-Nominating and Governance

Skills and Qualifications

Mr. Lewis provides the Board with the unique perspective of someone with significant legal experience. In addition, his experience with a financial institution, his extensive work with diversity and inclusion initiatives and his knowledge of corporate governance and compliance matters provides the Board with valuable insight and a depth of knowledge and experience. Mr. Lewis has been appointed to the Board based on the recommendation of the Employees Retirement System of Rhode Island (“ERSRI”) pursuant to the Stipulation and Agreement of Compromise, Settlement, and Release (the “Stipulation”) entered into between the Company and ERSRI as discussed under “—Corporate Governance Enhancements” below.

Career Highlights

Mr. Lewis previously served as Chief Legal Officer and General Counsel of Edward Jones, a financial services company, from July 2015 until his retirement in March 2023. Prior to serving as General Counsel, Mr. Lewis served as Deputy General Counsel from January 2007 to July 2015. Prior to joining Edward Jones, Mr. Lewis served as Special Counsel at Duane Morris LLP from 2004 to 2006 and as an associate at K&L Gates LLP from 2000 to 2004. Mr. Lewis currently sits on the board of directors of Big Brothers Big Sisters of Eastern Missouri and serves as the co-chair of the governance and nominating committee of the Manhattanville University Board of Trustees. Mr. Lewis received his juris doctorate from Columbia Law School and his B.A. in political science from Manhattanville University.

Elsa Michael

Independent Director	Current Board Committees
Since 2024	-Nominating and Governance

Skills and Qualifications

Ms. Michael provides the Board with the benefit of her extensive merchandising expertise and deep knowledge of the fashion industry in general and the Guess? brand in particular. As the Company continues its growth in Europe, which currently represents the largest segment of the Company’s business, her direct experience in Europe provides a valuable and unique perspective to the Board.

Career Highlights

Ms. Michael has over 25 years of experience in the fashion industry, having served in various non-executive merchandising positions for the Company’s European operations from 1994 until her retirement in July 2019, including most recently as Merchandising Director from 2015 to July 2019. Ms. Michael is also president and co-founder of Smile Project, a charitable organization based in Italy with a mission to provide clean water, food, energy, and education for children, primarily in her birth country of Eritrea.

Deborah Weinswig

Independent Director	Current Board Committees
Since 2018	-Audit -Nominating and Governance (Chair)

Skills and Qualifications

Ms. Weinswig’s experience and expertise in retail innovation, especially as it relates to data and technology, as well as her knowledge of the global retail landscape, provides the Board with valuable insights into these important and rapidly changing areas.

Career Highlights

Ms. Weinswig is the founder and CEO of Coresight Research, Inc., a provider of research and advisory services to brands and investors, where she has served since February 2018. From 2014 until February 2018, she served as Managing Director for Fung Global Retail and Technology (“FGRT”), the think tank for the Fung Group of companies, which operate trading, logistics, distribution and retail businesses. Prior to leading FGRT, Ms. Weinswig served as Chief Customer Officer for Profitect Inc., a predictive analytics and big data software provider, and in a number of roles with Citigroup, Inc., most recently as Managing Director and Head of the Global Staples and Consumer Discretionary team at Citi Research. In addition, Ms. Weinswig serves on the advisory board for a number of accelerators and on the board for a number of philanthropic organizations. Ms. Weinswig is a Certified Public Accountant and holds an M.B.A. from the University of Chicago.

Other Public Company Directorships in Last Five Years

Ms. Weinswig currently serves on the board of directors of Xcel Brands, Inc., a consumer products company (where she also serves on its audit committee), and serves as trustee of Primaris REIT, a real estate investment company that manages retail properties (where she also serves on its audit committee and its compensation, governance and nominating committee).

She previously served on the board of directors of Nogin, Inc., a cloud-based eCommerce platform for brands and merchants, from August 2022 until February 2023, and CHW Acquisition Corporation, a special purpose acquisition company that ultimately merged with Wag! Labs, Inc., a pet services marketplace company, from August 2021 until August 2022.

Alex Yemenidjian

Independent Director	Current Board Committees
Since 2005	-Audit -Compensation (Chair)

Chairman of the Board
Since 2020

Skills and Qualifications

Mr. Yemenidjian provides the Board with the unique perspective of someone with significant experience as a Chief Executive Officer. In addition, his strong accounting and finance background, including experience as a Chief Financial Officer, provides the Board with valuable insight and a depth of knowledge and experience with respect to accounting and finance related matters.

Career Highlights

Mr. Yemenidjian served as Chairman of the Board and Chief Executive Officer of Oshidori International Development LTD, a Japanese company established to develop an integrated resort in Japan, from June 2020 to September 2022. Between January 2005 and June 2020, he served as Chairman of the Board and Chief Executive Officer of Armenco Holdings, LLC, a private investment company. He was a co-owner and served as Chairman of the Board and Chief Executive Officer of Tropicana Las Vegas Hotel & Casino, Inc., an owner and operator of casino hotels, from July 2009 to August 2015. Mr. Yemenidjian served as Chairman of the Board and Chief Executive Officer of Metro-Goldwyn-Mayer, Inc., a leading entertainment company, from April 1999 to April 2005 and was a director thereof from November 1997 to April 2005. Mr. Yemenidjian also served as a director of MGM Resorts International (“MGM”) (formerly MGM Grand, Inc. and MGM Mirage Resorts, Inc.), a global entertainment company, from 1989 to 2005 and was its President from 1995 to 1999. He also served MGM in other capacities, including as Chief Operating Officer from 1995 until 1999 and as Chief Financial Officer from 1994 to 1998. In addition, Mr. Yemenidjian served as an executive of Tracinda Corporation, the majority owner of both Metro-Goldwyn-Mayer Inc. and MGM, from 1990 to 1997 and again during 1999. Prior to 1990, Mr. Yemenidjian was the managing partner of Parks, Palmer, Turner & Yemenidjian, Certified Public Accountants.

Other Public Company Directorships in Last Five Years

Mr. Yemenidjian has served as a trustee of Baron Investment Funds Trust (where he also sits on its audit and nominating committees) and Baron Select Funds, both mutual funds, since 2006. He also served as non-executive Chairman of Oshidori International Holdings Ltd, a financial services company, from June 2020 until September 2022, and as a director of Green Thumb Industries Inc., a multi-state grower, producer and retailer of cannabis products, from June 2019 to December 2020.

EXECUTIVE OFFICERS

Information on the business background of Carlos Alberini, our Chief Executive Officer, and Paul Marciano, our Chief Creative Officer, is set forth above under “—Directors” above.

Dennis R. Secor currently serves as our Interim Chief Financial Officer, a position he has held since August 2024, and previously held from April 2022 until July 2023. Mr. Secor also served as our Executive Vice President, Finance from July 2023 to August 2024 and as our Senior Vice President and Chief Financial Officer from July 2006 to December 2012. Since 2021, Mr. Secor has operated his own management consulting practice in New Zealand, providing financial and operational management services to small and medium sized businesses. Before that, he served as the Chief Financial Officer of Torrid Holdings Inc. (NYSE: CURV), a publicly traded plus-size clothing retailer, from May 2018 to July 2019, as Chief Financial Officer of Incipio Group, a privately held consumer technology accessories designer and manufacturer, from November 2017 to

January 2018, and as Executive Vice President, Chief Financial Officer and Treasurer of Fossil Group, Inc. (Nasdaq: FOSL), a publicly traded global accessories retailer and wholesaler, from December 2012 to November 2017. Before his initial service with the Company, Mr. Secor served as Vice President and Chief Financial Officer of Electronic Arts Canada, a subsidiary of Electronic Arts Inc. (Nasdaq: EA), a publicly traded video game publisher, from August 2004 to July 2006. He holds a B.S. in Business Administration, Accounting from the University of San Diego.

Fabrice Benarouche currently serves as our Senior Vice President Finance, Investor Relations and Chief Accounting Officer, a position he has held since April 2023. Mr. Benarouche previously served as our Vice President, Finance and Investor Relations from 2014 to April 2023 after having joined Guess? in 2006 and serving in various other financial roles. Prior to joining the Company, Mr. Benarouche was a manager at Ineum Consulting (Deloitte Consulting, acquired by Management Consulting Group, PLC), a consulting firm in Paris, France. Mr. Benarouche received a Master of Science in Information Technology from Telecom SudParis. Mr. Benarouche is the nephew of Paul Marciano, our Chief Creative Officer and member of our Board.

BOARD INDEPENDENCE, STRUCTURE AND COMMITTEE COMPOSITION

The Board is currently composed of seven directors, five of whom qualify as independent directors pursuant to corporate governance standards applicable to companies listed on the NYSE.

In determining independence, the Board affirmatively determines that directors have no direct or indirect material relationship with the Company. When assessing materiality, the Board considers all relevant facts and circumstances including, without limitation, transactions between the Company and the director directly or organizations with which the director is affiliated, and the frequency and dollar amounts associated with these transactions. The Board further considers whether the transactions were at arm’s length in the ordinary course of business and whether the transactions were consummated on terms and conditions similar to those of unrelated parties.

In addition, the Board uses the following categorical standards to determine director independence: (1) not being a present or former employee, or having an immediate family member as an executive officer, of the Company within the past three years; (2) not personally receiving, or having an immediate family member receive, during any twelve-month period within the last three years, more than $120,000 of direct compensation from the Company other than (a) for Board or committee service, pension or other forms of deferred compensation for prior service or (b) by an immediate family member for services as an employee of the Company (other than as an executive officer); (3) not (a) being a current partner or employee of a firm that is the Company’s internal or external auditor; (b) having an immediate family member who is a current partner of such a firm; (c) having an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (d) being within the last three years or having an immediate family member who was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time; (4) not being employed, or having an immediate family member employed, within the past three years as an executive officer of another company where now or at any time during the past three years any of the Company’s present executive officers serve or served on the other company’s compensation committee; (5) not being an executive officer or employee, or having an immediate family member who is an executive officer, of a company that makes or made payments to, or receives or received payments from, the Company, for property or services in an amount which, in any of the past three fiscal years, exceeds or exceeded the greater of $1 million, or 2% of the other company’s consolidated gross revenues; (6) not being an executive officer of a charitable organization of which the Company has within the preceding three years made any contributions to that organization in any single fiscal year that exceeded the greater of $1 million, or 2% of the charitable organization’s consolidated gross revenues; (7) not accepting directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries, provided that compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service); and (8) not being an affiliated person of the Company or any of its subsidiaries.

Applying these categorical standards and considering all relevant facts and circumstances, the Board determined that the following directors qualify as independent: Anthony Chidoni, Christopher Lewis, Elsa Michael, Deborah Weinswig and Alex Yemenidjian (the “Independent Directors”). Additionally, the Board had determined that Ms. Cynthia Livingston and Mr. Thomas J. Barrack, Jr. were independent under the director independence standards of the NYSE during their terms as directors. In making its determination of independence with respect to Ms. Michael, the Board considered certain donations made by the Company to Smile Project, a charitable organization of which Ms. Michael is co-founder and president. The value of these donations did not exceed the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues for any of fiscal years 2025, 2024 or 2023. Such donations made during fiscal 2025 are described under “Certain Relationships and Related Transactions” below. The Board also considered Ms. Michael’s previous non-executive employment with the Company until her retirement in July 2019. The Board determined that neither Ms. Michael’s affiliation with Smile Project nor her previous employment with the Company impair Ms. Michael’s independence.

Each of the members of the committees of the Board is an Independent Director, and, in the case of members of the Audit Committee and the Compensation Committee, also meets the additional criteria for independence of (i) audit committee members set forth in Rule 10A-3(b)(1) under the Exchange Act and (ii) compensation committee members set forth in the NYSE listing rules in accordance with Rule 10C-1 under the Exchange Act. In addition, our Board has determined that each of the members of the Audit Committee is financially literate and that Anthony Chidoni meets the definition of an audit committee financial expert, as set forth in Item 407(d)(5)(ii) of Regulation S-K. A brief description of Mr. Chidoni’s background and experience can be found under “—Directors” above.

Our Board had the following three standing committees in fiscal 2025: (1) Audit Committee, (2) Compensation Committee and (3) Nominating and Governance Committee. The current membership as of the date of this Proxy Statement and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on the Company’s website at investors.guess.com/committee-charters.

The Board held six meetings during fiscal 2025. Each current director attended at least 75% of the aggregate of the total Board meetings and total committee meetings on which such director served during fiscal 2025 during the period of his or her service in fiscal 2025. Directors are encouraged to attend annual meetings of the Company’s shareholders. All of our then-current directors attended our 2024 annual meeting of shareholders.

Name of Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Independent Directors:
Anthony Chidoni	*X	X
Christopher Lewis			X
Elsa Michael			X
Deborah Weinswig	X		*X
Alex Yemenidjian	X	*X
Other Directors:
Paul Marciano
Carlos Alberini
Number of Meetings in Fiscal 2025	9	6	4

X = Committee member; * = Chair

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and independent auditor, and risk assessment and risk management. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee Charter and the Audit Committee’s performance; appoints, evaluates and determines the compensation of our independent auditor; reviews and approves the scope of the annual audit, the audit fees and the consolidated financial statements; pre-approves all non-audit services to be performed by the independent auditor; reviews our disclosure controls and procedures, internal controls, internal audit function, and corporate policies with respect to financial information and earnings guidance; oversees investigations into complaints concerning financial matters; reviews the Company’s Code of Ethics and oversees management’s system to enforce such Code; reviews related party transactions and potential conflicts of interest; provides oversight of risks related to information technology, information security and cybersecurity matters; and reviews other risks that may have a significant impact on the Company’s consolidated financial statements. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting and other advisors as the Audit Committee deems necessary to carry out its duties.

The report of the Audit Committee is included in this Proxy Statement. A current copy of the Audit Committee Charter is available on the Company’s website at investors.guess.com/committee-charters.

Compensation Committee

The Compensation Committee is responsible for establishing and governing the compensation and benefit practices of the Company. The Compensation Committee reviews and approves the general compensation policies of the Company; oversees the administration of all of the Company’s compensation and benefit plans; reviews and approves compensation of the executive officers of the Company; reviews and makes recommendations to the Board regarding non-employee director compensation; prepares the Compensation Committee report for inclusion in the annual proxy statement; and annually reviews the Compensation Committee Charter and the Compensation Committee’s performance. The Compensation Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, any compensation consultant, outside legal and other advisors as the Compensation Committee deems necessary to carry out its duties.

The report of the Compensation Committee is included in this Proxy Statement. A current copy of the Compensation Committee Charter is available on the Company’s website at investors.guess.com/committee-charters. For more information, see “Executive and Director Compensation” below.

Nominating and Governance Committee

The Nominating and Governance Committee assists the Board in identifying individuals qualified to become directors; recommends to the Board the director nominees for the next annual meeting of shareholders, consistent with criteria approved by the Board, and selects, or recommends that the Board select, the director nominees for each annual meeting of shareholders; develops and recommends to the Board a set of Governance Guidelines applicable to the Company; oversees the evaluation of the Company’s management and the Board and its committees (including individual director self-evaluations); and recommends to the Board director assignments and chair appointments for each Board committee, other than the Nominating and Governance Committee. Other specific duties and responsibilities of the Nominating and Governance Committee include: developing membership qualifications and criteria for Board committees; defining specific criteria for director independence; monitoring compliance with Board and Board committee membership criteria; annually reviewing and recommending directors for continued service; coordinating and assisting management and the Board in recruiting new members to the Board; annually, and together with the Chairperson of the Compensation Committee, evaluating the performance of the Chief Executive Officer and presenting the results of such evaluation to the Board and to the Chief Executive Officer; monitoring executive-level succession planning and management development; reviewing governance-related shareholder proposals and recommending Board responses; overseeing the evaluation of the Board and management; conducting a preliminary review of director independence and the financial literacy and expertise of Audit Committee members; overseeing and advising the Board with respect to the Company’s positions and practices regarding significant environmental, social and governance (“ESG”) risks, including environmental, sustainability and climate risks and the Company’s public reporting on these topics; overseeing the Company’s human capital management efforts and disclosures, including talent attraction, engagement and retention; and reviewing and assessing our director orientation and continuing education programs. A current copy of the Nominating and Governance Committee Charter is available on the Company’s website at investors.guess.com/committee-charters.

CONSIDERATION OF DIRECTOR NOMINEES

Shareholder Recommendations

The policy of the Nominating and Governance Committee is to consider properly submitted shareholder recommendations of candidates for membership on the Board as described below under “—Identifying and Evaluating Nominees for Directors.” The Nominating and Governance Committee will evaluate a prospective nominee suggested by any shareholder in the same manner and against the same criteria as any other prospective nominee identified by the Nominating and Governance Committee from any other source. In evaluating such recommendations of director nominees, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “—Director Qualifications” below.

Any shareholder recommendations proposed for consideration by the Nominating and Governance Committee should include the following information and documentation:

•

the shareholder’s name and address, a statement of the number of shares of our Common Stock beneficially owned by the shareholder during the year preceding the date of nomination and a statement that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice;

•

the director candidate’s name, age, business address, residence address, principal occupation and a statement of the number of shares of our Common Stock beneficially owned by the director candidate during the year preceding the date of recommendation;

•	a statement of the director candidate’s qualifications for Board membership, including any additional biographical information;

•

a description of all arrangements or understandings between the shareholder and each proposed director candidate and any other person or persons (including their names) pursuant to which the recommendation(s) are to be made by such shareholder;

•	a written consent by the director candidate to being named as a nominee and to serve as a director if elected; and

•	such other information required in Section 3 of our Bylaws.

Any shareholder recommendations for candidates for membership on the Board should be addressed to:

Guess?, Inc.

Attn: Chair of the Nominating and Governance Committee

c/o Corporate Secretary

Strada Regina 44

Bioggio, Switzerland CH-6934

Director Qualifications

The Nominating and Governance Committee has established the following minimum criteria for evaluating prospective Board candidates:

•	reputation for integrity, strong moral character and adherence to high ethical standards;

•	holds or has held a generally recognized position of leadership in community and/or chosen field of endeavor, and has demonstrated high levels of accomplishment;

•	demonstrates business acumen and experience, and ability to exercise sound business judgments in matters that relate to the current and long-term objectives of the Company;

•	ability to read and understand basic financial statements and other financial information pertaining to the Company;

•	commitment to understand the Company and its business, industry and strategic objectives;

•	commitment and ability to regularly attend and participate in meetings of the Board, Board Committees and shareholders, and to generally fulfill all responsibilities as a director of the Company;

•	willingness to represent and act in the interests of all shareholders of the Company rather than the interests of a particular group;

•	good health and ability to serve for at least five years; and

•

for prospective non-employee directors, independence under SEC and applicable NYSE rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director.

The Nominating and Governance Committee will also consider the following factors in connection with its evaluation of each prospective nominee:

•	whether the nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an audit committee “financial expert” under applicable SEC and NYSE rules;

•

for incumbent directors standing for re-election, the Nominating and Governance Committee will assess the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company; and

•	whether the prospective nominee will foster a mix of backgrounds and experiences and will add to or complement the Board’s existing strengths.

While the Nominating and Governance Committee considers all of these factors, including whether the nominee will foster a mix of backgrounds and experiences, as part of its evaluation of nominees, no single factor is necessarily determinative in the evaluation process. Instead, all of these factors, and any others deemed relevant by the Nominating and Governance Committee, are considered as a whole in assessing each prospective nominee.

Identifying and Evaluating Nominees for Directors

The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee evaluates the current members of the Board whose terms are expiring and who are willing to serve an additional term utilizing the criteria described above to determine whether to recommend such directors for re-election. All of the nominees for election at the Annual Meeting are currently members of our Board, and, with the exception of Mr. Lewis, were elected to our Board at our 2024 annual meeting of shareholders.

The Nominating and Governance Committee also regularly assesses whether any vacancies on the Board are expected due to retirement or otherwise or whether it would be advisable to increase the overall size of the Board through the addition of a new director. In the event that vacancies are anticipated, or otherwise arise, or if the size of the Board may be increased, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms hired to identify potential nominees, shareholders, members of management or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year. During fiscal 2025, the Nominating and Governance Committee determined it was appropriate to appoint Mr. Lewis to the Board. Mr. Lewis initially came to the attention of the Nominating and Governance Committee after being selected by ERSRI as their candidate to join our Board pursuant to the Stipulation (as discussed under “—Corporate Governance Enhancements”).

As described above, the Nominating and Governance Committee considers properly submitted shareholder recommendations of director candidates for membership on the Board. Following verification of the shareholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Governance Committee at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for the Company’s annual meeting. If any materials are provided by a shareholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Director Resignation Policy

The Board has adopted a Director Resignation Policy, providing that any nominee for director in a non-contested election of directors who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall submit to the Board a letter of resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee (excluding the nominee in question if a member thereof) shall evaluate such offer of resignation in light of the best interests of the Company and its shareholders and shall recommend to the Board the action to be taken with respect thereto. The Board shall then act promptly with respect to the letter of resignation and the Company shall publicly disclose the decision of the Board.

BOARD LEADERSHIP STRUCTURE

The Company’s Governance Guidelines provide that the Board should be free to determine, in any manner that it deems best for the Company from time to time, whether the roles of Chairman of the Board and Chief Executive Officer (“CEO”) should be separate. Since 2007, the roles of Chairman of the Board and Chief Executive Officer have been separate, except for a brief period between February 2, 2019 and February 19, 2019 when Mr. Maurice Marciano served as both Chairman of the Board and Interim Chief Executive Officer (pending the effective start date for Carlos Alberini as the Company’s new Chief Executive Officer). Currently, Mr. Yemenidjian serves as the Company’s non-executive Chairman of the Board and Mr. Alberini serves as the Company’s Chief Executive Officer. The Board believes that this is currently the most effective leadership structure for the Company, striking an appropriate balance between strong and consistent leadership and independent and effective oversight of the Company’s business and affairs.

Having Mr. Yemenidjian, an Independent Director, serve as Chairman of the Board helps to promote the independent and effective oversight of the Board and management and to facilitate free and open discussion and communication among the Independent Directors. The Chairman of the Board presides at all executive sessions of the Board at which only Independent Directors are present. These executive sessions are held to discuss various issues and matters of concern to the Board, including the effectiveness of management, the Company’s performance and the Company’s strategic plans. The executive sessions are generally held in conjunction with regularly scheduled quarterly meetings of the Board, but may be called at any time by our Chairman of the Board or any of our other Independent Directors. Our Chairman of the Board typically sets the agenda for these executive sessions with input from the other Independent Directors and discusses issues that arise from those sessions with our Chief Executive Officer or other members of management, as appropriate.

The Company also has strong corporate governance structures and processes that are intended to ensure that its Independent Directors will continue to effectively oversee key issues such as strategy, risk and integrity. Each of the committees of the Board is composed solely of Independent Directors. Consequently, Independent Directors oversee such critical matters as the integrity of the Company’s financial statements, liquidity and capital resource allocation, the compensation of senior executives, the selection and evaluation of directors, and the development and implementation of corporate governance programs. Board committees hold independent sessions among their members, without management present, to discuss issues and matters of concern to the committees.

CORPORATE GOVERNANCE ENHANCEMENTS

As previously disclosed, on September 29, 2023 we entered into the Stipulation with ERSRI, which was approved by the Delaware Court of Chancery on January 5, 2024. In addition to the appointment of two new independent directors to the Board, including Mr. Lewis, who was selected by ERSRI, and certain payments that have been made pursuant to the Stipulation, we agreed to implement certain governance and compliance enhancements. These enhancements include the establishment of a Diversity, Equity, and Inclusion Council (the “Council”), which will be comprised of one independent director (to initially be Mr. Lewis) and two independent consultants, including one consultant to be selected by ERSRI and one consultant to be selected by us. The Council will report directly to the Board and be responsible for overseeing the development and implementation of our policies and procedures related to harassment, discrimination and retaliation, including, in certain circumstances, having the authority to conduct investigations and to recommend disciplinary action, up to and including termination, of senior executives or Board members found to have engaged in misconduct. The Council will also be responsible for overseeing a commitment that was added to our Governance Guidelines regarding measures to prevent and respond to sexual harassment and discrimination. The Stipulation also includes certain agreements by Mr. Paul Marciano relating to meetings or activities with our current or prospective models.

SUSTAINABILITY AND CLIMATE CHANGE

In fiscal 2024, we released an ESG Interim Report (the “Interim Report”) to provide our stakeholders with updated information on key ESG metrics for fiscal 2024.

This Interim Report highlights the steps we have taken and our progress toward achieving the goals outlined in our ACTION GUESS Strategy, which is designed to drive meaningful improvements across our operations and strengthen our commitment to responsible business practices. The report provides information about our current and future activities which includes, among others, reducing greenhouse gas (“GHG”) emissions with Science Based Targets, transitioning to more sustainable and recycled materials, and continuing our commitment to circular fashion. By publishing this Interim Report, we aim to maintain transparency, foster accountability, and actively engage our stakeholders in our journey toward a more sustainable future.

The Interim Report is available at sustainability.guess.com. We plan to release our next ESG report in fiscal 2026, covering fiscal 2024 and fiscal 2025, which will be available on our website at the foregoing link. This website provides information on our policies, social impact and environmental programs, as well as our sustainability strategy, data and reporting. The information contained on, or that may be accessed through, our websites, including our ESG report, is not incorporated by reference into, and is not a part of, this Proxy Statement.

Strengthening Sustainability Oversight

We are committed to good governance and sustainability oversight at every level, ethics in every business facet, and transparency in sustainability reporting. During fiscal 2025, we further engaged with our Board (including through the Nominating and Governance Committee) on ESG priorities, risks, and opportunities. We continue to promote ethical practices in all of our operations and businesses, both with internal personnel and external business partners, and all of our directors, officers, and associates are held to our Code of Ethics.

In fiscal 2025, we published our ESG Governance and Human Rights Policies to reinforce our commitment to good governance, sustainability and oversight at all levels, ethical practices in every aspect of our business, accountability, and full transparency in our sustainability reporting.

Additionally, in our ACTION GUESS strategy, we committed to connecting ESG priorities with business performance incentive and evaluation metrics. Our Sustainability and ESG Team aims to embed environmental and social responsibility into decision-making processes. In addition, we have implemented what we believe to be a rigorous internal auditing program, covering our sustainability metrics and performance data with the goal of providing complete, accurate, and balanced ESG reporting. Since fiscal 2020, we continued to undergo a third-party reasonable assurance examination indicating our sustainability report was prepared in accordance with the GRI, SASB and GHG Protocol.

Protecting Our Environment

We are committed to protecting our environment and addressing climate change issues through product responsibility, water stewardship, and GHG emissions reduction. Lifecycle analyses have shown that fiber and fabric production make up about half of our apparel’s environmental impact. To that end, we have been working with our vendors to incorporate more sustainable materials and practices, such as an increased use of preferred fibers (fibers with a lower impact compared to regular ones) and avoiding harmful processes and embellishments, as well as incorporating innovative production methods that reduce water and chemical consumption. By setting sustainability goals to increase use of responsible materials and promote circular fashion, and by following the GUESS ECO material sourcing guide, we sourced over 25% preferred materials across all brands within our apparel product portfolios in the Americas and Europe in fiscal 2025.

As part of our commitment to protect our environment, we aim to uphold our commitment to the ethical and humane treatment of animals when animal-derived material is included in our products. Through the GUESS Animal Welfare Policy, guided by international best practices in accordance with “The Five Freedoms for Animal Welfare” by the Farm Animal Welfare Council, our suppliers are prohibited from using any fur, mohair, angora, exotic leather or any other parts from vulnerable, endangered, or wild-caught species. The use of feathers and downs or other animal derived hair is subject to limitation and use with caution.

Historically, denim production factories require the use of many chemicals, which could impact a factory’s wastewater discharge. In fiscal 2019, we established the GUESS Water Action Plan to address each phase of the denim lifecycle to prioritize water savings and improve water quality while providing water education and community engagement. With our commitments in adopting water-saving denim technology and managing environmental impacts in our supply chain, over 50% of our main-line apparel denim from our product portfolios in the Americas and Europe meets our GUESS ECO guidelines and approximately 100% of our key denim suppliers completed the Higg Facility Environmental Module survey.

Our strategy in managing GHG emissions includes meeting our carbon footprint goals and setting Science Based Targets. We are now pursuing our Science Based Targets for GHG emissions, which were approved by the Science Based Targets Initiative in fiscal 2021. We remain committed to a 50% reduction of absolute Scope 1 and 2 emissions, as well as an ambitious 30% reduction of absolute Scope 3 emissions by 2030. In fiscal 2024, we continued purchasing renewable energy, solar and wind credits in the Americas, Europe and Asia, equivalent to power approximately 35% of our stores globally. We replicated the same in fiscal 2025 while working on a long-term strategy to reduce our GHG emissions. We will also continue implementing a variety of energy efficiency and renewable energy strategies and working with our key vendors to implement energy efficiency and renewable energy plans.

In fiscal 2025, we released our Statement of Greenhouse Gas Emissions for fiscal 2024 (the “Statement”). The Statement highlights our progress toward the emissions targets set in our strategy, reinforcing our dedication to minimizing environmental impact and advancing a low-carbon future. The Statement is available at sustainability.guess.com.

Board Oversight Over Environmental, Sustainability, and Corporate Social Responsibility

The Nominating and Governance Committee oversees and advises the Board with respect to the Company’s global sustainability planning and biennial Corporate Sustainability Report. In addition, our Sustainability and ESG Team works to ensure that environmental and social responsibility is embedded into decision-making processes across the Company. This global team is made up of directors and senior managers in the United States, Europe and Asia reporting to our Vice President, Internal Audit and Corporate Social Responsibility, who administratively reports to our Chief Executive Officer and directly reports to the Audit Committee. Further, our Sustainability Steering Committee, which is led by our Chief Executive Officer, reviews our sustainability plan, identifies priority risks and opportunities, and monitors progress against our commitments and goals.

RISK OVERSIGHT

The Board executes its risk oversight responsibility for risk management directly and through its committees. Although management is responsible for the day-to-day management of risk, throughout the year the Board regularly discusses and assesses significant risks and mitigation strategies with management. The Board and its appropriate committees consider risks associated with our business plans, operational efficiencies, strategic objectives, investment opportunities, financial reporting, capital structure, cybersecurity, information system infrastructure and controls, climate and others. For instance, the Audit Committee, which is generally responsible for oversight of financial reporting risks, reviews an annual risk assessment prepared by our internal audit department, which identifies strategic, operational and internal control risks, and informs the internal audit plan for the next fiscal year. Pursuant to its charter, the Audit Committee is also responsible for oversight of risks related to information technology, information security and cybersecurity matters. Pursuant to its charter, the Nominating and Governance Committee is responsible to oversee and advise the Board with respect to the Company’s positions and practices regarding significant ESG risks, including environmental, sustainability and climate risks and the Company’s public reporting on these topics. The Nominating and Governance Committee Charter also provides for the committee to oversee the Company’s human capital management efforts and disclosures, including talent attraction, engagement and retention. As described below, the Compensation Committee oversees the risks related to our compensation practices.

The Compensation Committee and management consider, in establishing and reviewing our compensation arrangements for executives and other employees, whether these arrangements encourage unnecessary or excessive risk taking, and we believe that they do not. In particular, we believe our executive compensation program reflects a balanced approach using a mix of different compensation elements without putting an undue emphasis on a single element or applicable performance measure. Base salaries are set at levels that are intended to avoid excessive fixed costs while simultaneously providing sufficient guaranteed annual income to mitigate incentives for executives to pursue overly risky business strategies in order to maximize short-term variable compensation. While annual bonus opportunities for our named executive officers generally include a pre-established, objective measure of performance for the applicable year, the Compensation Committee retains the ability to adjust the incentives based on its assessment of such other factors as it deems appropriate, and in all cases subject to an applicable maximum level. The Compensation Committee also has discretion to set the appropriate equity award grant levels each year (within any applicable maximum). The Compensation Committee’s ability to exercise discretion in making these determinations helps ensure that there is a clear linkage between pay and performance over both the short- and long-term, and that performance is evaluated based on both the absolute results and the manner in which the results were achieved. In addition, because equity awards make up a substantial portion of each of our executive’s total compensation opportunity, we believe there is a strong alignment between executives’ interests and those of our shareholders. We believe that these awards do not encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to our stock price, because grants are subject to long-term vesting schedules to help ensure that executives always have significant value tied to long-term stock price performance, and because we utilize multiple performance measures for our equity awards subject to performance-based vesting requirements.

Potential risks are also mitigated by the significant amount of our Common Stock that is owned by Mr. Marciano and, as outlined in the “Compensation Discussion and Analysis” section below, our stock ownership guidelines, our compensation clawback policy applicable to certain senior executives, and our CEO Stock Holding Policy.

COMMUNICATIONS WITH THE BOARD

You may communicate with the Board by submitting an e-mail to the Company’s Board at bod@guess.com. All directors have access to this e-mail address. Communications from shareholders or any other interested parties that are intended specifically for non-management directors should be sent to the e-mail address above to the attention of the Chairman of the Board.

GOVERNANCE GUIDELINES AND COMMITTEE CHARTERS

Our Governance Guidelines, which satisfy the NYSE’s listing standards for “corporate governance guidelines,” as well as the charters for each of the committees of the Board, are available at investors.guess.com/governance-guidelines and investors.guess.com/committee-charters, respectively. Any person may request a copy of our Governance Guidelines or the charter of any of the committees of the Board, at no cost, by writing to us at the following address: Guess?, Inc., Attn: General Counsel, 1444 South Alameda Street, Los Angeles, California 90021.

CODE OF ETHICS

The policies comprising our code of ethics are set forth in our Code of Ethics. These policies satisfy the NYSE’s and the SEC’s requirements for a “code of ethics,” and apply to all directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees. The Code of Ethics is published on our investor website at investors.guess.com/corporate-governance/code-ethics. To the extent required by rules adopted by the SEC and the NYSE, we intend to promptly disclose future amendments to certain provisions of the Code of Ethics, or waivers of such provisions granted to executive officers and directors, on our investor website.

I
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We have adopted an insider trading policy (our “Securities Trading Policy”) that governs, among other things, purchases, sales, and other dispositions involving our securities by our directors, officers and employees. We believe our insider trading policies and procedures outlined in our Securities Trading Policy are reasonably designed to promote compliance with insider trading laws, rules, regulations and NYSE listing standards. Our Securities Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form
10-K
for the fiscal year ended February 1, 2025. In addition, it is our policy to comply with applicable insider trading laws, rules and regulations and any exchange listing standards that apply to the Company when engaging in transactions in our securities.
We do not have a separate written policy prohibiting hedging transactions. Instead, we have a practice of reviewing and restricting, as appropriate, hedging transactions as part of our overall program for reviewing employee and director trading in our securities. That program is governed by our Securities Trading Policy.

EXECUTIVE AND DIRECTOR COMPENSATION

The Compensation Committee of the Board is responsible for establishing and governing the executive compensation and benefit practices of the Company. The Compensation Committee reviews and approves the general executive compensation policies of the Company, administers certain of the Company’s compensation plans, and reviews and approves compensation of the executive officers of the Company. The Compensation Committee Charter requires that the Compensation Committee consist of no fewer than two Board members who satisfy the independence requirements of the NYSE, including such additional requirements specific to membership on the Compensation Committee. During fiscal 2025, the Compensation Committee consisted solely of Board members whom the Board affirmatively determined satisfied these independence requirements. The Compensation Committee may form and delegate authority to subcommittees when appropriate, although the Compensation Committee did not delegate its authority to any subcommittee in fiscal 2025.

The Compensation Committee Charter sets forth the purpose of and other matters pertaining to the Compensation Committee. The Compensation Committee Charter is available on the Company’s website at investors.guess.com/committee-charters. Pursuant to its Charter, the Compensation Committee’s responsibilities and authorities include the following:

•

review and approve the general compensation policies of the Company, including the corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other officers of the Company;

•	oversee the administration of all of the Company’s compensation and benefit plans, including approving stock option grants and other equity-based or incentive awards;

•	set executive officers’ compensation levels and review and approve compensation of the executive officers of the Company;

•	review and make recommendations to the Board regarding non-employee director compensation;

•	annually review the Compensation Committee Charter and the Compensation Committee’s performance;

•

the authority to retain and terminate any compensation consultant or other advisor used to assist in the evaluation of officer or director compensation, including to approve the advisor’s fees and other retention terms; and

•

produce a report of the Compensation Committee and review and recommend to management the inclusion of the Compensation Discussion and Analysis section to be included in the Company’s annual proxy statement.

The Company’s executive compensation programs are determined and approved by the Compensation Committee. Messrs. Paul Marciano and Alberini make recommendations to the Compensation Committee regarding the salary, cash incentive awards, equity-based awards and long-term compensation levels for less senior executives, including the other Named Executive Officers. Messrs. Paul Marciano and Alberini do not participate in Compensation Committee deliberations regarding their own compensation. At the direction of the Compensation Committee, other members of management furnish financial, performance and other information relevant to setting performance goals and certifying results. The Compensation Committee is, however, solely responsible for making the final decisions on compensation for all Named Executive Officers. Other members of management, including any other Named Executive Officers, do not currently have any role in determining or recommending the form or amount of compensation paid to our Named Executive Officers.

While the Compensation Committee reviews and makes recommendations regarding compensation paid to the non-employee directors, the compensation for these directors is ultimately determined by the Board. Equity awards to all employees, including all officers subject to Section 16 of the Exchange Act, are made by the Compensation Committee. During fiscal 2025, the Compensation Committee met six times.

As indicated above, pursuant to its Charter, the Compensation Committee is authorized to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of our officers (including all of the Named Executive Officers). The Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its compensation consultant. As described below under “Compensation Discussion and Analysis—The Role of the Independent Compensation Consultant,” the Compensation Committee has determined that FW Cook is independent and that its services do not raise any conflict of interest with the Company or any of its executive officers or directors.

NON-EMPLOYEE DIRECTOR COMPENSATION—FISCAL 2025

Compensation for individuals who were members of our Board at any time during fiscal 2025 and who were not also our employees (referred to herein as “Non-Employee Directors”) generally consisted of annual retainers, fees for attending meetings and equity awards. The compensation paid to Messrs. Marciano and Alberini, directors who also served as executive officers of the Company during fiscal 2025, is presented below in the “Summary Compensation Table” and the related explanatory tables. While employed by the Company, Messrs. Marciano and Alberini are not entitled to receive additional compensation for their services as directors. The following table presents information regarding the compensation paid to our Non-Employee Directors with respect to fiscal 2025.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	All Other Compensation($)	Total($)
(a)	(b)	(c)	(d)	(e)
Thomas J. Barrack, Jr.(2)	119,625	179,916	—	299,541
Anthony Chidoni	150,903	179,916	—	330,819
Christopher Lewis(3)	—	64,373	—	64,373
Cynthia Livingston(4)	25,898	—	—	25,898
Elsa Michael(5)	32,654	179,993	—	212,647
Deborah Weinswig	60,500	179,916	—	240,416
Alex Yemenidjian	267,629	274,863	—	542,492

(1)

The amounts reported in Column (c) reflect the aggregate grant date fair value of stock awards granted in fiscal 2025, computed in accordance with FASB ASC Topic 718 (disregarding any estimate of forfeitures related to service-based vesting conditions). For a discussion of the assumptions and methodologies used to calculate the amounts reported, please see the discussion of equity awards contained in Note 20—Share-Based Compensation of the notes to our consolidated financial statements included as part of our Fiscal 2025 Annual Report on Form 10-K.

On May 31, 2024, the Company granted Mr. Yemenidjian an award of 11,817 shares of restricted stock (with a grant date fair value of $274,863) for his service as Chairman of the Board, and granted each of our other Non-Employee Directors then serving on our Board, other than Ms. Michael, an award of 7,735 shares of restricted stock. Ms. Michael (who is a non-U.S. resident) was granted an annual award of 7,735 restricted stock units. Each of the restricted stock awards (except for the award granted to Ms. Michael) had a grant date fair value equal to $179,916. The restricted stock unit award granted to Ms. Michael had a grant date fair value equal to $179,993. In connection with his joining our Board, the Company granted Mr. Lewis an award of 4,914 shares of restricted stock on January 22, 2025, with a grant date fair value of $64,373. See the preceding paragraph regarding the grant date fair value of these awards.

The following table presents the number of shares of our Common Stock subject to outstanding and unexercised option awards and the number of shares of our Common Stock subject to unvested stock awards held by each of our Non-Employee Directors as of February 1, 2025.

Director	Number of Shares Subject to Outstanding and Unexercised Option Awards	Number of Shares Subject to Outstanding and Unvested Stock Awards
Thomas J. Barrack, Jr.(2)	—	—
Anthony Chidoni	—	7,735
Christopher Lewis(3)	—	4,914
Cynthia Livingston(4)	—	—
Elsa Michael(5)	—	7,735
Deborah Weinswig	—	7,735
Alex Yemenidjian	—	11,817

(2)	Mr. Barrack resigned as a member of our Board effective January 21, 2025.

(3)	Following the resignation of Mr. Barrack, the Board appointed Mr. Lewis as a member of the Board effective January 22, 2025 until the Annual Meeting.

(4)

Ms. Livingston decided not to run for re-election and ceased being a member of the Board at the end of her term, which expired immediately prior to our 2024 annual meeting of shareholders on May 31, 2024.

(5)	Ms. Michael was elected to our Board effective May 31, 2024.

Annual Retainer and Meeting Fees

The following schedule of annual retainers and meeting fees was used to determine the cash compensation paid to each of our Non-Employee Directors for their service during fiscal 2025.

Type of Fee	Dollar Amount($)
Annual Board Retainer	35,000
Additional Annual Retainer to Chair of the Board	105,000	(1)
Additional Annual Retainer to Chair of Audit Committee	20,000
Additional Annual Retainer to Chair of Compensation Committee	17,500
Additional Annual Retainer to Chair of Nominating and Governance Committee	12,500
Additional Attendance Fee per Standing Committee Meeting Attended	1,500
Additional Attendance Fee per Board Meeting Attended	1,500

(1)	If no Non-Employee Director is serving as Chair of the Board, the Non-Employee Director serving as lead independent director will receive an additional annual retainer of $25,000.

In addition to the amounts above, the members of a special committee formed by our Board during fiscal 2025 received an additional monthly retainer of $10,000 while serving on that committee ($12,500 monthly for the Non-Employee Director serving as Chair of that committee).

All Non-Employee Directors are eligible to defer up to 100% of their annual retainer and meeting fees under the Company’s Non-Qualified Deferred Compensation Plan, as more fully described below under “Compensation Discussion and Analysis—Non-Qualified Deferred Compensation Plan.” Non-Employee Director retainers are paid on a quarterly basis. All Non-Employee Directors are also reimbursed for out-of-pocket expenses they incur in serving as directors.

The Company’s 2004 Equity Incentive Plan includes limits on the cash and equity compensation that may be paid or granted to Non-Employee Directors each year. Pursuant to the terms of the 2004 Equity Incentive Plan, the maximum cash compensation that may be paid to a Non-Employee Director in any one fiscal year for service on our Board is $300,000 and the maximum grant date fair value of all share-based awards granted to a Non-Employee Director under the 2004 Equity Incentive Plan in any one fiscal year is $500,000.

Equity Awards

The Company’s 2004 Equity Incentive Plan provides that on each annual meeting of our shareholders, each Non-Employee Director who (unless otherwise determined by our Board) has not been an employee of the Company or any of its subsidiaries at any time during the immediately preceding 12 months will be granted a restricted stock (or, for non-U.S. residents, a restricted stock unit) award for a number of shares of our Common Stock equal to a dollar amount approved by our Board divided by the fair market value of a share of our Common Stock on the date of grant, rounded down to the nearest whole share. In the absence of a different determination by our Board in advance of the applicable grant date, such dollar amount is $180,000, and $275,000 for a Non-Employee Director then serving as Chair of our Board. Accordingly, on May 31, 2024, each Non-Employee Director then serving on our Board was granted a restricted stock or restricted stock unit award with respect to 7,735 shares (except that the grant for Mr. Yemenidjian was for 11,817 shares because he was serving as Chairman of our Board). Each Non-Employee Director restricted stock or restricted stock unit award under the 2004 Equity Incentive Plan is, unless otherwise provided by our Board, scheduled to vest in full on the first to occur of (i) the first anniversary of the date of grant of the award, (ii) a termination of the award recipient’s service on our Board if the Non-Employee Director has completed a full term of service and he or she does not stand for re-election at the completion of such term, or (iii) the occurrence of a “change in control” of the Company as defined in the 2004 Equity Incentive Plan.

Unless otherwise determined by the Board, if a Non-Employee Director’s service as a director terminates for any reason other than a termination in the circumstances described above, any restricted stock or restricted stock units granted to the Non-Employee Director that are not fully vested and free from restriction as of the director’s termination of service will automatically be forfeited and returned to the Company.

Our Board may change the terms of our director compensation program from time to time, has the authority under the 2004 Equity Incentive Plan to change the timing, grant date dollar value, and other terms of Non-Employee Director awards under that plan, and may grant other awards to Non-Employee Directors under the 2004 Equity Incentive Plan (including a pro-rated award for a new Non-Employee Director) from time to time. On May 31, 2024, Ms. Michael was granted an award of 7,735 restricted stock units in connection with her joining our Board that are scheduled to vest in full on the first to occur of (i) the first anniversary of the date of grant of the award, (ii) the date of the Annual Meeting, or (iii) the occurrence of a “change in control” of the Company as defined in the 2004 Equity Incentive Plan. Since Ms. Michael commenced her service on the date of the Annual Meeting, no proration was applied to her award. On January 22, 2025, Mr. Lewis was granted an award of 4,914 shares of restricted stock in connection with his joining our Board that are scheduled to vest in full on the first to occur of (i) the first anniversary of the date of grant of the award, (ii) the date of the Annual Meeting, or (iii) the occurrence of a “change in control” of the Company as defined in the 2004 Equity Incentive Plan. The number of shares awarded to Mr. Lewis was determined by dividing a pro-rated portion of the dollar amount of the annual equity award for Non-Employee Directors by the fair market value of a share of our Common Stock on the date of grant.

Non-Employee Directors are subject to the Company’s Stock Ownership Guidelines, as described in more detail under “Compensation Discussion and Analysis—Stock Ownership Guidelines” below.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides an overview of the Company’s executive compensation program, including a description of the Company’s compensation philosophies and objectives and a discussion of the material elements of compensation awarded to, earned by or paid to the following current and former executive officers, referred to in this Proxy Statement as the “Named Executive Officers,” for their service in fiscal 2025:

•	Paul Marciano, Chief Creative Officer

•	Carlos Alberini, Chief Executive Officer

•	Dennis Secor, Interim Chief Financial Officer

•	Fabrice Benarouche, Senior Vice President Finance, Investor Relations and Chief Accounting Officer

•	Markus Neubrand, former Chief Financial Officer

During fiscal 2025, Mr. Neubrand served as our Chief Financial Officer until his resignation as an officer of our Company effective August 26, 2024. Mr. Neubrand resigned as an employee of our Company effective September 30, 2024. During fiscal 2025, Mr. Secor served as our Executive Vice President, Finance until he succeeded Mr. Neubrand as our Interim Chief Financial Officer effective August 26, 2024.

OVERVIEW OF FISCAL 2025 RESULTS AND EXECUTIVE COMPENSATION ACTIONS

Fiscal 2025 Results

Fiscal 2025 was a year of continued progress against important operational, strategic and financial objectives that support our goal to drive sustainable revenues, earnings growth and value creation for our shareholders. Importantly, this year we reached a significant milestone for our Company, as we executed our first acquisition in Guess’s history, with the addition of rag & bone to our portfolio. We also expanded and renewed our partnerships, including the renewal of our handbag license agreement with our existing partner, cementing an important relationship until 2039. During the year, we delivered solid results with our licensing segment and our wholesale businesses in Europe and the Americas but missed our plans for our direct-to-consumer business due to slower customer traffic in North America and Asia. Overall, we reached almost $3 billion in revenues and $174 million in earnings from operations in fiscal 2025. We also remained highly committed to returning capital to our shareholders, delivering $185 million of dividend payments, including a special dividend of $120 million, and repurchasing $60 million of our shares during the year.

Fiscal 2025 Executive Compensation Actions

The highlights of the Company’s executive compensation program for fiscal 2025 include:

•	No changes were made to the annual base salaries for Mr. Paul Marciano and Mr. Alberini as compared to fiscal 2024.

•	The Company’s annual cash incentive awards for the Named Executive Officers for fiscal 2025 consisted of the following:

•

Each of the Named Executive Officers (other than Messrs. Neubrand and Secor) was eligible for an annual cash incentive award for fiscal 2025 based on our earnings from operations during the fiscal year, relative to pre-established performance targets considered by the Compensation Committee to be rigorous. As evidence of the rigor of the performance targets, in April 2025 the Compensation Committee determined that the applicable threshold performance level of earnings from operations for fiscal 2025 was not achieved. As a result, no cash incentive awards were paid to the Named Executive Officers for fiscal 2025 under the Company’s earnings from operations component of the awards. See “—Executive Compensation Program Elements for Fiscal 2025—Annual Incentive Awards” below for more information.

•

In addition to his annual cash incentive award opportunity, Mr. Marciano was eligible for a separate cash incentive award based on our licensing segment revenues for fiscal 2025, relative to pre-established performance targets. In April 2025, the Compensation Committee determined that the Company had exceeded the target performance level of licensing segment revenues for fiscal 2025, and Mr. Marciano was awarded 133% of his target incentive amount for such award. See “—Executive Compensation Program Elements for Fiscal 2025—Special Cash Incentive Awards for Paul Marciano” below for more information.

•	The annual equity awards granted to the Named Executive Officers in fiscal 2025 consisted entirely of restricted stock units subject to performance-based vesting requirements.

•

Mr. Marciano’s equity award was an award of restricted stock units that would become eligible to vest as to 50% of the award based on the achievement of a threshold level of earnings from operations derived from our licensing segment for fiscal 2025, and as to the remaining 50% of the award based on the achievement of a threshold level of total Company revenue for fiscal 2025. If the threshold level for a portion of the award is achieved, that portion will vest based on Mr. Paul Marciano’s continued employment over a three-year period. In April 2025, the Compensation Committee determined that the threshold performance level for earnings from operations derived from our licensing segment was achieved but that the threshold performance level for total Company revenue was not achieved (as a result, 50% of the total award will vest subject to Mr. Marciano’s continued service as noted above).

•

Mr. Alberini and Mr. Benarouche were each granted an annual equity award in the form of restricted stock units that would become eligible to vest with respect to between 0% and 150% of the target number of restricted stock units based on the Company’s relative total shareholder return (“TSR”) for a performance period ending on the last day of the Company’s fiscal year 2027.

•

Based on the Company’s relative TSR for the two-year and seven-month period ended February 1, 2025 (at approximately the 27th percentile among the peer group of companies used for this award), the 2023 Relative TSR Award (as defined below) granted to Mr. Alberini during fiscal 2023 vested at 30% of target. See “—Executive Compensation Program Elements for Fiscal 2025—Long-Term Equity Incentive Awards—2023 Relative TSR Award-Final Vesting” below for more information.

•

In March 2024, we amended Mr. Secor’s employment agreement to extend the term through March 31, 2025 to provide for his continued service as the Company’s Executive Vice President, Finance. In connection with the amendment, we increased his base salary to $240,000 and granted him an award of restricted stock units that was eligible to vest in full on March 31, 2025, subject to his continued employment through that date.

•

In August 2024, in connection with his appointment as Interim Chief Financial Officer, we entered into a new employment agreement with Mr. Secor, with a term through August 25, 2025, that provides for (a) Mr. Secor’s service in such position until we hire a permanent Chief Financial Officer and (b) Mr. Secor to provide transition services thereafter. In connection with this agreement, we increased Mr. Secor’s base salary to $750,000 through March 31, 2025, and granted him a retention bonus of $350,000 and an award of restricted stock units that is eligible to vest in full on August 25, 2025, in each case, subject to his continued employment through that date, and provided for a pro-rated target bonus of $75,000 to be paid for fiscal 2025. Mr. Secor’s employment agreement was amended on March 31, 2025 to provide for Mr. Secor’s continued service as our Interim Chief Financial Officer through the date on which the Company files its Quarterly Report on Form 10-Q for the first quarter of fiscal 2026 with the SEC (the “First Quarter 10-Q Filing Date,” which is expected to be in June 2025) or, if earlier, July 31, 2025, the termination of Mr. Secor’s employment with the Company, or such other date that the Board may determine. The amendment also extended the period of time Mr. Secor will be employed with the Company until September 12, 2025, subject to earlier termination as provided in Mr. Secor’s employment agreement. The amendment provides that Mr. Secor will continue to be paid a salary at the rate of $750,000 annually through July 31, 2025, and that his annual rate of base salary for the remaining portion of his employment term after that date will be $240,000. The amendment provides Mr. Secor with two new retention bonus opportunities: (1) $225,000 subject to his employment with the Company through June 13, 2025, and (2) $50,000 subject to his employment with the Company through September 12, 2025.

•

In December 2024, we entered into new employment agreements with Messrs. Marciano and Alberini, each with a term through February 2, 2030, that provide for Mr. Marciano’s continued service as Chief Creative Officer and Mr. Alberini’s continued service as Chief Executive Officer, respectively. In connection with entering into his employment agreement, we awarded Mr. Alberini a one-time grant of 300,000 restricted units and in recognition of Mr. Marciano’s significant contributions to the Company’s licensing arrangements, we awarded Mr. Marciano 708,216 restricted stock units. Mr. Marciano’s employment agreement also provides for a one-time licensing bonus of $10,000,000. Each of the equity awards and licensing bonus are eligible to vest in five equal annual installments at the end of each of the Company’s 2026, 2027, 2028, 2029, and 2030 fiscal years, subject to continued employment.

EXECUTIVE COMPENSATION PROGRAM PHILOSOPHIES AND OBJECTIVES

The Company’s executive compensation programs are intended to achieve three fundamental objectives: (1) attract, motivate and retain qualified executives; (2) hold executives accountable for performance; and (3) align executives’ interests with those of our shareholders. In structuring the Company’s current executive compensation programs, we are guided by the following basic philosophies:

•	Competition for Executive Talent. The Company should provide competitive compensation opportunities so that we can attract, motivate and retain qualified executives.

•	Pay for Performance. A substantial portion of compensation should be tied to performance.

•

Alignment with Shareholder Interests. A substantial portion of compensation should be in the form of equity awards that vest over a multi-year period, thus further aligning the interests of shareholders and executives.

We also believe shareholder interests are further served by other executive compensation-related practices that we follow. These practices include:

•	We do not have minimum award levels under our Annual Incentive Bonus Plan or minimum payouts for our equity awards with performance-based vesting requirements.

•	We do not provide excise tax gross-ups on change in control payments.

•	We do not reprice “underwater” stock options (stock options where the exercise price is above the then-current market price of our stock) without shareholder approval.

•

Members of our senior management team, and all of our directors, are subject to stock ownership guidelines, which include holding requirements for individuals who have not satisfied the guideline level of ownership.

•

We have a CEO Stock Holding Policy that generally requires the CEO to retain 100% of the net shares of Common Stock the CEO acquires under an award granted under the 2004 Equity Incentive Plan (or any successor equity compensation plan) until the earlier of the one-year anniversary of the acquisition of such shares and the date of the CEO’s termination of employment.

•

We have a policy to limit the amount of Company shares that a director or executive officer of the Company may pledge or otherwise use as security for a loan, margin account or similar arrangement to no more than 50% of the Company shares beneficially owned by such person after meeting his or her applicable stock ownership guidelines.

•

We have a clawback policy pursuant to which reimbursement or cancellation of cash and equity incentive compensation is required in certain circumstances if our financial results are subsequently revised or if certain misconduct occurs.

•	Our Compensation Committee retains an independent compensation consultant for independent advice and market data.

Consistent with our compensation philosophies described above, our goal for fiscal 2025 was to provide each Named Executive Officer with a total compensation opportunity that was competitive in light of the compensation provided to comparable executives at our peer group companies and that appropriately reflects individual and Company performance.

The Role of the Compensation Committee and Management

The Company’s executive compensation programs are determined and approved by the Compensation Committee. Messrs. Marciano and Alberini make recommendations to the Compensation Committee regarding the salary, cash incentive awards, equity-based awards and long-term compensation levels for less senior executives, including the other Named Executive Officers. Messrs. Marciano and Alberini do not participate in Compensation Committee deliberations regarding their own compensation. At the direction of the Compensation Committee, other members of management furnish financial, performance and other information relevant to setting performance goals and certifying results. The Compensation Committee is, however, solely responsible for making the final decisions on compensation for all Named Executive Officers. Other members of management, including any other Named Executive Officers, do not currently have any role in determining or recommending the form or amount of compensation paid to our Named Executive Officers.

The Role of the Independent Compensation Consultant; Fiscal 2025 Peer Group

As indicated above, the Compensation Committee has engaged FW Cook as its independent compensation consultant. During fiscal 2025, FW Cook assisted the Compensation Committee (i) in reviews of executive compensation, including assembling and analyzing competitive compensation data for the peer group of companies, and (ii) in the design and evaluation of incentive award structures and other compensation terms with respect to the new employment agreements entered into in fiscal 2025 with Mr. Paul Marciano and Mr. Alberini.

The services performed by FW Cook for the Company have been exclusively limited to compensation consulting services performed at the request of the Compensation Committee. FW Cook does not undertake any work for the Company at the direction of the Company’s management or other employees, although FW Cook does communicate with management from time to time to obtain information necessary to advise the Compensation Committee. The Compensation Committee has determined that FW Cook is independent and that its services do not raise any conflict of interest with the Company or any of its executive officers or directors.

The peer group used to inform the Compensation Committee’s judgment in setting executive compensation levels for fiscal 2025 was established by the Compensation Committee, taking into account the advice of FW Cook and input from management. In selecting the peer companies, made up of publicly traded retail apparel and accessories companies, the Compensation Committee considered factors such as the size and business models of each company, as well as whether such companies may compete with Guess for executive talent. The companies that comprised the peer group for fiscal 2025 were:

Abercrombie & Fitch Co. American Eagle Outfitters, Inc. Capri Holdings Limited Chico’s FAS, Inc. The Children’s Place, Inc. Deckers Outdoor Corp. Express, Inc.	Fossil Group, Inc. Levi Strauss & Co. PVH Corp. Ralph Lauren Corporation Tapestry, Inc. Urban Outfitters, Inc.

The peer group for fiscal 2025 was the same as the peer group for the prior year. Data used for Chico’s FAS, Inc. and Express, Inc. was the most recently available data prior to the acquisition of Chico’s FAS, Inc. by Sycamore Partners and the commencement of proceedings under Chapter 11 of the United States Bankruptcy Code by Express, Inc. Peer company compensation data was used by the Compensation Committee as a general reference point in its compensation reviews. The Compensation Committee does not set compensation levels at any specific level or percentile against this compensation data. Instead, the peer group data is only one point of information taken into account by the Compensation Committee in making compensation decisions. Except as otherwise noted, the Compensation Committee’s executive compensation determinations are subjective and the result of the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee as well as the input from, and peer group data provided by, the Compensation Committee’s independent executive compensation consultant.

Shareholder Engagement and the Role of Shareholder Say-on-Pay Votes

The Board and the Compensation Committee value the input of our shareholders regarding the Company’s governance practices and the design and effectiveness of our executive compensation program. In a typical year, the Company’s Chairman of the Board and Chairperson of the Compensation Committee, Mr. Yemenidjian, engages directly in dialogue with key shareholders. During fiscal 2025, he and other representatives from the Company spoke directly with select investors who expressed an interest in engaging with the Company regarding executive compensation and corporate governance topics. We intend to continue these outreach efforts in fiscal 2026.

The Compensation Committee carefully considered the perspectives heard during the investor outreach efforts and reviewed the results of the discussions over several months, ultimately implementing a number of design changes to the Company’s executive compensation program to directly address comments from our shareholders, including reducing the overlap between the performance metrics used in our annual cash incentive award program and our annual equity awards by not using earnings from operations (the key metric used in our annual cash incentive award program) as a performance metric in any of our annual equity awards granted in fiscal 2025, replacing the “all or nothing” performance-based vesting requirement used in Mr. Marciano’s licensing cash bonus opportunity with a more rigorous sliding scale of performance using threshold, target and maximum performance levels, and focusing on the rigor of the goals utilized in the program overall. The rigor of the goals for fiscal 2025 was demonstrated by the threshold performance level not being attained under our fiscal 2025 annual cash incentive award program, resulting in no bonuses being payable under that program, and the threshold revenue performance level not being attained under Mr. Marciano’s fiscal 2025 annual equity award, resulting in that portion of his award being forfeited.

Our shareholders are currently provided with an opportunity to cast an advisory vote on our executive compensation program every year through the say-on-pay proposal. Our shareholders were last presented with such an opportunity at our 2024 annual meeting of shareholders, where shareholders approved of our executive compensation program for fiscal 2024, with approximately 84.1% of the votes cast on our advisory say-on-pay shareholder vote at that meeting cast in favor of our executive compensation program. Based in part on shareholder conversations and the say-on-pay shareholder vote at our last annual meeting of shareholders, the Compensation Committee decided to continue to emphasize pay-for-performance through the use of rigorous performance metrics for both annual cash and equity awards. The annual cash and equity awards granted to our Named Executive Officers are vested and paid only if performance goals established by the Compensation Committee are achieved. The annual equity awards granted to the Named Executive Officers in fiscal 2025 include awards that are subject to a relative total shareholder return (“TSR”) vesting requirement that compares the Company’s TSR over a three-year performance period to the TSR of a select peer group of companies. The Compensation Committee chose the TSR design based on prior feedback from shareholders indicating that they wanted the committee to incorporate (1) performance metrics that more closely link executive pay with shareholder value, such as TSR, and (2) longer performance periods for performance-based equity.

The Board and the Compensation Committee consider shareholder engagement to be an important part of their decision making process and plan to continue their outreach efforts in order to stay abreast of shareholder perspectives. When making future compensation decisions for our Named Executive Officers, the Compensation Committee will continue to consider the opinions that shareholders express directly to the Compensation Committee and through our annual say-on-pay advisory votes.

EXECUTIVE COMPENSATION PROGRAM ELEMENTS FOR FISCAL 2025

Summary

The key elements of our current executive compensation program for Named Executive Officers consist of base salary, an annual cash incentive opportunity and equity-based long-term incentive opportunities. We also provide a non-qualified deferred compensation plan, a 401(k) plan, a supplemental executive retirement plan for our Chief Creative Officer (and for our Chief Executive Officer, but only with respect to his prior service to the Company ending in June 2010) and severance protection for certain terminations of our Named Executive Officers’ employment.

We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives. Base salaries, the non-qualified deferred compensation plan, 401(k) plan, supplemental executive retirement plan and severance and other termination benefits are all primarily intended to attract and retain qualified executives. These are the elements of our current executive compensation program where the value of the benefit in any given year is generally not variable. We believe that in order to attract and retain top-caliber executives, we need to provide executives with predictable benefit amounts that reward the executive’s continued service. Some of the elements, such as base salaries, are generally paid out on a short-term or current basis. The other elements are generally paid out on a longer-term basis, such as upon retirement or other termination of employment or following a vesting period. We believe that this mix of longer-term and shorter-term elements allows us to achieve our dual goals of attracting and retaining executives.

Our Named Executive Officers’ annual incentive opportunities are paid out on an annual basis and are designed to hold executives accountable for annual performance. They also help further align Named Executive Officers’ interests with those of our shareholders and help us attract, motivate and retain executives. Our long-term equity incentives are primarily intended to align Named Executive Officers’ interests with those of our shareholders, although they also hold executives accountable for performance (as the value of the awards, as well as the number of shares/units vesting under certain awards, is linked to the achievement of specified performance goals and/or our stock price) and help us attract, motivate and retain executives. These are the elements of our current executive compensation program that are designed to reward performance and the creation of shareholder value, and therefore the value of these benefits is dependent on performance and/or share price.

The Compensation Committee uses these elements, as described in more detail below, to create a total compensation package for each Named Executive Officer that it believes supports the Company’s compensation objectives and provides a competitive compensation opportunity tied to both operating performance and changes in shareholder value.

Base Salaries

Base salaries for the Named Executive Officers are designed to compensate executives for their level of responsibility, skill, experience and individual contributions. The Compensation Committee reviews and approves base salaries for Named Executive Officers annually and in connection with promotions or other changes in responsibilities. Base salaries are set at levels that are intended to avoid excessive fixed costs while simultaneously providing sufficient guaranteed annual income to mitigate incentives for executives to pursue overly risky business strategies in order to maximize short-term variable compensation. In determining the appropriate levels of base salary, the Compensation Committee also considers, in its subjective judgment, individual performance, scope of duties, pay history and market data.

The Compensation Committee determined that the annualized base salary levels in effect for Messrs. Marciano, Alberini, Neubrand and Benarouche at the end of fiscal 2024 remained appropriate for fiscal 2025. For fiscal 2025, the Named Executive Officers’ annualized base salary levels were as follows: Mr. Marciano—$1,200,000; Mr. Alberini—$1,200,000; Mr. Neubrand—$538,603 (as converted from CHF 475,000 into U.S. dollars at an exchange rate of 1.1339 U.S. dollars per Swiss franc); and Mr. Benarouche—$390,000. As noted above, in March 2024, pursuant to the Amended and Restated Prior Secor Employment Agreement (as defined in “Compensation of Named Executive Officers—Description of Employment Agreements”), Mr. Secor’s employment was extended for one year through March 31, 2025, in connection with which his annual salary rate was increased from $75,000 to $240,000 to take into account his additional time commitment and responsibilities under the Amended and Restated Prior Secor Employment Agreement. In August 2024, in connection with his appointment as Interim Chief Financial Officer, the Company entered into the New Secor Employment Agreement with Mr. Secor (as defined in “Compensation of Named Executive Officers—Description of Employment Agreements”), under which his annual salary rate was increased to $750,000 for the period of time he agreed to serve as our Interim Chief Financial Officer and in consideration of his increased duties and responsibilities during that period.

Annual Incentive Awards

We believe that a significant portion of compensation for executive officers should be based on performance, with the opportunity to earn substantial awards in connection with superior performance. Annual incentive awards are generally granted to the Company’s Named Executive Officers under the Company’s Annual Incentive Bonus Plan (the “Bonus Plan”), a performance-based plan intended to motivate key employees by linking cash incentive award opportunities to pre-established performance objectives.

The Compensation Committee determined the amount of the Named Executive Officers’ annual incentives under the Bonus Plan would be based on the Company’s earnings from operations for fiscal 2025. The Compensation Committee chose earnings from operations as the measurement used to calculate the annual cash incentive amount for each executive to provide an objective framework for determining the awards. Earnings from operations is also a consistently applied, easily understood and widely used metric that provides a measurement of operating performance that excludes certain non-operational factors to better assess managements’ operation of the business. For these purposes, the Compensation Committee established threshold, target and maximum earnings from operations and, for Mr. Paul Marciano, licensing segment goals for fiscal 2025 at levels that the Compensation Committee considered to be rigorous. With respect to the earnings from operations goals in particular for fiscal 2025, the Compensation Committee considered the meaningful expected increase in advertising and marketing investments as well as the expected impact of supply chain disruptions on freight costs versus the prior year.

Methodology to Determine Awards

For each of our Named Executive Officers (other than Messrs. Neubrand and Secor), the Compensation Committee approved an annual incentive award under the Bonus Plan for fiscal 2025, and each Named Executive Officer’s annual cash incentive was in all events capped at a maximum amount. The threshold, target and maximum cash incentive award opportunities for the Named Executive Officers (other than Mr. Secor, whose cash incentive was fixed, as discussed below, pursuant to the New Secor Employment Agreement) for fiscal 2025 are presented in the “Grants of Plan-Based Awards” table below, using their respective annual base salary levels in effect at the start of the fiscal year. The threshold, target and maximum incentive amounts are 100%, 200%, and 300%, respectively, of annual base salary in effect at the start of the fiscal year as to Messrs. Marciano and Alberini, and 25%, 50%, and 75%, respectively, of annual base salary for Mr. Benarouche. The Named Executive Officers’ fiscal 2025 annual incentives were determined entirely based on the Company’s earnings from operations for fiscal 2025 (excluding the impact of certain specified litigation charges, certain professional service and legal fees and related costs, reorganization and separation charges, impairment charges, acquisition charges, and tax and accounting related matters, or such other items as the Compensation Committee may in its discretion determine to be appropriate in the circumstances) relative to performance targets established by the Compensation Committee set forth in the table below.

	Earnings from Operations for Fiscal 2025	Annual Cash Incentive Amount (as a Percentage of Total Target Award)
Below Threshold	Less than $220.0 million	0%
Threshold	$220.0 million	50%
Target	$266.0 million	100%
Maximum	$290.0 million or more	150%

If the Company’s actual performance fell between the levels indicated above, the payout percentage would be determined by linear interpolation between the applicable payout levels.

Pursuant to the terms of his employment agreement, Mr. Secor was eligible to receive a pro-rated “target” bonus of $75,000 for the portion of fiscal year 2025 that he served as the Company’s Executive Vice President, Finance. Given the nature of his position as Interim Chief Financial Officer to be followed by a period of transition support, Mr. Secor was not granted a cash incentive award opportunity under the Bonus Plan for fiscal 2025. Instead, Mr. Secor’s employment agreement provides that he will receive a retention bonus for fulfilling his duties to the Company through the August 25, 2025 expiration of the term of his employment agreement. Mr. Neubrand also was not granted a cash incentive award opportunity under the Bonus Plan for fiscal 2025 and he ceased to be employed with the Company before the end of the fiscal year.

Determination of Actual Awards

In April 2025, the Compensation Committee determined that the Company’s earnings from operations (as described above) for fiscal 2025 was $179.5 million, after giving effect to adjustments approved by the Compensation Committee in accordance with the terms of the awards to exclude (i) $6.6 million for asset impairment charges, (ii) $5.7 million of acquisition costs, (iii) $7.1 million of separation charges, (iv) $0.8 million for certain professional service and legal fees and related (credits) costs, (v) $(0.7) million net gains on lease modifications, and (vi) $(13.8) million gain on sale of assets.

As this amount fell below the $220.0 million threshold performance level established for purposes of the awards, no cash incentive awards with respect to this program were paid with respect to fiscal 2025. Pursuant to his employment agreement, Mr. Secor received a pro-rated “target” bonus of $75,000 for the portion of fiscal year 2025 that he served as the Company’s Executive Vice President, Finance. The Compensation Committee awarded Mr. Benarouche a discretionary cash bonus of $150,000 for fiscal 2025 in recognition of Mr. Benarouche’s significant contributions to our business throughout the year, including his leadership and key role in our acquisition of rag & bone and his exemplary management of his team during a challenging year for our industry.

Special Cash Incentive Awards for Paul Marciano

In addition to his annual cash incentive award described above, the Compensation Committee approved a separate annual licensing-based incentive opportunity for Mr. Marciano for fiscal 2025, which was capped at a maximum amount. The threshold, target and maximum licensing-based incentive opportunities are presented in the table below. If the Company’s licensing segment revenues for fiscal 2025 (subject to the same adjustments noted above for earnings from operations under the Bonus Plan) were at least $113 million, Mr. Marciano would be entitled to a cash award of $3,000,000. He would not receive any payment under this opportunity if the Company’s licensing segment revenues for fiscal 2025 were less than $110 million, and the payment would be determined by linear interpolation for actual performance between the levels indicated in the table. The

Compensation Committee approved this opportunity based on its determination that Mr. Marciano’s performance and contributions continue to be instrumental to the success of the Company’s licensing results. In April 2025, the Compensation Committee determined that the Company’s licensing segment revenues for fiscal 2025 were $124.4 million, and accordingly, Mr. Marciano received $4,000,000, the maximum payout under this award.

	Licensing Segment Revenues for Fiscal 2025	Licensing Segment Bonus Amount
Below Threshold	Less than $110.0 million	$0
Threshold	$110.0 million	$2,000,000
Target	$113.0 million	$3,000,000
Maximum	$115.0 million or more	$4,000,000

In addition, the Compensation Committee approved a one-time licensing bonus of $10,000,000 for Mr. Marciano, which is scheduled to vest in equal annual installments over five years on the last day of each of the Company’s 2026, 2027, 2028, 2029, and 2030 fiscal years, subject to Mr. Marciano’s continued service to the Company through the applicable vesting date and to accelerated vesting in certain circumstances. This additional one-time bonus opportunity was included in Mr. Marciano’s new employment agreement in recognition of Mr. Marciano’s significant contributions to our Company’s licensing arrangements and results (including the renewal of an important license agreement for our handbags with our existing partner), and the time-based vesting requirement was included to provide an additional retention incentive for Mr. Marciano.

Long-Term Equity Incentive Awards

The Company’s philosophy is that the Named Executive Officers’ long-term compensation should be directly linked to the value provided to our shareholders. Therefore, 100% of the Named Executive Officers’ long-term compensation awards granted on an annual basis are currently awarded in the form of equity awards that are approved by the Compensation Committee under the 2004 Equity Incentive Plan.

The Compensation Committee primarily utilizes restricted stock units as the main component of its long-term incentive grants to our Named Executive Officers. Use of restricted stock units instead of stock options as the main component of the long-term incentive grants reduces the level of potential share dilution that would otherwise develop if larger stock option awards were granted. In addition, restricted stock units promote commonality of interests between management and shareholders since the awards expose the recipient to both upside and downside risk based on the value of the Common Stock over time. The Compensation Committee also uses restricted stock unit awards as a retention incentive as they generally vest over a multi-year period.

In some years, the Compensation Committee has also granted a portion of the long-term incentive awards to the Named Executive Officers in the form of stock options with an exercise price that is equal to the closing price of a share of the Common Stock on the NYSE on the grant date. The Compensation Committee may from time to time utilize stock options in an executive equity award mix as stock options have value only if our shareholders realize value through stock price appreciation after the grant date of the options. Stock options also foster retention of key executives since the awards generally vest over a multi-year period.

Equity Awards for Named Executive Officers for Fiscal 2025

For fiscal 2025, the Compensation Committee determined that the Named Executive Officers’ annual long-term equity awards would be granted solely in the form of restricted stock units that were subject to both performance-based and time-based vesting requirements to provide additional incentives to achieve specified financial goals. The annual equity awards and other one-time equity awards granted to the Named Executive Officers in fiscal 2025 are described below.

Performance Award for Mr. Marciano. In October 2024, the Compensation Committee granted an annual equity award of 234,498 restricted stock units to Mr. Marciano that were subject to both time- and performance-based vesting requirements. The size and time-based vesting requirements of the awards were determined by the Compensation Committee to be, in light of Mr. Marciano’s role with the Company, appropriate incentives for him to continue employment with the Company through the vesting periods. Fifty percent of Mr. Marciano’s restricted stock unit award for fiscal 2025 was eligible to vest if the Company’s earnings from operations from its licensing segment for fiscal 2025 exceeded a threshold amount established by the Compensation Committee of $100.0 million, and the remaining 50% of Mr. Marciano’s restricted stock unit award for fiscal 2025 was eligible to vest if the Company’s total revenue for fiscal 2025 exceeded a threshold amount established by the Compensation Committee of $3.0 billion (in the case of the Company’s earnings from operations from its licensing segment, excluding the impact of certain specified litigation charges, certain professional service and legal fees and related costs, reorganization and separation charges, impairment charges, acquisition charges, and tax and accounting related matters, and in the case of the Company’s total revenue, excluding the impact of acquisition charges and tax and accounting related matters). If the applicable threshold goals are met, the award is scheduled to vest in three equal installments on January 30, 2025, January 30, 2026 and January 30, 2027 subject to Mr. Marciano’s continued service to the Company through the applicable vesting date and to accelerated vesting in certain circumstances as discussed in “—Description of Plan-Based Awards” below.

The use of a Company total revenue performance measure for half of Mr. Marciano’s award for fiscal 2025 reflects prior feedback from shareholders indicating that they wanted different metrics to apply to Mr. Marciano’s equity- and cash-based incentive awards and that it is a consistently applied, easily understood and widely used metric of Company performance. The Compensation Committee believes that Mr. Marciano also continues to make substantial contributions to the Company’s licensing segment. Earnings from operations derived from the Company’s licensing segment was selected as a performance measure for the other half of Mr. Marciano’s award as a way to further link Mr. Marciano’s incentives to the performance of that segment of the Company’s business. Given Mr. Marciano’s substantial ownership interest in the Company (which aligns his interests with shareholder interests generally), the Compensation Committee believed it was appropriate to focus Mr. Marciano’s incentives on these two measures while the Company’s relative total shareholder return (“TSR”) was included in the mix of performance measures for other NEO awards (as discussed below) to further align their interests with shareholder interests. Following the end of fiscal 2025, the Compensation Committee determined that the Company’s licensing segment earnings from operations for fiscal 2025 was $115.7 million and the Company’s total revenue for fiscal 2025 was $2.995 billion, meaning that the threshold level had been achieved for the licensing segment earnings from operations portion of the award but not for the total Company revenue portion of the award. Accordingly, one-sixth of the award vested upon the Compensation Committee’s determination, and one-sixth of the award is scheduled to vest on each of January 30, 2026 and 2027, while the half of the award corresponding to the revenue metric terminated in its entirety and will not vest.

Performance Awards for Mr. Alberini and Mr. Benarouche. In October 2024, the Compensation Committee granted annual equity awards of restricted stock units to Mr. Alberini (in accordance with his employment agreement) and to Mr. Benarouche that were subject to both time- and performance-based vesting requirements (each, a “2025 Relative TSR Award”). The size and time-based vesting requirements of the 2025 Relative TSR Awards were determined by the Compensation Committee to be, in light of these executives’ roles with the Company, appropriate incentives for them to continue employment with the Company through the vesting periods. Each 2025 Relative TSR Award is eligible to vest based on the Company’s relative TSR over a performance period commencing on October 8, 2024 and ending on the last day of fiscal 2027 compared to the TSRs of a group of peer companies selected by the Compensation Committee at the time of grant of the award over that performance period. The target number of shares subject to these 2025 Relative TSR Awards were as follows: Mr. Alberini—181,585 shares and Mr. Benarouche—11,182 shares. The use of a TSR vesting metric reflects prior feedback from shareholders indicating that they wanted us to incorporate into our executive compensation program (1) performance metrics that more closely link executive pay with shareholder value, such as TSR, and (2) longer performance periods for performance-based equity awards. The Compensation Committee believes this structure helps to further align these executives’ interests with those of our shareholders.

Between zero and 150% of the target number of restricted stock units subject to each 2025 Relative TSR Award will vest based on the Company’s TSR relative to the peer group of companies for the three-year performance period as follows:

Performance Level	Company TSR Percentile for the Performance Period	Percentage of Target Number of Units that Will Vest
Below Threshold	Below 25th Percentile	0%
Threshold	25th Percentile	25%
Target	50th Percentile	100%
Maximum	75th Percentile and Above	150%

The percentage of target restricted stock units that vest will be determined by linear interpolation if the Company’s TSR percentile is between the levels noted above. The portion of the award that is credited to the executive based on the Company’s relative TSR performance will be eligible to vest as of the last day of the performance period. However, in no event will the award vest as to the number of shares of Common Stock determined by dividing five times the grant date fair value of the award by the closing price of a share of the Common Stock on the applicable vesting date.

The peer group of companies used for purposes of the 2025 Relative TSR Awards is the same fiscal 2025 peer group of companies identified under “—The Role of the Independent Compensation Consultant” above, except that (i) Chico’s FAS, Inc. and Express, Inc. were removed for the reasons stated above and (ii) the Compensation Committee, recognizing that company size is less relevant for TSR performance comparisons than it is for determining compensation levels and taking into account the business model of each company and whether each company competes with Guess for executive talent, determined it was appropriate to increase the number of peer companies by adding Columbia Sportswear Company, The Gap, Inc., and lululemon athletica inc.

Time-Based Award for Mr. Marciano. In recognition of Mr. Marciano’s significant contributions to the Company’s licensing arrangements in December 2024, the Compensation Committee granted Mr. Marciano a one-time award of 708,216 restricted stock units that becomes eligible to vest in equal annual installments over five years on January 30 of each of the Company’s 2026, 2027, 2028, 2029, and 2030 fiscal years, subject to Mr. Marciano’s continued employment through the applicable vesting date. The Compensation Committee determined that this award, along with Mr. Marciano’s one-time cash bonus for his significant contributions to the Company’s licensing arrangements, were appropriate both to appropriately compensate Mr. Marciano for these extraordinary contributions and to provide an additional retention incentive for him over the applicable vesting period, with the portion of the award granted in the form of restricted stock units further linking Mr. Marciano’s potential award value to the value of our Common Stock through the applicable vesting period.

Time-Based Award for Mr. Alberini. In connection with Mr. Alberini entering into a new employment agreement with the Company in December 2024, the Compensation Committee granted Mr. Alberini a one-time award of 300,000 restricted stock units that becomes eligible to vest in equal annual installments over five years on January 30 of each of the Company’s 2026, 2027, 2028, 2029, and 2030 fiscal years, subject to Mr. Alberini’s continued employment through the applicable vesting date.

Time-Based Awards for Mr. Secor. In April 2024, the Compensation Committee granted an award of 11,078 restricted stock units to Mr. Secor that became eligible to vest on March 31, 2025 (the expiration of the term of Mr. Secor’s employment agreement then in effect), subject to Mr. Secor’s continued employment through that date. In October 2024, the Compensation Committee granted another award of 19,594 restricted stock units to Mr. Secor that will become eligible to vest on August 25, 2025, subject to Mr. Secor’s continued employment through that date. The relative size and vesting period of each award were aligned with the one-year extension of the term of Mr. Secor’s employment under his employment agreement then in effect, as to his April 2024 award, and the one-year term of Mr. Secor’s employment under his new employment agreement, as to his October 2024 award, in each case, as described in “Compensation of Named Executive Officers—Description of Employment Agreements” below.

2023 Relative TSR Award—Final Vesting

During fiscal 2023, the Compensation Committee granted Mr. Alberini an award of restricted stock units that vested based on the Company’s relative total shareholder return over a two-year and seven-month performance period from the June 30, 2022 grant date through the end of the Company’s 2025 fiscal year (the “2023 Relative TSR Award”). The target number of restricted stock units subject to the 2023 Relative TSR Award was 156,845 units. Between zero and 150% of the target number of restricted stock units subject to the 2023 Relative TSR Award could vest based on the Company’s TSR relative to the TSRs for the peer group of companies used for purposes of the 2023 Relative TSR Award for the two-year and seven-month performance period. A dollar-denominated payment cap was also imposed on the 2023 Relative TSR Award such that, in all events, the number of restricted stock units subject to the 2023 Relative TSR Award that could vest would not exceed the number of restricted stock units determined by dividing $11,500,000 by the closing price of a share of the Company’s Common Stock on the vesting date. In February 2025, the Compensation Committee determined that the Company’s TSR (calculated pursuant to the terms of the 2023 Relative TSR Award) for the two-year and seven-month performance period was -24.90%, which was in the approximately 27th percentile compared to the TSRs for the peer group of companies used for purposes of the award for the performance period and resulted in a vesting percentage of 30% of target. Accordingly, the 2023 Relative TSR Award vested as to 47,054 units at the end of fiscal 2025.

Fiscal 2022 Stock Price Award for Mr. Alberini

In June 2021, the Compensation Committee granted an award of 300,000 restricted stock units to Mr. Alberini that was subject to both time- and performance-based vesting requirements (the “2022 Stock Price Award”). The units subject to the 2022 Stock Price Award are eligible to vest in four equal installments, on the later of (i) achievement of the stock price target for that installment and (ii) the “earliest vesting date” for that installment, in each case as shown in the table below:

Tranche	Stock Price Target	Earliest Vesting Date
A	$35.00	6/30/22
B	$40.00	6/30/23
C	$45.00	6/30/24
D	$50.00	6/30/25

For purposes of the 2022 Stock Price Award, stock price is measured based on the average closing price of a share of Common Stock over a period of 15 consecutive trading days. To the extent the 2022 Stock Price Award has not vested as of June 30, 2025, it will terminate on that date. As of the date of this Proxy Statement, none of the tranches of the 2022 Stock Price Award have vested.

Secondment Arrangements

Over time, the Company has consolidated certain of its global functions in Europe. As a natural extension of these efforts, during fiscal 2022, the Company completed an intra-entity transfer of certain intellectual property rights from the U.S. to a Swiss subsidiary of the Company (Guess Europe), aligning our IP rights with our business operations. In fiscal 2022 and in connection with that reorganization, the Company, Guess Europe, and Messrs. Marciano and Alberini agreed to a secondment arrangement pursuant to which Messrs. Marciano and Alberini would each provide services to Guess Europe for no additional compensation, and the Company would pay each of them $15,000 annually while the secondment arrangement is in place to help cover their incremental financial and tax planning expenses as a result of the secondment arrangement. The Company also agreed to pay any incremental tax obligations that each of Messrs. Marciano and Alberini incur should they become subject to tax in Switzerland as a result of their having performed services in Switzerland during the period of secondment, such that their after-tax compensation from the Company for a particular year during which the secondment arrangement is in effect is approximately equal to the after-tax compensation from the Company they would have received for such year if their compensation was subject to tax only in the United States.

401(k) Retirement Benefits

The Company’s employees, including the Named Executive Officers, are eligible to participate in the Company’s tax-qualified 401(k) plan and are eligible to receive a discretionary matching contribution from the Company after one year of service. In calendar year 2024, the Company made a discretionary matching contribution on behalf of each eligible participant equal to 50% of the first 6% of compensation contributed by the participant. These Company matching contributions can function as a retention incentive as they vest over the first five (5) years of service with the Company. The Named Executive Officers participate in the plan on the same terms as our other participating employees.

Non-Qualified Deferred Compensation Plan

The Company maintains a Non-Qualified Deferred Compensation Plan (the “DCP”). Under the DCP, select employees who satisfy certain eligibility requirements, including each of the Named Executive Officers and members of the Board, may make annual irrevocable elections to defer up to 75% of their base salary, 100% of their annual cash incentive, 100% of their cash compensation earned under any Company long-term incentive plan or 100% of their cash director fees to be earned during the following calendar year. In addition, the Company may make contributions to “make up” for Company match amounts under the Company’s 401(k) plan that cannot be made to Named Executive Officers because of applicable Internal Revenue Code limits. The Company may also make other discretionary contributions, although it did not do so for fiscal 2025. The Company believes that providing the Named Executive Officers with deferred compensation opportunities is a cost-effective way to permit officers to receive the tax benefits associated with delaying the income tax event on the compensation deferred, even though the related deduction for the Company is also deferred. Information with respect to the Named Executive Officers’ participation in the DCP is presented in, and the material terms of the DCP are described following, the “Non-Qualified Deferred Compensation Plan Table—Fiscal 2025” below.

Supplemental Executive Retirement Plan

The Company has also maintained a Supplemental Executive Retirement Plan (“SERP”) since 2006. The only current executive officers who participate in the SERP are Messrs. Marciano and Alberini. The SERP provides Mr. Marciano with supplemental pension benefits in prescribed circumstances. The Company included Mr. Marciano as a participant in the SERP in 2006 to provide him with supplemental pension benefits in recognition of his substantial contributions and to provide a valuable retention incentive. Mr. Alberini’s benefit under the SERP was accrued with respect to his service to the Company between 2006 and 2010. Mr. Alberini is not accruing additional SERP benefits with respect to his current service as Chief Executive Officer. Additional information with respect to the SERP is presented in, and the material terms of the SERP are described following, the “Pension Benefits Table—Fiscal 2025” below. Additional information concerning potential payments under the SERP upon certain terminations or a change in control is presented in “Potential Payments Upon Termination or Change in Control” below.

Severance and Other Benefits Upon Termination of Employment

In order to support our compensation objectives of attracting, retaining and motivating qualified executives, we believe that, in certain cases, it is appropriate to provide our key executive officers with severance protections upon certain types of termination of their employment. These severance protections are negotiated on an individual basis in connection with the negotiation of other employment terms, typically in connection with the entering into of employment agreements or employment offer letters with the executive officer. In each case, the Compensation Committee determined that the severance provisions for these executives were reasonable in light of market practices and the importance to the Company and its shareholders of securing their continued service with the Company.

All of the equity awards granted to the Named Executive Officers in fiscal 2025 provide that the award will not automatically accelerate on a change in control unless either the award is to be terminated in connection with the event (that is, the award is not assumed or continued by the successor entity) or the executive’s employment terminates in certain circumstances specified in the award agreement.

None of the employment agreements or other compensation arrangements we maintain for our Named Executive Officers include a right to receive any “gross-up” payment for change in control excise taxes. Additional information concerning potential payments that may be made to the Named Executive Officers in connection with their termination of employment or a change in control is presented in “Potential Payments Upon Termination or Change in Control” below.

Security Protections

We provide Messrs. Marciano and Alberini certain security protections. The Compensation Committee believes that these protections are appropriate for Messrs. Marciano and Alberini in light of the high-profile nature of their services to the Company, and their positions as a founder of the Company and the Chief Executive Officer of the Company, respectively. These protections are not intended to provide a personal benefit (other than the intended security) to Messrs. Marciano and Alberini and we do not view these security protections as a perquisite or other personal benefit for Messrs. Marciano or Alberini. However, as required under applicable SEC rules, we include the Company’s cost of providing these protections for the applicable year as compensation for Mr. Marciano and Mr. Alberini for that year in the “All Other Compensation” column of the “Summary Compensation Table” below.

New Employment Agreements

As noted above, in March 2024, pursuant to the Amended and Restated Prior Secor Employment Agreement (as defined in “Compensation of Named Executive Officers—Description of Employment Agreements”) we extended the term of Mr. Secor’s employment through March 31, 2025 to provide for his continued service as the Company’s Executive Vice President, Finance. In August 2024, in connection with his appointment as interim Chief Financial Officer, we entered into the New Secor Employment Agreement (as defined in “Compensation of Named Executive Officers—Description of Employment Agreements”) with Mr. Secor with a term through August 25, 2025 that provides for his service in such position until we hire a permanent Chief Financial Officer and his transition services thereafter.

Also as noted above, in December 2024 we entered into a new employment agreement with each of Mr. Paul Marciano and Mr. Alberini that helps ensure the continued support of the executive through the term of the agreement.

The provisions of each of these agreements are summarized below under “Compensation of Named Executive Officers—Description of Employment Agreements” and “Potential Payments Upon Termination or Change in Control”.

The terms of each agreement were the product of negotiations between the executive and the Company.

Stock Ownership Guidelines

In order to encourage stock ownership by senior management and Non-Employee Directors of the Company, the Company maintains Stock Ownership Guidelines. The Stock Ownership Guidelines are intended to further align the financial interests of senior management and Non-Employee Directors with those of the Company’s shareholders. Under the Stock Ownership Guidelines, certain specified senior executives, including all of the Named Executive Officers, and our Non-Employee Directors are required to accumulate, and then retain while they remain employed by the Company or on the Board, the following amounts of Common Stock:

Position	Stock Ownership Requirement
CEO	Six times annual base salary
Select Senior Executives (including all other Named Executive Officers)	Two and one-half times annual base salary
Non-Employee Directors	Five times annual board retainer

Until a participant has met the applicable ownership guideline, the participant is expected to retain an amount equal to 50% of the net shares (after payment of any exercise price and related taxes) received as a result of the exercise, vesting or payment of equity awards (including stock options and restricted stock) granted by the Company to the participant. Once a participant has met the applicable ownership guideline, ownership of the guideline amount is expected to be maintained. For purposes of satisfying the Stock Ownership Guidelines, the following holdings count toward the required holding amounts: (1) shares owned directly (including through open market purchases, vesting of restricted stock awards or exercise of stock options), (2) shares held by spouses or children or through certain trusts for the benefit of the participant, a spouse and/or children and (3) stock option equivalents based on the value of “in-the-money” vested and unexercised stock options. As of May 9, 2025, each of our Named Executive Officers, and each of our Non-Employee Directors, satisfied the applicable guideline level of ownership under the policy or was in compliance with the stock retention provisions of the policy. The Board may amend the guidelines, and may waive compliance with the guidelines. No such waivers were provided during fiscal 2025.

CEO Stock Holding Policy

Our CEO Stock Holding Policy requires our CEO to hold 100% of net shares of Common Stock the CEO acquires under an award granted under the 2004 Equity Incentive Plan (or any successor equity compensation plan) after April 10, 2024 until the earlier of the one-year anniversary of the acquisition of such shares and the date of the CEO’s termination of employment. For this purpose, “net shares” generally means the total number of shares of Common Stock received by the CEO as a result of the exercise, vesting or payment of the award, as the case may be, less (1) the number of shares used to pay any applicable purchase or exercise price of the award and (2) a number of shares having a value equal to the applicable tax obligations arising in connection with the exercise, vesting or payment of the equity award. The Compensation Committee may amend the policy, and may waive compliance with the policy if compliance would create a hardship for the CEO. No such waivers were provided during fiscal 2025.

Executive Compensation Clawback Policy

In accordance with SEC and NYSE requirements, the Board has adopted an executive compensation recovery policy (the “Clawback Policy”) regarding the adjustment or recovery of certain incentive awards or payments made to current or former executive officers in the event that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. In general, the Clawback Policy provides that, unless an exception applies, we will seek to recover compensation that is awarded to an executive officer based on the Company’s attainment of a financial metric during the three-year period prior to the fiscal year in which the restatement occurs, to the extent such compensation exceeds the amount that would have been awarded based on the restated financial results. The Clawback Policy also provides that we may require reimbursement or cancellation of all or a portion of any discretionary short or long-term cash awards made to an executive officer for reasons pertaining to harassment, discrimination and/or retaliation committed by such executive officer, including, but not limited to, the failure to respond appropriately to allegations or complaints.

Section 162(m) Policy

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction to publicly held companies for compensation paid to a current or former named executive officer that exceeds $1 million during the tax year. Certain awards granted before November 2, 2017 that were based upon attaining pre-established performance measures that were set by the Compensation Committee under a plan approved by the Company’s shareholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit. As one of the factors in its consideration of compensation matters, the Compensation Committee notes this deductibility limitation. However, the Compensation Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and its shareholders, including awarding compensation that may not be deductible for income tax purposes. There can be no assurance that any compensation will in fact be deductible.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has certain duties and powers as described in its Charter. The Compensation Committee is currently composed of the two Non-Employee Directors named at the end of this report, each of whom the Board has determined to be independent as defined by the NYSE listing standards.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and our discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in the Company’s Fiscal 2025 Annual Report on Form 10-K and in this Proxy Statement for the 2025 Annual Meeting, each as filed with the SEC.

By the Compensation Committee,

Alex Yemenidjian, Chairperson
Anthony Chidoni

The material in this report is not “soliciting material,” is not deemed “filed” and is not to be incorporated by reference in any filing of Guess?, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each of the Compensation Committee members whose names appear on the Compensation Committee Report above were committee members during all of fiscal 2025. In addition, former director Cynthia Livingston served on the Compensation Committee until the end of her term expiring immediately prior to our 2024 annual meeting of shareholders and former director Thomas J. Barrack, Jr. also served on the Compensation Committee until his resignation from the Board in January 2025. No director who served on the Compensation Committee during fiscal 2025 is a current or former executive officer or employee of the Company or had any relationships requiring disclosure under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of our Compensation Committee during fiscal 2025.

SUMMARY COMPENSATION TABLE—FISCAL 2023-2025

The following table presents information regarding compensation of our Named Executive Officers for services rendered with respect to the covered fiscal years.

As required by SEC rules, stock awards (including restricted stock units) and option awards are shown as compensation in the Summary Compensation Table for the year in which they were granted (even if they have multi-year vesting schedules and/or performance-based vesting requirements), and are valued based on their grant date fair values for accounting purposes. Accordingly, the table includes stock and option awards granted in the years shown even if they were scheduled to vest in later years, and even if they were subsequently forfeited (such as, for example, because an applicable performance-based vesting condition was not satisfied). Therefore, the stock and option columns do not report whether the officer realized a financial benefit from the awards (such as by vesting in stock or exercising options).

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Paul Marciano	2025	1,200,000	—	14,500,027	—	4,000,000	—	450,628	20,150,655
Chief Creative Officer	2024	1,223,521	—	4,500,011	—	6,030,572	—	438,132	12,192,236
	2023	1,200,000	—	4,500,001	—	3,000,000	—	386,633	9,086,634

Carlos Alberini	2025	1,200,000	—	8,036,011	—	—	—	123,269	9,359,280
Chief Executive Officer	2024	1,223,521	—	3,800,007	—	3,030,572	—	100,375	8,154,475
	2023	1,200,000	—	3,800,000	—	—	—	94,130	5,094,130

Dennis R. Secor	2025	440,192	75,000	746,014	—	—	—	49,684	1,310,890
Interim Chief Financial Officer (7)	2024	458,104	350,000	500,005	—	—	—	37,789	1,345,898
	2023	572,500	200,000	345,004	—	—	—	32,479	1,149,983

Fabrice Benarouche	2025	390,000	150,000	234,005	—	—	—	48,462	822,467
Senior Vice President, Finance and IR, and Chief Accounting Officer (8)	2024	390,247	—	514,224	—	246,234	—	44,185	1,194,890

Markus Neubrand	2025	362,532	—	—	—	—	—	45,357	407,889
Former Chief Financial Officer (9)	2024	308,000	170,175	303,161	—	198,089	—	43,373	1,022,798

(1)	Salary amounts for fiscal 2024 include an extra week of pay due to the extra 53rd week in the Company’s fiscal year 2024.

(2)

The amounts reported in Column (d) above for fiscal 2025 (i) for Mr. Secor reflect a pro-rated “target” bonus of $75,000 pursuant to the terms of the Secor Employment Agreement (as defined in “Compensation of Named Executive Officers—Description of Employment Agreements” below), and (ii) for Mr. Benarouche reflect a discretionary bonus of $150,000.

(3)

In accordance with the SEC’s disclosure rules, the amounts reported in Columns (e) and (f) above reflect the aggregate grant date fair value of stock awards and option awards, respectively, computed in accordance with FASB ASC Topic 718 and granted during each fiscal year (disregarding any estimate of forfeitures related to service-based vesting conditions). For a discussion of the assumptions and methodologies used to calculate the amounts reported in Columns (e) and (f), please see (i) the discussion of equity incentive awards granted during fiscal 2025 contained in Note 20—Share-Based Compensation to the notes to the Company’s consolidated financial statements included as part of the Company’s Fiscal 2025 Annual Report on Form 10-K, and (ii) the similar Share-Based Compensation notes contained in the Company’s Consolidated Financial Statements, included as part of the Company’s Annual Reports on Form 10-K for prior fiscal years as to the equity awards granted during those years. Except as described in the following paragraphs of this footnote (3), the grant-date fair value of all awards assumes that the highest level of performance conditions will be achieved.

The fiscal 2025 amounts in Column (e) above include the following:

•

For Mr. Marciano, this amount includes the fair value of a performance-based award of restricted stock units granted to him during fiscal 2025, determined as of the grant date under generally accepted accounting principles based on the outcome of the performance conditions applicable to the award that we determined to be probable for these purposes at the time of grant of the award (which was the target level of performance) and a fair value per share of Common Stock of $19.19 (which was the per share closing price of a share of Common Stock on the date of grant of the award). The grant date fair value of the award assuming the maximum level of performance applicable to the award would be achieved was the same as the grant date fair value of the award based on the probable outcome of the performance condition applicable to the award.

•

For Mr. Alberini and Mr. Benarouche, this amount includes the fair value of the 2025 Relative TSR Award granted to each of them during fiscal 2025, determined as of the grant date under generally accepted accounting principles based on the outcome of the performance conditions applicable to the award that we determined to be probable for these purposes at the time of grant of the award (which was based on a Monte Carlo simulation pricing model that probability weights multiple potential outcomes as of the grant date of the awards). The grant date fair value of the 2025 Relative TSR Award reported in the table above is for Mr. Alberini—$3,800,011 and for Mr. Benarouche—$234,005. The grant date fair value of the 2025 Relative TSR Award for each executive assuming the maximum level of performance applicable to the award would be achieved is for Mr. Alberini—$5,700,017 and for Mr. Benarouche—$351,007. The Monte Carlo simulation pricing model assumptions used in determining the grant date fair values of those awards were: a fair value per share of Common Stock of $19.19 (which represents the closing price of a share of Common Stock on the date of grant of the awards), a 2.31-year measurement period, expected volatility of 42.31% for the Common Stock and average expected volatility over that same period of 49.01% for the companies used in the relative TSR measurement under the awards, an assumed annual interest rate of 3.90% over that measurement period, and an assumed dividend yield of 0.00%.

•

For Mr. Alberini and Mr. Marciano, this amount includes the fair value of the time-based restricted stock unit awards granted to each of them in December 2024. For Mr. Secor, this amount includes the fair value of the time-based restricted stock unit awards granted to him in April 2024 and October 2024.

The fiscal 2024 amounts in Column (e) above include the following:

•

For Mr. Paul Marciano, this amount represents the fair value of a performance-based award of restricted stock units granted to him during fiscal 2024, determined as of the grant date under generally accepted accounting principles based on the outcome of the performance conditions applicable to the award that we determined to be probable for these purposes at the time of grant of the award (which was the target level of performance) and a fair value per share of Common Stock of $18.13 (which was the per share closing price of a share of Common Stock on the date of grant of the award). The grant date fair value of the award assuming the maximum level of performance applicable to the award would be achieved was the same as the grant date fair value of the award based on the probable outcome of the performance condition applicable to the award.

•

For Mr. Alberini, Mr. Neubrand and Mr. Benarouche, this amount includes the fair value of the 2024 Relative TSR Award granted to each of them during fiscal 2024, determined as of the grant date under generally accepted accounting principles based on the outcome of the performance conditions applicable to the award that we determined to be probable for these purposes at the time of grant of the award (which was based on a Monte Carlo simulation pricing model that probability weights multiple potential outcomes as of the grant date of the awards). The grant date fair value of the 2024 Relative TSR Award reported in the table above is for Mr. Alberini—$2,300,004, for Mr. Neubrand—$52,430, and for Mr. Benarouche—$117,013. The grant date fair value of the 2024 Relative TSR Award for each executive assuming the maximum level of performance applicable to the award would be achieved is for Mr. Alberini—$3,450,005, for Mr. Neubrand—$78,645, and for Mr. Benarouche—$175,519. The Monte Carlo simulation pricing model assumptions used in determining the grant date fair value of this award were: (i) for Mr. Alberini and Mr. Benarouche: a fair value per share of Common Stock of $18.13 (which represents the closing price of a share of Common Stock on the date of grant of the awards), a 3-year measurement period, expected volatility of 53.58% for the Common Stock and average expected volatility over that same period of 59.77% for the companies used in the relative TSR measurement under the awards, an assumed annual interest rate of 3.71% over that measurement period, and an assumed dividend yield of 0.00%, and (ii) for Mr. Neubrand: a fair value per share of Common Stock of $19.83 (which represents the closing price of a share of Common Stock on the date of grant of the award), a 3-year measurement period, expected volatility of 49.95% for the Common Stock and average expected volatility over that same period of 58.5% for the companies used in the relative TSR measurement under the awards, an assumed annual interest rate of 4.66% over that measurement period, and an assumed dividend yield of 0.00%.

•

For Mr. Alberini, Mr. Neubrand and Mr. Benarouche, this amount also includes the fair value of the restricted stock units subject to performance-based vesting requirements granted to each of them during fiscal 2024, determined as of the grant date under generally accepted accounting principles based on the outcome of the performance conditions applicable to the awards that we determined to be probable for these purposes at the time of grant of the award (which was the target level of performance). Based on this determination and the closing price per share of Common Stock on the grant date of the award, the grant date fair value of the award is for Mr. Alberini—$1,500,004, for Mr. Neubrand—$52,431, and for Mr. Benarouche—$117,011. The grant date fair value of each award assuming the maximum level of performance applicable to the award would be achieved was the same as the grant date fair value of the award based on the probable outcome of the performance condition applicable to the award.

The fiscal 2023 amounts in Column (e) above include the following:

•

For Mr. Paul Marciano, this amount represents the fair value of a performance-based award of restricted stock units granted to him during fiscal 2023, determined as of the grant date under generally accepted accounting principles based on the outcome of the performance conditions applicable to the award that we determined to be probable for these purposes at the time of grant of the award (which was the target level of performance) and a fair value per share of Common Stock of $20.34 (which was the per share closing price of a share of Common Stock on the date of grant of the award). The grant date fair value of the award assuming the maximum level of performance applicable to the award would be achieved was the same as the grant date fair value of the award based on the probable outcome of the performance condition applicable to the award.

•

For Mr. Alberini, this amount includes the fair value of the 2023 Relative TSR Award granted to him during fiscal 2023, determined as of the grant date under generally accepted accounting principles based on the outcome of the performance conditions applicable to the award that we determined to be probable for these purposes at the time of grant of the award (which was based on a Monte Carlo simulation pricing model that probability weights multiple potential outcomes as of the grant date of the awards). The grant date fair value of the 2023 Relative TSR Award reported in the table above is $2,300,006. The grant date fair value of the 2023 Relative TSR Award assuming the maximum level of performance applicable to the award would be achieved is $3,450,009. The Monte Carlo simulation pricing model assumptions used in determining the grant date fair value of this award were: a fair value per share of Common Stock of $20.34 (which was the closing price of a share of Common Stock on the date of grant of the awards), a 3-year measurement period, expected volatility of 94.11% for the Common Stock and average expected volatility over that same period of 71.27% for the companies used in the relative TSR measurement under the awards, an assumed annual interest rate of 2.78% over that measurement period, and an assumed dividend yield of 0.00%.

•

For Mr. Alberini, this amount also includes the fair value of the restricted stock units subject to performance-based vesting requirements granted to him during fiscal 2023, determined as of the grant date under generally accepted accounting principles based on the outcome of the performance conditions applicable to the awards that we determined to be probable for these purposes at the time of grant of the award which was the target level of performance). Based on this determination and the closing price per share of Common Stock on the grant date of the award, the grant date fair value of the award for Mr. Alberini was $1,499,994. The grant date fair value of the award assuming the maximum level of performance applicable to the award would be achieved was the same as the grant date fair value of the award based on the probable outcome of the performance condition applicable to the award.

(4)

The amounts reported in Column (g) above reflect the aggregate dollar amounts paid to Named Executive Officers as cash incentive awards with respect to performance for the covered fiscal years under the terms of the Company’s Bonus Plan. The annual cash incentive awards reported in Column (g) for each fiscal year were generally paid in the first quarter of the following fiscal year.

(5)

Amounts reported in Column (h) represent the annual changes in the actuarial present value of Messrs. Marciano and Alberini’s accrued aggregate pension benefit with respect to the Company’s Supplemental Executive Retirement Plan, or SERP. None of the other Named Executive Officers participate in the SERP. See “Pension Benefits Table—Fiscal 2025” below for a discussion of the change in the actuarial present value of Messrs. Marciano and Alberini’s benefits for fiscal 2024. The actuarial present value of Messrs. Marciano and Alberini’s respective SERP benefits decreased in fiscal 2025 as compared to fiscal 2024, in fiscal 2024 as compared to fiscal 2023, and in fiscal 2023 as compared to fiscal 2022. Mr. Alberini’s SERP benefit was accrued with respect to his prior service to the Company between 2006 and 2010. He is not accruing any additional SERP benefits with respect to his current service as Chief Executive Officer. The actuarial present value of accrued benefits for each of fiscal 2023, 2024 and 2025 is based on the PRI 2012 Mortality Table with MP 2021 Mortality Projections; a discount rate of 4.5% for fiscal 2023, 4.8% for fiscal 2024 and 5.35% for fiscal 2025; and an assumed retirement age for Mr. Marciano of 73 for fiscal 2023, 76 for fiscal 2024 and 78 for fiscal 2025, and an assumed retirement age for Mr. Alberini of 65. The assumptions used are the same as those used for financial reporting purposes and contained in Note 14—Defined Benefit Plans to the notes to our consolidated financial statements, included as part of the Company’s Fiscal 2025 Annual Report on Form 10-K. See the “Pension Benefits Table—Fiscal 2025” below.

No amounts are included in Column (h) for earnings on deferred compensation under the Company’s Non-Qualified Deferred Compensation Plan because the Named Executive Officers do not receive above-market or preferential earnings on compensation that is deferred under this plan. The earnings that the Named Executive Officers received during fiscal 2025 on compensation deferred under the Non-Qualified Deferred Compensation Plan are reported in the “Non-Qualified Deferred Compensation Plan Table—Fiscal 2025” below.

(6)

Amounts shown in Column (i) for fiscal 2025 consist of, for (i) Mr. Marciano, home security ($283,704), automobile expenses, including fuel, maintenance and insurance ($92,366), health insurance related expenses ($49,659), financial and tax planning expenses related to his secondment arrangement ($15,000), and matching contributions to the Company’s 401(k) Plan (or to Mr. Marciano’s DCP to “make up” for 401(k) match amounts that could not be made to the Company’s 401(k) Plan) ($9,900); (ii) Mr. Alberini, home security ($24,300), automobile expenses, including fuel, maintenance and insurance ($45,465), health insurance related expenses ($30,404), financial and tax planning expenses related to his secondment arrangement ($15,000), and matching contributions to the Company’s 401(k) Plan ($8,100); (iii) Mr. Secor, health insurance related expenses ($42,184) and administrative expenses ($7,500); (iv) Mr. Benarouche, health insurance related expenses ($40,362), and matching contributions to the Company’s 401(k) Plan ($8,100); and (v) Mr. Neubrand, tuition allowance ($34,018) and flat expense refund ($11,339). On occasion, when our Named Executive Officers travel on an aircraft leased or chartered by the Company for business purposes, a personal guest of the executive may accompany the executive by occupying a seat on the aircraft that would otherwise be unoccupied. In these situations, any incremental cost to the Company for the personal air travel is paid for or reimbursed by the executive. During fiscal 2025, Messrs. Marciano and Alberini were each entitled to the use of a Company-provided automobile. Incremental cost to the Company for the use of Company-owned automobiles was calculated based on an Internal Revenue Service formula for valuing the use of Company-owned automobiles. Incremental cost to the Company for each other item included in Column (i) was calculated using the actual cost to the Company (unless otherwise disclosed). Certain entities controlled by Paul Marciano and Maurice Marciano (the “Marciano Offices”) obtain and administer certain medical insurance for the benefit of employees of the Marciano Offices through the Company. The fact that the Marciano Offices may have realized lower overall expenses in connection with obtaining and administering medical insurance for the employees of the Marciano Offices may itself be considered a perquisite provided by the Company to Paul Marciano, but there was ultimately no associated incremental cost to the Company for providing that benefit for fiscal years 2025, 2024 and 2023 because Paul Marciano and Maurice Marciano either reimbursed the Company 100% of the aggregate incremental cost to the Company or paid the insurance provider directly in those fiscal years.

(7)

Mr. Secor served as Interim Chief Financial Officer from April 1, 2022 until Mr. Neubrand became Chief Financial Officer on July 3, 2023. Mr. Secor served as Executive Vice President, Finance from July 3, 2023 until he was re-appointed as Interim Chief Financial Officer of the Company effective on August 26, 2024 following Mr. Neubrand’s resignation.

(8)	Mr. Benarouche was promoted to the executive position of Senior Vice President Finance, Investor Relations and Chief Accounting Officer effective April 26, 2023.

(9)

Mr. Neubrand was appointed as Chief Financial Officer of the Company effective July 3, 2023 and he resigned from his position as Chief Financial Officer of the Company effective August 26, 2024 and as an employee of the Company effective September 30, 2024. Mr. Neubrand’s salary, bonus, non-equity incentive plan compensation, and All Other Compensation amounts for fiscal 2025 have been converted from Swiss francs to U.S. dollars at the exchange rate of 1.1339 U.S. dollars per Swiss franc, the average exchange rate used by the Company for financial reporting purposes for the period during which Mr. Neubrand was employed during fiscal 2025.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The “Summary Compensation Table” above quantifies the value of the different forms of compensation earned by or awarded to our Named Executive Officers in fiscal 2025, fiscal 2024 and fiscal 2023. The primary elements of each Named Executive Officer’s total compensation reported in the table are base salary, long-term equity incentives consisting of stock options, restricted stock and/or restricted stock units and cash incentive compensation. Named Executive Officers also earned or were paid the other benefits listed in Column (i) of the “Summary Compensation Table,” as further described in footnote (6) to the table.

The “Summary Compensation Table” should be read in conjunction with the tables and narrative descriptions that follow. A description of the material terms of each Named Executive Officer’s employment agreement or employment offer letter is provided immediately following this paragraph. The “Grants of Plan-Based Awards in Fiscal 2025” table, and the description of the material terms of the stock options and restricted stock units that follows it, provides information regarding the long-term equity incentives awarded to Named Executive Officers in fiscal 2025. The “Outstanding Equity Awards at Fiscal 2025 Year-End” and “Option Exercises and Stock Vested in Fiscal 2025” tables provide further information on the Named Executive Officers’ potential realizable value and actual realized value with respect to their equity awards. The “Pension Benefits Table—Fiscal 2025” and related description of the material terms of our SERP describe the retirement benefits provided to Messrs. Marciano and Alberini under our SERP. The discussion under “Potential Payments Upon Termination or Change in Control” below is intended to further explain the potential future payments that are, or may become, payable to our Named Executive Officers under certain circumstances.

DESCRIPTION OF EMPLOYMENT AGREEMENTS

The following is a description of the material terms of the employment agreements and employment offer letters with our Named Executive Officers that were in effect during fiscal 2025. Each of these agreements also provides or provided for severance payments and benefits upon certain terminations of the Named Executive Officer’s employment. See “Potential Payments upon Termination or Change in Control” below for a description of the material terms of these benefits. The Company is not currently party to an employment agreement with Mr. Benarouche, who is employed with the Company on an “at-will” basis.

Paul Marciano

Mr. Marciano was previously party to an employment agreement with the Company that expired in accordance with its terms on January 30, 2019. On December 19, 2024, the Company entered into a new employment agreement with Mr. Marciano (the “Marciano Employment Agreement”). Subject to earlier termination as provided in the agreement, the Marciano Employment Agreement provides for Mr. Marciano’s employment as its Chief Creative Officer to continue through February 2, 2030. The Marciano Employment Agreement provides for Mr. Marciano to receive the following compensation and benefits:

•	base salary at the annual rate of $1,200,000 (subject to annual review and increase (but not decrease) by the Compensation Committee);

•

an annual cash incentive opportunity based on the achievement of performance criteria to be established by the Compensation Committee, with annual threshold, target and maximum cash incentive opportunities to be 100%, 200% and 300%, respectively, of Mr. Marciano’s base salary for the corresponding year;

•

an additional annual bonus based on the achievement of a licensing segment revenue performance target established by the Compensation Committee, with a target bonus amount of $3,000,000 (the “Licensing Segment Bonus”);

•

a one-time licensing bonus of $10,000,000 (the “One-Time Licensing Bonus”), which is scheduled to vest, subject to Mr. Marciano’s continued employment through the applicable vesting date, in equal annual installments over five years on the last day of each of the Company’s 2026, 2027, 2028, 2029, and 2030 fiscal years;

•

an initial award of 708,216 restricted stock units with a grant date value of $10,000,000 (the “Marciano One-Time Award”), granted in consideration of Mr. Marciano’s contributions to the Company’s licensing arrangements, which was granted on December 19, 2024 and is scheduled to vest, subject to Mr. Marciano’s continued employment through the applicable vesting date, in equal annual installments over five years on January 30 of each of the Company’s 2026, 2027, 2028, 2029, and 2030 fiscal years;

•

commencing with the Company’s 2026 fiscal year, an annual equity award (or awards, as the case may be) with a target grant date fair value of not less than $4,500,000, to be granted when the Company sets its performance goals for each year for purposes of the Company’s executive compensation programs; and

•

participation in the Company’s other benefit plans and policies on terms commensurate with his position (including, without limitation, vacation benefits, reimbursement of certain home security expenses, an automobile provided by the Company and other perquisites).

Carlos Alberini

On January 27, 2019, the Company entered into an employment agreement with Carlos Alberini (the “Prior Alberini Employment Agreement”). Subject to certain termination provisions, the Prior Alberini Employment Agreement provided for Mr. Alberini’s employment by the Company as its Chief Executive Officer for a three-year term, with automatic one-year renewals thereafter unless either party provides notice that the term will not be extended. The Prior Alberini Employment Agreement was amended in June 2021 to extend the term through June 30, 2025 (with automatic one-year renewals thereafter as noted above).

The Prior Alberini Employment Agreement provided for Mr. Alberini to receive the following compensation and benefits:

•	base salary at the annual rate of $1,200,000 (subject to annual review and increase (but not decrease) by the Compensation Committee);

•

an annual cash incentive opportunity based on the achievement of performance criteria to be established by the Compensation Committee, with annual threshold, target and maximum cash incentive opportunities of 100%, 200% and 300%, respectively, of Mr. Alberini’s base salary for the corresponding year;

•

an equity award each year during the term of the agreement, commencing with fiscal 2021 and subject to Mr. Alberini’s continued employment, granted when the Company sets performance goals for that year for purposes of the Company’s executive compensation programs generally, with a target grant date fair value of such award to be not less than $3,800,000 (with the values based on the grant date fair value of the awards as determined by the Company for its financial reporting purposes); and

•

participation in the Company’s other benefit plans and policies on terms commensurate with his position (including, without limitation, vacation benefits, an automobile provided by the Company and other perquisites), and reimbursement of life insurance premiums up to $10,000 per year.

On December 19, 2024, the Company entered into a new employment agreement with Mr. Alberini that supersedes the Prior Alberini Employment Agreement (the “Alberini Employment Agreement”). Subject to earlier termination as provided in the agreement, the Alberini Employment Agreement provides that Mr. Alberini will continue to serve as the Company’s Chief Executive Officer through February 2, 2030. The Alberini Employment Agreement provides for Mr. Alberini to receive the following compensation and benefits:

•	base salary at the annual rate of $1,200,000 (subject to annual review and increase (but not decrease) by the Compensation Committee);

•

an annual cash incentive opportunity based on the achievement of performance criteria to be established by the Compensation Committee, with annual threshold, target and maximum cash incentive opportunities to be 100%, 200% and 300%, respectively, of Mr. Alberini’s base salary for the corresponding year;

•

an initial award of 300,000 restricted stock units with a grant date value of $4,236,000 (the “Alberini One-Time Award”), granted in consideration of Mr. Alberini’s entry into the Alberini Employment Agreement, which was granted on December 19, 2024 and is scheduled to vest, subject to Mr. Alberini’s continued employment through the applicable vesting date, in equal annual installments over five years on January 30 of each of the Company’s 2026, 2027, 2028, 2029, and 2030 fiscal years;

•

commencing with the Company’s 2026 fiscal year, an annual equity award (or awards, as the case may be) with a target grant date fair value of not less than $4,500,000, to be granted when the Company sets its performance goals for each year for purposes of the Company’s executive compensation programs; and

•

participation in the Company’s other benefit plans and policies on terms commensurate with his position (including, without limitation, vacation benefits, reimbursement of certain home security expenses, an automobile provided by the Company and other perquisites), and reimbursement of life insurance premiums up to $10,000 per year.

Dennis Secor

On March 14, 2022, the Company entered into an employment agreement with Dennis Secor (the “Prior Secor Employment Agreement”). The Prior Secor Employment Agreement provided for Mr. Secor to serve the Company as an executive for an employment term that commenced March 15, 2022. The Prior Secor Employment Agreement also provided for Mr. Secor to receive the following compensation and benefits:

•	base salary at the annual rate of $650,000;

•

a cash incentive opportunity for fiscal 2023 based on the achievement of performance criteria to be established by the Compensation Committee, with his target annual cash opportunity to be 75% of his base salary for the corresponding year and his minimum annual cash incentive opportunity to be not less than $175,000;

•

a restricted stock unit award with a grant date value of $345,000 that became eligible to vest as to 100% of the award on March 31, 2023, subject to Mr. Secor’s continued employment through such date; and

•	participation in the Company’s other benefit plans and policies on terms commensurate with his position (including, without limitation, vacation benefits and other perquisites).

The Prior Secor Employment Agreement originally provided for a term of employment to end March 31, 2023, subject to earlier termination. On March 31, 2023, the Prior Secor Employment Agreement was amended (the “Secor Amendment”) to extend the term through March 31, 2024, subject to earlier termination. The Secor Amendment provided that Mr. Secor would continue to serve as the Company’s Interim Chief Financial Officer and Chief Accounting Officer until such time as determined by the Company’s Board of Directors, following which time he would continue to serve the Company (for the duration of his period of employment with the Company) as the Company’s Executive Vice President, Finance. As noted above, Mr. Neubrand succeeded Mr. Secor as the Company’s Chief Financial Officer effective July 3, 2023. For the portion of Mr. Secor’s period of employment with the Company through August 31, 2023, Mr. Secor was employed with the Company on a full-time basis with an annualized base salary rate of $750,000. For the portion of Mr. Secor’s period of employment with the Company following August 31, 2023, his workload was reduced and his annualized base salary rate was reduced to $75,000. Pursuant to the Secor Amendment, he was not eligible for an annual bonus for fiscal year 2024, but he earned a retention bonus of $350,000 for remaining employed with the Company through March 31, 2024. On April 1, 2023, the Company granted Mr. Secor an award of restricted stock units with a grant date fair value of $500,000. The restricted stock units were scheduled to vest, subject to Mr. Secor’s continued employment with the Company, on March 31, 2024, and they vested on that date.

On March 29, 2024, the Company and Mr. Secor entered into an amendment and restatement of the Prior Secor Employment Agreement (the “Amended and Restated Prior Secor Employment Agreement”). The Amended and Restated Prior Secor Employment Agreement extended the term of Mr. Secor’s employment as the Company’s Executive Vice President, Finance through March 31, 2025, subject to earlier termination as provided in the agreement. The Amended and Restated Prior Secor Employment Agreement provided for the following:

•	base salary at an annual rate of $240,000 beginning April 1, 2024;

•

an incentive bonus opportunity for fiscal 2025 based 50% on the achievement of performance criteria established by the Compensation Committee and 50% based on deliverables to be mutually agreed between Mr. Secor and the Company’s Chief Executive Officer. Mr. Secor’s threshold, target and stretch bonus opportunities for fiscal 2025 were $90,000, $180,000, and $270,000, respectively, provided that he remained employed with the Company through March 31, 2025;

•	an award of restricted stock units with a grant date value of $370,000, which became eligible to vest, subject to Mr. Secor’s continued employment, on March 31, 2025; and

•	a one-time fixed allowance of $5,000 and certain employee benefits.

In connection with Mr. Neubrand’s resignation from his position as Chief Financial Officer of the Company, on August 17, 2024, Mr. Secor was appointed as Interim Chief Financial Officer of the Company, effective August 26, 2024. On August 18, 2024, in connection with such appointment, the Company entered into a new employment agreement with Mr. Secor (the “New Secor Employment Agreement”) that replaced, effective August 26, 2024, the Amended and Restated Prior Secor Employment Agreement. The New Secor Employment Agreement provided that Mr. Secor will serve the Company as an executive for an employment term that is scheduled to end August 25, 2025, subject to earlier termination as provided in the New Secor Employment Agreement, and that Mr. Secor will serve as the Company’s Interim Chief Financial Officer for such portion of the employment term from August 26, 2024 through March 31, 2025, as determined by the Board. The New Secor Employment Agreement provided for Mr. Secor to receive the following compensation and benefits:

•	base salary at an annual rate of $750,000 through March 31, 2025, and base salary at an annual rate of $240,000 during the employment term after that date;

•	a retention bonus of $350,000 (the “Secor Retention Bonus”), subject to Mr. Secor’s continued employment through August 25, 2025;

•	a pro-rated “target” bonus of $75,000 for the portion of fiscal 2025 Mr. Secor served as the Company’s Executive Vice President, Finance in lieu of any other cash incentive bonus opportunity;

•	an award of 19,594 restricted stock units with a grant date value of $376,009, which will become eligible to vest, subject to Mr. Secor’s continued employment, on August 25, 2025; and

•	Mr. Secor will also be entitled to a one-time fixed allowance of $2,500 and certain employee benefits.

The New Secor Employment Agreement was amended on March 31, 2025 to provide for Mr. Secor’s continued service as Interim Chief Financial Officer of the Company through the date on which the Company files its Quarterly Report on Form 10-Q for the first quarter of fiscal 2026 or, if earlier, July 31, 2025, the termination of Mr. Secor’s employment with the Company, or such other date that the Board may determine (the “New Secor Amendment”). The New Secor Amendment also extended the period of time Mr. Secor will be employed with the Company until September 12, 2025, subject to earlier termination as provided in the New Secor Employment Agreement. The New Secor Amendment provides that Mr. Secor will continue to be paid a salary at the rate of $750,000 annually through July 31, 2025, and that his annual rate of base salary for the remaining portion of his employment term after that date will be $240,000. The New Secor Amendment provides Mr. Secor with two new retention bonus opportunities: (1) $225,000 subject to his employment with the Company through June 13, 2025, and (2) $50,000 subject to his employment with the Company through September 12, 2025.

Markus Neubrand

In connection with his appointment as the Company’s Chief Financial Officer, on April 27, 2023, Guess Europe Sagl (“Guess Europe”), a wholly-owned subsidiary of the Company, entered into an employment agreement with Mr. Neubrand (the “Neubrand Employment Agreement”). The Neubrand Employment Agreement did not have a specific term, and generally was terminable by either party on three months’ notice.

The Neubrand Employment Agreement provided that Mr. Neubrand was based out of the Company’s headquarters in Switzerland and would be entitled to the following compensation and benefits:

•	a yearly base salary of CHF 475,000;

•

participation in the Company’s annual bonus plan for the Company’s senior executive officers with a target annual cash bonus of 50% of base salary (pro-rated for any period of employment less than an entire fiscal year). Mr. Neubrand’s actual bonus for a fiscal year was determined by the Company in its discretion based on the achievement by the Company and its subsidiaries of performance goals established by the Compensation Committee of the Board (the “Compensation Committee”) and such other considerations as the Compensation Committee may determine;

•

an initial award (the “Initial Award”), which was granted on or promptly after Mr. Neubrand’s first day of employment with Guess Europe, of restricted stock units with respect to 10,000 shares of Common Stock. The award was granted under the Company’s 2004 Equity Incentive Plan and was scheduled to vest, subject to Mr. Neubrand’s continued employment through the applicable vesting date, in equal annual installments over the four-year period following the date of grant;

•

during each fiscal year of the Company, beginning with fiscal year 2024 and subject to Mr. Neubrand remaining employed with Guess Europe through the applicable grant date, Mr. Neubrand was eligible to receive an additional equity award from the Company with a grant date value equal to 50% of Mr. Neubrand’s annual rate of base salary, except that (a) the grant date value for the fiscal 2024 equity award was pro-rated for the portion of the year Mr. Neubrand was employed with Guess Europe, and (b) the grant date fair value of each of Mr. Neubrand’s first four annual equity awards from the Company was reduced by one-quarter of the grant date fair value of the Initial Award. The Compensation Committee determined the type, and other terms and conditions, of each annual equity award;

•

a signing bonus of CHF 150,000, which was paid on the first regular pay date following Mr. Neubrand’s first day of employment with Guess Europe. Had Mr. Neubrand resigned for any reason prior to the first anniversary of his first day of employment, he would have been required to repay the signing bonus upon his resignation;

•	a tuition allowance of CHF 45,000 per year and a flat expense refund of CHF 15,000 per year; and

•	relocation benefits of up to 8,000 CHF to support Mr. Neubrand’s relocation to the Lugano, Switzerland area.

During fiscal 2025, Mr. Neubrand served as our Chief Financial Officer until his resignation as an officer of our Company effective August 26, 2024. Mr. Neubrand resigned as an employee of our Company effective September 30, 2024.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2025

The following table presents information regarding the equity and non-equity incentive awards granted to the Named Executive Officers during fiscal 2025 under the Company’s 2004 Equity Incentive Plan and Bonus Plan. The material terms of each grant are described below under “Description of Plan-Based Awards.”

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Paul Marciano	10/8/2024	(2)	—	—	—	—	234,498	—	—	—	—	4,500,017
	10/8/2024	(3)	1,200,000	2,400,000	3,600,000	—	—	—	—	—	—	—
	10/8/2024	(4)	2,000,000	3,000,000	4,000,000	—	—	—	—	—	—	—
	12/19/2024	(5)	—	—	—	—	—	—	708,216	—	—	10,000,010

Carlos Alberini	10/8/2024	(6)	—	—	—	45,396	181,585	272,378	—	—	—	3,800,011
	10/8/2024	(3)	1,200,000	2,400,000	3,600,000	—	—	—	—	—	—	—
	12/19/2024	(5)	—	—	—	—	—	—	300,000	—	—	4,236,000

Dennis Secor	4/1/2024	(7)	—	—	—	—	—	—	11,078	—	—	370,005
	10/8/2024	(8)	—	—	—	—	—	—	19,594	—	—	376,009

Fabrice Benarouche	10/8/2024	(6)	—	—	—	2,796	11,182	16,773	—	—	—	234,005
	10/8/2024	(3)	97,500	195,000	292,500	—	—	—	—	—	—	—

Markus Neubrand	—		—	—	—	—	—	—	—	—	—	—

(1)

The grant date fair value for each equity award reported in Column (l) of the table above was determined in accordance with applicable accounting rules, with the grant date fair value of performance-based awards determined based on the outcome of the performance-based conditions applicable to the awards that we determined to be probable for these purposes at the time of grant of the awards. See footnote (2) to the “Summary Compensation Table” above.

(2)

The award reported in this row granted to Mr. Marciano during fiscal 2025 consists of restricted stock units that were subject to time- and performance-based vesting requirements. For a description of this award, see “Compensation Discussion and Analysis—Executive Compensation Program Elements for Fiscal 2025—Long-Term Equity Incentive Awards—Equity Awards for Named Executive Officers for Fiscal 2025—Performance Award for Mr. Marciano” above and the narrative that follows this table.

(3)

Amounts reported in these rows reflect the threshold, target and maximum cash incentive award opportunities for Messrs. Marciano, Alberini and Benarouche for fiscal 2025. The cash incentive amount awarded to each Named Executive Officer for fiscal 2025 is included in Column (g) of the “Summary Compensation Table”. For more details, see “Compensation Discussion and Analysis—Executive Compensation Program Elements for Fiscal 2025—Annual Incentive Awards” above. Given the nature of his position as Interim Chief Financial Officer to be followed by a period of transition support, Mr. Secor was not granted a cash incentive award opportunity under the Bonus Plan for fiscal 2025. Instead, the New Secor Employment Agreement provided for payment of a pro-rated “target” bonus of $75,000 and that he will receive a retention bonus for fulfilling his duties to the Company through the August 25, 2025 expiration of the term of his employment agreement. Mr. Neubrand also was not granted a cash incentive award opportunity under the Bonus Plan for fiscal 2025 and he ceased to be employed with the Company before the end of the fiscal year.

(4)

Reflects the threshold, target and maximum fiscal 2025 licensing segment revenues incentive opportunity for Mr. Marciano. The amount awarded to Mr. Marciano for fiscal 2025 is included in Column (g) of the “Summary Compensation Table”. For more details, see “Compensation Discussion and Analysis—Executive Compensation Program Elements for Fiscal 2025—Annual Incentive Awards” above.

(5)

Reflects time-based restricted stock unit awards granted to Messrs. Marciano and Alberini, each of which is eligible to vest as to 20% of the award on January 30 of each of the Company’s 2026, 2027, 2028, 2029, and 2030 fiscal years.

(6)

Reflects the 2025 Relative TSR Awards for Messrs. Alberini and Benarouche. For a description of these awards, see “Compensation Discussion and Analysis—Executive Compensation Program Elements for Fiscal 2025—Long-Term Equity Incentive Awards—Equity Awards for Named Executive Officers for Fiscal 2025—Performance Awards for Mr. Alberini and Mr. Benarouche” above and the narrative that follows this table.

(7)

Reflects a time-based restricted stock unit award granted to Mr. Secor that became eligible to vest as to 100% of the award on March 31, 2025, subject to Mr. Secor’s continued employment through such date. This award vested in full on March 31, 2025.

(8)

Reflects a time-based restricted stock unit award granted to Mr. Secor that will become eligible to vest as to 100% of the award on August 25, 2025, subject to Mr. Secor’s continued employment through such date.

DESCRIPTION OF PLAN-BASED AWARDS

The Grants of Plan-Based Awards Table above reflects a cash incentive award opportunity (under a performance-based program based on fiscal 2025 results) for each of the indicated Named Executive Officers. The table also reflects equity awards granted during fiscal 2025 to the Named Executive Officers, in each case as described in more detail below. Each of these awards was granted under, and is subject to the terms of, the 2004 Plan or the Bonus Plan. The plans are administered by the Compensation Committee. Vesting requirements for these awards discussed in this Proxy Statement generally assume no change in control of the Company occurs and that the executive would not be entitled to any accelerated vesting in connection with a termination of employment. Change in control and accelerated vesting provisions applicable to these awards are discussed below and in the “Potential Payments upon Termination or Change in Control” section below.

Each restricted stock unit awarded to the Named Executive Officers represents a contractual right to receive one share of the Common Stock if the applicable vesting requirements are satisfied. These restricted stock units include dividend equivalent rights. If a cash dividend is paid with respect to the Common Stock while any restricted stock units subject to the award are outstanding, the award will be credited with an amount in cash equal to the dividends the award holder would have received if he or she had been the owner of the shares of Common Stock subject to the outstanding restricted stock units. Any dividend equivalents credited with respect to an award are subject to the same vesting requirements as the restricted stock units to which they relate.

Performance-Based Restricted Stock Units

Mr. Marciano 2025 Performance Award. The restricted stock unit award for Mr. Marciano reported in Column (g) of the table above was eligible to vest if the Company achieved the specific performance goals and based on Mr. Marciano’s continued service through the applicable vesting dates. Fifty percent of the award was eligible to vest based on the Company’s earnings from operations from its licensing segment for fiscal 2025 and the remaining 50% of the award was eligible to vest based on the Company’s total revenue for fiscal 2025. If both of the performance goals established by the Compensation Committee for the performance period were met, all of the restricted stock units subject to the award would be eligible to vest. If only one of the performance goals established by the Compensation Committee for the performance period was met, then 50% of the restricted stock units subject to the award would be eligible to vest. If neither of the performance goals established by the Compensation Committee for the performance period were met, all of the restricted stock units subject to the award would have been cancelled and terminated as of the last day of the performance period. As described in, “Executive Compensation Program Elements for Fiscal 2025—Long-Term Equity Incentive Awards—Equity Awards for Named Executive Officers for Fiscal 2025—Performance Award for Mr. Marciano” above, the Compensation Committee determined that the threshold performance level for earnings from operations derived from our licensing segment was achieved but that the threshold performance level for total Company revenue was not achieved. As a result, 50% of the total award (the portion corresponding to the earnings from operations derived from our licensing segment performance measure) will vest subject to Mr. Marciano’s continued service as noted above, and the remaining portion of the award (the 50% corresponding to the Company revenue performance measure) was forfeited.

The restricted stock units subject to Mr. Marciano’s award that became eligible to vest based on performance during the performance period will generally vest in three equal installments, with one-third of the stock units vesting on January 30 of 2025, 2026 and 2027. In general and except as noted below, if the executive’s service to the Company terminates for any reason, any restricted stock units subject to the award that have not previously vested will terminate. If the executive’s employment terminates due to the executive’s death or disability, all restricted stock units subject to the award will become fully vested as of the termination date (and if such termination occurs prior to the end of the performance period, the performance requirements will be deemed to have been met). If there is a change in control of the Company prior to the end of the performance period, the performance conditions would be deemed to have been satisfied as of the date of such event and the time-based vesting conditions will continue to apply (except as provided in the next sentence). If there is a change in control of the Company and the then-outstanding and unvested portion of the award is terminated in connection with the transaction (that is, it is not continued following such event or assumed or converted by the successor entity), such portion of the restricted stock units subject to the award will become fully vested as of the date of the change in control.

2025 Relative TSR Awards for Mr. Alberini and Mr. Benarouche. Columns (f) through (h) of the table above include the restricted stock units subject to the 2025 Relative TSR Awards granted to Mr. Alberini and Mr. Benarouche in October 2024. The restricted stock units subject to each award cover a target number of shares of the Common Stock as follows: for Mr. Alberini—181,585 shares and for Mr. Benarouche—11,182 shares, with the number of units subject to the award that are ultimately eligible to vest being equal to zero to 150% of the target number based upon the Company’s TSR for a performance period commencing on October 8, 2024 and ending on the last day of fiscal 2027 relative to the TSRs during that performance period of a peer group of companies selected by the Compensation Committee at the time of grant of the award. If the Company’s TSR ranks at the 50th percentile relative to the peer group for the performance period, the target number of the restricted stock units subject to the award will be eligible to vest. If the Company’s TSR ranks at the 25th percentile relative to the peer group for the performance period, 25% of the target number of the restricted stock units subject to the award will be eligible to vest. If the Company’s TSR ranks at the 75th percentile or above relative to the peer group for the performance period, 150% of the target number of the restricted stock units subject to the award will be eligible to vest. However, in no event will the award vest as to the number of shares of Common Stock determined by dividing five times the grant date fair value of the award by the closing price of a share of the Common Stock on the applicable vesting date. If the Company’s TSR is between these threshold, target and maximum performance levels, the vesting percentage will be determined by linear interpolation between the vesting percentages for those levels. No portion of the award will vest if the Company’s relative TSR for the performance period is below the 25th percentile. Any restricted stock units subject to the award that are not deemed eligible to vest based on the Company’s relative TSR will be cancelled and terminated as of the last day of the performance period.

As to Mr. Alberini’s 2025 Relative TSR Award, in the event that, during the performance period and outside of a “Change in Control Window” (which is 12 months prior to, in connection with, or 24 months following a change in control of the Company), Mr. Alberini’s employment terminates due to a termination by the Company without “cause”, by the executive for “good reason” (as such terms are defined in the Alberini Employment Agreement) or due to a non-renewal of the term of the Alberini Employment Agreement by the Company, or if Mr. Alberini’s employment is terminated due to his death or “disability” (as such term is defined in the Alberini Employment Agreement) at any time prior to the vesting date, the target number of units will be prorated by multiplying the target number by a fraction, the numerator of which is the number of days Mr. Alberini was employed during the performance period, and the denominator of which is total number of days in the performance period, and the prorated number of target units would remain outstanding and eligible to vest based on the Company’s relative TSR for the entire performance period.

If a change in control of the Company occurs during the performance period, the award will be eligible to vest as to either the target number of units (if the change in control occurs during fiscal 2025) or based on the Company’s relative TSR for the performance period through the change in control (if the change in control occurs during fiscal 2026 or fiscal 2027). If the award continues following such event or is assumed or converted by the successor entity, the number of units that are eligible to vest will vest on the last day of the original performance period, subject to Mr. Alberini’s continued employment through the vesting date and to accelerated vesting if his employment terminates within a Change in Control Window due to a termination by the Company without “cause”, by him for “good reason”, or due to a non-renewal of the term of the Alberini Employment Agreement by the Company, without application of the proration described above, or due to Mr. Alberini’s death or “disability,” with application of the proration described above. Such units will vest upon the change in control if the award is to be terminated in connection with the change in control transaction (that is, the award does not continue following such event and is not assumed or converted by the successor entity).

As to Mr. Benarouche’s 2025 Relative TSR Award, in the event that, during the performance period, the executive’s employment is terminated due to his death or disability (as defined in the 2004 Plan) at any time prior to the vesting date, the target number of units will be prorated by multiplying the target number by a fraction, the numerator of which is the number of days the executive was employed during the performance period, and the denominator of which is total number of days in the performance period, and the prorated number of target units would remain outstanding and eligible to vest based on the Company’s relative TSR for the entire performance period. If a change in control of the Company occurs during the performance period, the award will be eligible to vest as to either the target number of units (if the change in control occurs during fiscal 2025) or based on the Company’s relative TSR for the performance period through the change in control (if the change in control occurs during fiscal 2026 or fiscal 2027). If the award continues following such event or is assumed or converted by the successor entity, the number of units that are eligible to vest will vest on the last day of the original performance period subject to the executive’s continued employment through the vesting date and to accelerated vesting if his employment terminates due to his death or disability, with application of the proration described above. Such units will vest upon the change in control if the award is to be terminated in connection with the change in control transaction (that is, the award does not continue following such event and is not assumed or converted by the successor entity).

Other Restricted Stock Unit Awards

One-Time Awards for Messrs. Marciano and Alberini. Column (i) of the table above includes the restricted stock units subject to the Marciano One-Time Award and the Alberini One-Time Award (together, the “One-Time Awards”), with respect to 708,216 shares and 300,000 shares that were granted to Mr. Marciano and Mr. Alberini, respectively, in December 2024. The One-Time Awards each become eligible to vest in five equal annual installments on January 30 of each of the Company’s 2026, 2027, 2028, 2029, and 2030 fiscal year, subject to the executive’s continued employment through the applicable vesting date.

As to the Marciano One-Time Award, in the event that Mr. Marciano’s employment terminates prior to February 2, 2030 without “cause,” by Mr. Marciano for “good reason” or due his death or “disability” (as such terms are defined in the Marciano Employment Agreement), any portion of the Marciano One-Time Award that is outstanding and unvested as of Mr. Marciano’s termination date will vest in full.

As to Mr. Alberini’s One-Time Award, in the event that Mr. Alberini’s employment terminates prior to February 2, 2030 without “cause” or by Mr. Alberini for “good reason” (as such terms are defined in the Alberini Employment Agreement), any portion of the Alberini One-Time Award that is outstanding and unvested as of Mr. Alberini’s termination date will vest in full. In the event that Mr. Alberini’s employment terminates prior to February 2, 2030 due his death or “disability” (as defined in the Alberini Employment Agreement), the Alberini One-Time Award will become vested as to a prorated portion of the restricted stock units otherwise scheduled to vest on the next regularly scheduled vesting date after Mr. Alberini’s termination date determined by multiplying the number of restricted stock units otherwise scheduled to vest on the next regularly scheduled vesting date after Mr. Alberini’s termination date by a fraction, the numerator of which is the number of days Mr. Alberini was employed by the Company following the last regularly scheduled vesting date through his termination date, and the denominator of which is the number of days between the last regularly scheduled vesting date and the next regularly scheduled vesting date.

Retention Awards for Mr. Secor. The restricted stock unit awards for Mr. Secor reported in Column (i) of the table above with respect to 11,078 shares (the “April 2024 Award”) and 19,594 shares (the “October 2024 Award”), will become eligible to vest in full based on Mr. Secor’s continued employment through March 31, 2025 and August 25, 2025, respectively. The April 2024 Award was granted pursuant to the Amended and Restated Prior Secor Employment Agreement and the October 2024 Award was granted pursuant to the New

Secor Employment Agreement. In each case, in the event that Mr. Secor’s employment terminates due to a termination by the Company without “cause” or by the executive for “good reason” (as such terms are defined in the applicable employment agreement) at any time prior to the vesting date, the award will vest in full on Mr. Secor’s termination date. In the event that Mr. Secor’s employment terminates due to his death or “disability” (as such term is defined in the applicable employment agreement) at any time prior to the vesting date, the number of units will be prorated by multiplying the target number by a fraction, the numerator of which is the number of days Mr. Secor was employed by the Company during the term of the applicable employment agreement, and the denominator of which is 365, and the prorated number of target units would vest on Mr. Secor’s termination date.

Non-Equity Incentive Plan Awards

With respect to fiscal 2025 performance, the Company granted non-equity incentive plan award opportunities to its Named Executive Officers as described in footnote (3) to the table above. In April 2025, the Compensation Committee reviewed the Company’s performance with respect to the pre-established performance goals, certified the level of performance and the resulting awards to the Named Executive Officers for fiscal 2025 as described above under “Executive Compensation Program Elements for Fiscal 2025—Annual Incentive Awards” and as set forth in Column (g) of the “Summary Compensation Table.”

OUTSTANDING EQUITY AWARDS AT FISCAL 2025 YEAR-END

The following table presents information regarding the outstanding equity awards held by each Named Executive Officer as of February 1, 2025, including the vesting dates for the awards that had not fully vested as of that date.

			Option Awards(1)				Stock Awards(2)
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Paul Marciano	6/11/2020	(4)	348,157	—	6.39	6/11/2030	—	—	—	—
	5/12/2023	(5)	—	—	—	—	82,736	1,068,122	—	—
	10/8/2024	(6)	—	—	—	—	78,166	1,009,123	—	—
	12/19/2024	(7)	—	—	—	—	708,216	9,143,069	—	—

Carlos Alberini	2/20/2019	(8)	600,000	—	19.13	2/20/2029	—	—	—	—
	6/11/2020	(4)	348,157	—	6.39	6/11/2030	—	—	—	—
	6/30/2021	(9)	—	—	—	—	—	—	300,000	3,873,000
	5/12/2023	(10)	—	—	—	—	27,578	356,032	—	—
	5/12/2023	(11)	—	—	—	—	—	—	127,489	1,645,883
	10/8/2024	(12)	—	—	—	—	—	—	45,396	586,066
	12/19/2024	(7)	—	—	—	—	300,000	3,873,000	—	—

Dennis Secor	4/1/2024	(13)	—	—	—	—	11,078	143,017	—	—
	10/8/2024	(14)	—	—	—	—	19,594	252,959	—	—

Fabrice Benarouche	4/2/2015	(15)	14,100	—	15.95	4/2/2025	—	—	—	—
	3/30/2016	(15)	21,400	—	16.57	3/30/2026	—	—	—	—
	3/29/2017	(15)	72,500	—	8.97	3/29/2027	—	—	—	—
	3/30/2018	(15)	14,000	—	18.49	3/30/2028	—	—	—	—
	6/10/2019	(15)	31,300	—	12.07	6/10/2029	—	—	—	—
	5/10/2022	(16)	—	—	—	—	3,750	48,413	—	—
	3/22/2023	(17)	—	—	—	—	7,500	96,825	—	—
	5/12/2023	(18)	—	—	—	—	3,226	41,648	—	—
	5/12/2023	(11)	—	—	—	—	—	—	6,486	83,734
	10/8/2024	(12)	—	—	—	—	—	—	2,796	36,096

Markus Neubrand (19)	—		—	—	—	—	—	—	—	—

(1)

All options reported in the table above were granted under, and are subject to, the Company’s 2004 Equity Incentive Plan. The option expiration date shown in Column (f) above is the normal expiration date, and the latest date that the options may be exercised. The options may terminate earlier in certain circumstances. The per share exercise price of each option outstanding on May 3, 2024 was equitably adjusted in accordance with the applicable award terms to account for the Company’s special dividend of $2.25 paid on that same date.

(2)	All stock awards reported in the table above were granted under, and are subject to, the Company’s 2004 Equity Incentive Plan.
(3)

The market value of stock awards reported in Columns (h) and (j) is computed by multiplying the applicable number of shares of stock reported in Columns (g) and (i), respectively, by $12.91, the closing market price of the Common Stock on January 31, 2025, the last trading day of fiscal 2025.

(4)	Awards vested in three equal installments on each June 11 of 2021, 2022 and 2023.
(5)

Under the terms of the award granted to Mr. Marciano in fiscal 2024, since the Company’s earnings from operations derived from the Company’s licensing segment for fiscal 2024 and the Company’s earnings from operations for fiscal 2024 exceeded the pre-established performance threshold, the award will vest in three equal annual installments. One-third of the award vested on each of January 30, 2024 and January 30, 2025, and the remaining installment is scheduled to vest on January 30, 2026.

(6)

Under the terms of the award granted to Mr. Marciano in fiscal 2025, since the Company’s earnings from operations derived from the Company’s licensing segment for fiscal 2025 exceeded the applicable pre-established performance threshold, but the Company’s total revenue for fiscal 2025 did not meet the applicable pre-established performance threshold, 50% of the award will vest in three equal annual installments and the 50% of the award corresponding to the revenue metric terminated in its entirety and will not vest. Accordingly, one-half of the award was forfeited and is not shown in the table as outstanding. One-third of the remaining half of the award vested on January 30, 2025, with the remaining installments scheduled to vest on January 30, 2026 and January 30, 2027.

(7)	Mr. Marciano’s and Mr. Alberini’s One-Time Awards each vest in five equal installments. One-fifth of each award vests on each January 30 of 2026, 2027, 2028, 2029 and 2030.
(8)	Award vested in four equal installments on each February 20 of 2020, 2021, 2022 and 2023.
(9)

Award is eligible to vest in four equal tranches, with a tranche vesting on each of (i) the later of the Company’s stock achieving a market price of $35 and June 30, 2022, (ii) the later of the Company stock’s achieving a market price of $40 and June 30, 2023, (iii) the later of the Company’s stock achieving a market price of $45 and June 30, 2024, and (iv) the later of the Company’s stock achieving a market price of $50 and June 30, 2025, provided that the stock price hurdle for each tranche must be achieved prior to July 1, 2025 and each tranche being subject to Mr. Alberini’s continued employment through the applicable vesting date. Stock price for purposes of determining achievement is the trailing 15 trading day average closing stock price.

(10)

Under the terms of the Earnings from Operations award granted to Mr. Alberini in fiscal 2024, since the Company’s earnings from operations for fiscal 2024 exceeded the pre-established performance threshold, the award will vest in three equal annual installments. One-third of the award vested on each of January 30, 2024 and January 30, 2025, with the remaining installment scheduled to vest on January 30, 2026.

(11)

Under the terms of the 2024 Relative TSR Awards, these awards are subject to a relative TSR vesting requirement over a three-year performance period from January 29, 2023 through the end of the Company’s 2026 fiscal year. Between zero and 150% of the target number of restricted stock units subject to the awards will vest based on the Company’s TSR compared to the TSRs for a peer group of companies approved by the Compensation Committee for the three-year performance period. The numbers reported above reflect the target number of units subject to the awards (100% of the target number of units subject to the award) because, had the applicable performance period ended at the end of fiscal 2025, the number of restricted stock units subject to the award that would have vested would have been between the threshold and target level. These awards include a dollar-denominated payment cap such that the number of restricted stock units that vest will not exceed the number of restricted stock units determined by dividing a specified dollar amount ($9,200,000 as to Mr. Alberini’s award and $468,000 as to Mr. Benarouche’s award) by the closing price of a share of the Company’s Common Stock on the applicable vesting date.

(12)

Under the terms of the 2025 Relative TSR Awards, these awards are subject to a relative TSR vesting requirement over approximately a two year and four month performance period from October 8, 2024 through the end of the Company’s 2027 fiscal year. Between zero and 150% of the target number of restricted stock units subject to the awards will vest based on the Company’s TSR compared to the TSRs for a peer group of companies approved by the Compensation Committee for the three-year performance period. The numbers reported above reflect the threshold number of units subject to the awards (25% of the target number of units subject to the award) because, had the applicable performance period ended at the end of fiscal 2025, the number of restricted stock units subject to the award that would have vested would have been below the threshold level. These awards include a payment cap such that the number of restricted stock units that vest will not exceed the number of restricted stock units determined by dividing five times the grant date fair value of the award by the closing price of a share of the Company’s Common Stock on the applicable vesting date.

(13)	Award vested in full on March 31, 2025.
(14)	This award will vest in full on August 25, 2025, subject to Mr. Secor’s continued service through such date.
(15)	Awards have vested in full.
(16)

Award vests in four equal installments. One-fourth of the award vested on each of January 5, 2023, January 5, 2024 and January 5, 2025, with the remaining installment scheduled to vest on January 5, 2026.

(17)

Award vests in four equal installments. One-fourth of the award vested on each of January 5, 2024 and January 5, 2025, with the remaining installments scheduled to vest on each of January 5, 2026 and January 5, 2027.

(18)

Under the terms of the Earnings from Operations award granted to Mr. Benarouche in fiscal 2024, since the Company’s earnings from operations for fiscal 2024 exceeded the pre-established performance threshold, the award will vest in four equal annual installments. One-fourth of the award vested on each of January 30, 2024 and January 30, 2025, with the remaining installments scheduled to vest on January 30, 2026 and January 30, 2027.

(19)	Mr. Neubrand resigned from his position as Chief Financial Officer of the Company effective August 26, 2024 and as an employee of the Company effective September 30, 2024.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2025

The following table presents information regarding (i) the exercise of stock options by Named Executive Officers during fiscal 2025 and (ii) the vesting during fiscal 2025 of stock awards previously granted to the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
(a)	(b)	(c)	(d)	(e)
Paul Marciano	—	—	158,693	2,592,585
Carlos Alberini	—	—	74,633	1,228,811
Dennis Secor	—	—	36,772	992,567
Fabrice Benarouche	—	—	11,801	195,452
Markus Neubrand	—	—	2,500	58,700

(1)

The dollar amounts shown in Column (c) above for option awards are determined by multiplying (i) the number of shares of the Common Stock to which the exercise of the option related, by (ii) the difference between the per-share closing price of the Common Stock on the date of exercise and the exercise price of the options.

(2)

The dollar amounts shown in Column (e) above for stock awards are the sum of (1) the number of shares that vested multiplied by the per-share closing price of the Common Stock on the vesting date, plus (2) the aggregate cash value of any dividend equivalents received by the executive with respect to the applicable award.

PENSION BENEFITS TABLE—FISCAL 2025

The following table presents information regarding the present value, computed as of February 1, 2025, of accumulated benefits that may become payable to Messrs. Paul Marciano and Alberini under the Company’s Supplemental Executive Retirement Plan, or SERP, the Company’s only defined benefit pension plan.

Name	Plan Name	Number of Years Credited Services (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)(2)
Paul Marciano	SERP	24	16,331,188	—
Carlos Alberini	SERP	9	2,605,165	226,939

(1)

The amount in this Column represents the actuarial present value, computed as of February 1, 2025, of the Named Executive Officer’s accrued aggregate pension benefit with respect to the SERP. The actuarial present value of accrued benefits is based on a discount rate of 5.35%, the PRI 2012 Mortality Table with MP 2021 Mortality Projections and an assumed retirement age of 78 for Mr. Marciano and 65 for Mr. Alberini. The assumptions used are the same as those used for financial reporting purposes and contained in Note 14—Defined Benefit Plans to the notes to our consolidated financial statements, included as part of our Fiscal 2025 Annual Report on Form 10-K. See footnote (4) to the “Summary Compensation Table” above for more information concerning the year-over-year changes to the actuarial present value of the accrued aggregate pension benefits with respect to the SERP.

(2)

Mr. Alberini began receiving SERP benefits in January 2021 with respect to his prior service to the Company ending in June 2010. In light of applicable Internal Revenue Code rules, these payments could not be delayed or deferred without incurring significant tax penalties.

The Company adopted the SERP in 2006 to provide certain selected executives with benefits upon retirement, termination of employment, death, disability or a change in control of the Company, in certain prescribed circumstances. The only executive officers who were participants in the SERP as of February 1, 2025 were Messrs. Marciano and Alberini. Mr. Alberini’s benefit was accrued with respect to his service to the Company between 2006 and 2010. Mr. Alberini is not accruing additional SERP benefits with respect to his current service as Chief Executive Officer.

Annual benefits available under the SERP, or SERP Benefits, are calculated by multiplying the participant’s highest average compensation (including base salary and certain annual cash incentives) during any two of the final three full calendar years of employment by a percentage equal to 2.5% for each year of service, subject to a maximum benefit of 60% of such average compensation for Mr. Marciano. Mr. Marciano is fully vested in his SERP Benefits and has already attained the maximum permitted twenty-four years of service for purposes of calculating SERP Benefits. The highest amount of “compensation” (as defined in the SERP) for Mr. Marciano for any year following 2013 that will be taken into account for purposes of calculating his benefits under the plan will be $6,250,000, and if he retires or otherwise has a termination of employment for any reason other than for cause after January 31, 2016, his “average compensation” for purposes of his SERP benefit will be determined as of January 31, 2016.

As noted above, Mr. Alberini is not accruing additional SERP benefits with respect to his service as Chief Executive Officer. His benefit is calculated based on his accrued service and compensation history when he ceased being the Company’s President and Chief Operating Officer in 2010.

SERP Benefits are generally payable over the lifetime of the participant, subject to the advance election by each participant to receive an actuarial equivalent in the form of a ten- or fifteen-year term-certain life annuity or a joint and 50% survivor annuity. The SERP Benefit amounts will be reduced by the amount of a participant’s estimated Social Security benefits. If a participant retires on or after reaching the age of 65, his SERP Benefit will begin to be paid in the form selected by the participant. If a participant’s employment is terminated prior to reaching the age of 65, his SERP Benefit will cease to accrue and he will begin to be paid in the form selected by the participant, commencing following the attainment of age 65. Upon a participant’s death or disability, the participant or his beneficiaries will generally be entitled to receive a lump sum actuarial equivalent of the applicable SERP Benefit. The SERP provides that if a participant experiences a termination of employment within twelve months following a change in control of the Company, the participant will be entitled to receive a lump sum actuarial equivalent of the applicable SERP Benefit as if such benefit had been completely vested following such termination.

The present value of Mr. Marciano’s accumulated benefit under the SERP at the end of fiscal 2012 was $37,059,275. Changes in actuarial factors have resulted in the present value of Mr. Paul Marciano’s accumulated benefit under the SERP being less than that amount at the end of each fiscal year subsequent to fiscal 2012. In accordance with applicable SEC rules, in years in which the present value of the benefit decreased, such as in fiscal 2025, fiscal 2024 and fiscal 2023, the change in the present value of the benefit for those fiscal years was reported as $0 (and not the actual amount of the reduction) in the Summary Compensation Table.

NON-QUALIFIED DEFERRED COMPENSATION PLAN TABLE—FISCAL 2025

The following table sets forth summary information regarding contributions to, earnings on, withdrawals from and account balances under the Company’s Non-Qualified Deferred Compensation Plan, or DCP, for and as of the fiscal year ended February 1, 2025.

Name	Executive Contributions In Last Fiscal Year ($)	Registrant Contributions In Last Fiscal Year ($)(1)	Aggregate Earnings In Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(2)
Paul Marciano	—	1,800	540,247	—	3,906,419
Carlos Alberini	—	—	—	—	—
Fabrice Benarouche	—	—	—	—	—
Dennis Secor	—	—	—	—	—
Markus Neubrand	—	—	—	—	—

(1)

There were no discretionary Company contributions with respect to any of the Named Executive Officers during fiscal 2025. The amount in this column represents contributions made by the Company during fiscal 2025 under the terms of the DCP to “make up” for 401(k) match amounts that could not be made to such executive’s account under our tax-qualified 401(k) plan (in which substantially all of our salaried employees are eligible to participate) due to applicable Internal Revenue Code limits. These amounts are also included in Column (i) of the “Summary Compensation Table” above.

(2)

To the extent the executive officers were Named Executive Officers in prior years, the amounts reported in the aggregate balance at last fiscal year end that represented prior base salary and annual cash incentive award deferrals or Company contributions were previously reported as compensation to the Named Executive Officers in our “Summary Compensation Table” as “Salary,” “Non-Equity Incentive Plan Compensation” or “All Other Compensation” in previous years. Amounts reported in the aggregate balance at last fiscal year end that represent earnings in prior years on previously deferred amounts are not reflected in prior period Summary Compensation Tables.

Under the DCP, select employees who satisfy certain eligibility requirements, including each of the Named Executive Officers, and members of the Board may make annual irrevocable elections to defer up to 75% of their base salary, 100% of their annual cash incentive, 100% of their cash compensation earned under any Company long-term incentive plan or 100% of their director fees to be earned during the following calendar year. In addition, the Company makes contributions to “make up” for Company match amounts under the Company’s 401(k) plan that cannot be made to Named Executive Officers because of applicable Internal Revenue Code limits.

Account balances are credited with income, gains and losses based on the performance of investment funds selected by the participant from a list of funds designated by the Company. Participants are at all times 100% vested in the amounts credited to their deferral accounts with respect to their deferrals. Amounts credited with respect to lost 401(k) match amounts are subject to the same vesting requirements provided in the Company’s 401(k) plan and amounts credited with respect to discretionary Company contributions are subject to vesting requirements, if any, imposed on such amounts by the Company. Participants will be eligible to receive distributions of the amounts credited to their accounts at or after their termination of employment, retirement, disability, death, change in control of the Company or upon another previously determined scheduled distribution date, in a lump sum or installments pursuant to elections made under the rules of the DCP. For the Named Executive Officers, Section 409A of the Internal Revenue Code requires that distributions may not occur earlier than six months following the Named Executive Officer’s termination of employment (excluding termination due to disability or death). The DCP is not required to be funded by the Company, until benefits become payable, and participants have an unsecured contractual commitment by the Company to pay the amounts due under the DCP. The Company has purchased corporate-owned life insurance to help offset this liability.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following section describes the benefits that may become payable to each of our Named Executive Officers (other than Mr. Neubrand) in connection with a termination of their employment and/or a change in control of the Company. As prescribed by SEC rules, in calculating the amounts of any potential payments for each Named Executive Officer described below, we have assumed that the termination and/or change in control occurred on the last business day of fiscal 2025. The benefits described below do not include any amounts with respect to fully vested SERP, DCP or 401(k) benefits or vested and unexercised stock options where no additional benefit is provided thereunder to the Named Executive Officer as a result of a termination or change in control. As reflected in the tables below and as discussed below and in the “Description of Plan-Based Awards” section above, outstanding equity-based awards held by our Named Executive Officers may also be subject to accelerated vesting in certain circumstances in connection with a termination of their employment and/or a change in control.

Mr. Neubrand resigned from his position as Chief Financial Officer of the Company effective August 26, 2024 and as an employee of the Company effective September 30, 2024. He did not receive any severance payments or benefits in connection with his resignation.

Paul Marciano

The Marciano Employment Agreement provides that if Mr. Marciano’s employment with the Company is terminated by the Company without “cause” or by Mr. Marciano for “good reason” (as such terms are defined in the Marciano Employment Agreement) prior to February 2, 2030, Mr. Marciano will be entitled to receive the following separation benefits: (1) payment of an aggregate amount equal to two times his base salary and target annual bonus, with such amount generally payable in 24 substantially equal monthly installments following the termination of employment, (2) a pro-rata portion of his annual bonus and Licensing Segment Bonus for the year in which the termination occurs (pro-rata based on the number of days of employment during the year and based on actual performance for the year had his employment continued through the year), and (3) the One-Time Licensing Bonus will vest in full. Mr. Marciano may also be entitled to certain accelerated vesting of outstanding equity awards in connection with certain terminations of his employment and in connection with certain change in control events impacting the Company. See “Description of Plan-Based Awards—Performance-Based Restricted Stock Units” above for a description of the material terms of certain of these benefits. Mr. Marciano also received restricted stock unit awards in prior fiscal years that had similar accelerated vesting provisions as the restricted stock unit awards granted to Mr. Marciano in fiscal 2025.

In the event Mr. Marciano’s employment is terminated by the Company without “cause”, by Mr. Marciano for “good reason” (as such terms are defined in the Marciano Employment Agreement) prior to February 2, 2030, as to each other stock option, restricted stock, restricted stock unit or similar equity award granted to Mr. Marciano by the Company that is then outstanding and otherwise unvested (notwithstanding anything contained in the applicable award agreement or the 2004 Equity Incentive Plan), (a) the equity award will vest as to a pro-rata portion of the number of shares subject to the award covered by the next time- and service-based vesting installment applicable to the award that is otherwise scheduled to vest after the date of Mr. Marciano’s termination of employment (pro-rata based on the number of days of employment during the period beginning on the last time- and service-based vesting date under the applicable award that occurred prior to the termination of employment and ending on the next time- and service-based vesting date under the applicable award that was next scheduled to occur after the termination of employment), and (b) as to an award that is subject to performance-based vesting requirements, the award will remain subject to the applicable performance-based vesting conditions and the pro-rata vesting provided for above will apply only as to the next installment scheduled to vest pursuant to the time- and service-based vesting conditions applicable to the award. If, however, such a termination of Mr. Marciano’s employment occurs within 12 months before, upon, or within two years after a change in control, as to each such stock option, restricted stock, restricted stock unit or similar equity award granted to Mr. Marciano by the Company that is then outstanding and otherwise unvested (and did not otherwise accelerate pursuant to the foregoing provisions), the time- and service-based vesting condition applicable to the equity award will no longer apply in its entirety, and any performance-based condition and timing of payment of the award will be as provided in the applicable award agreement.

If Mr. Marciano’s employment terminates due to his death or “disability” (as defined in the Marciano Employment Agreement) prior to February 2, 2030, he will be entitled to receive the following separation benefits: (1) payment of the pro-rata annual bonus and Licensing Segment Bonus described above for the year in which his employment terminates except that the pro-rata annual bonus will be based on the “target” level of performance for the year, (2) pro-rata accelerated vesting of each of his then outstanding and unvested equity awards granted on or before December 19, 2024 other than the Marciano One-Time Award, as described above, (3) as to the Marciano One-Time Award and each of his then outstanding and unvested equity awards granted after December 19, 2024, (a) all time and service-based vesting conditions will no longer apply and (b) as to an award that is subject to performance-based vesting requirements, the award will remain outstanding until the end of the applicable performance period (as such performance period may be shortened pursuant to the applicable award terms in connection with a change in control or similar event) and the vesting of the award will be determined based on achievement of the performance conditions as provided in the applicable award agreement, and (4) the One-Time Licensing Bonus will vest in full.

If Mr. Marciano’s employment by the Company terminates on or after February 2, 2030 as a result of his death or “disability,” a termination of employment by the Company without “cause,” or as a result of his “retirement” (as such terms are defined in the Marciano Employment Agreement), he will be entitled to receive the following separation benefits: (1) payment of the pro-rata annual bonus and Licensing Segment Bonus described above for the year in which his employment terminates (pro-rata based on the number of days of employment during the year and based on actual performance for the year had his employment continued through the year), (2) as to each of his then outstanding and unvested equity awards, (a) all time and service-based vesting conditions will no longer apply and (b) as to an award that is subject to performance-based vesting requirements, the award will remain outstanding until the end of the applicable performance period (as such performance period may be shortened pursuant to the applicable award terms in connection with a change in control or similar event) and the vesting of the award will be determined based on achievement of the performance conditions as provided in the applicable award agreement, and (3) provision of an executive-level office and executive-level administrative support at the Company’s principal executive office in the United States for five years following Mr. Marciano’s termination of employment.

Mr. Marciano is not entitled to a change in control excise tax gross-up provision under the terms of the Marciano Employment Agreement or any other agreement entered into with the Company. Should Mr. Marciano’s payments, rights or benefits (whether under an employment agreement or any other plan or arrangement) be subject to the excise tax imposed under Sections 280G and 4999 of the Internal Revenue Code, the Marciano Employment Agreement provides that such payments, rights or benefits will be reduced to the extent necessary so that no portion of such payments, rights or benefits will be subject to such excise tax, but only if, by reason of such reduction, the net after-tax benefit received by Mr. Marciano will exceed the net after-tax benefit that he would receive if no such reduction was made.

Mr. Marciano’s right to receive the severance benefits described above is generally subject to his providing a release of claims in favor of the Company.

The following table sets forth the estimated amounts that Mr. Marciano would have become entitled to under the terms of his award agreements evidencing outstanding equity awards had his employment with the Company terminated and/or a change in control of the Company occurred on the last business day of fiscal 2025:

Name	Triggering Event	Cash Severance ($)(1)	Bonus ($)(2)	Value of Accelerated Restricted Stock, Restricted Stock Units and Unvested Options ($)(3)(4)	Total ($)
Paul Marciano	Death / Disability	—	15,400,000	9,154,451	24,554,451
	Term. Without Cause or Resign for Good Reason (No Change in Control)	7,200,000	14,000,000	9,154,451	30,354,451
	Change in Control	—	—	—	—
	Term. Without Cause or Resign for Good Reason in Connection with Change in Control	7,200,000	14,000,000	11,220,313	32,420,313

(1)	Represents an amount equal to two times the sum of Mr. Marciano’s base salary and target annual bonus.
(2)

Represents the actual bonus ($0) and Licensing Segment Bonus ($4,000,000) paid to Mr. Marciano for fiscal 2025 (except in the case of death or disability, represents a pro-rata portion of the “target” level of annual bonus and Licensing Segment Bonus), plus the accelerated portion of Mr. Marciano’s One-Time Licensing Bonus ($10,000,000).

(3)

Represents the intrinsic value of Mr. Marciano’s unvested restricted stock unit awards that would accelerate in the circumstances indicated. The value of unvested restricted stock and stock unit awards is calculated by multiplying $12.91 (the closing price of the Common Stock on the NYSE on January 31, 2025, the last trading day of fiscal 2025) by the number of shares subject to the accelerated portion of the award.

(4)

In fiscal 2025, Mr. Marciano was granted a restricted stock unit award subject to both time- and performance-based vesting requirements. If there is a “change in control” (as such term is defined in the award agreement) prior to the end of fiscal 2025, the performance-based requirements (but not the subsequent time-based requirements) will be deemed satisfied. None of the awards held by Mr. Marciano would automatically vest on a change in control of the Company. This presentation assumes that the awards would be continued following the transaction or assumed or converted by a successor entity. If the awards were to be terminated in connection with the transaction (and not assumed or converted by a successor entity), all of the outstanding and unvested equity awards held by the executive would accelerate. In such circumstances, the value of Mr. Marciano’s awards that would vest in connection with the termination of the awards would be $11,220,313. To the extent the awards accelerated in connection with a termination of the awards, there would be no additional accelerated vesting value with respect to such awards in connection with a termination of employment.

Carlos Alberini

The Prior Alberini Employment Agreement provided that if Mr. Alberini’s employment with the Company was terminated by the Company without “cause” (as defined in the Prior Alberini Employment Agreement), upon expiration of the term of the agreement then in effect by reason of the Company’s delivery of a notice of non-renewal if the Company did not have cause to deliver such non-renewal notice, or by Mr. Alberini for “good reason” (as defined in the Prior Alberini Employment Agreement), Mr. Alberini would have been entitled to receive, the following separation benefits: (1) payment of an aggregate amount equal to two times his base salary, with such amount generally payable in 24 substantially equal monthly installments following the termination of employment (or, in the event such termination of employment occurred within 12 months before, upon or within two years after a change in control (as defined in the agreement), lump sum payment of an aggregate amount equal to two times the sum of his base salary and target annual cash incentive); (2) a pro-rata portion of his annual cash incentive for the year in which the termination occurred (pro-rata based on the number of days of employment during the year and based on actual performance for the year had his employment continued through the year); (3) reimbursement of Mr. Alberini’s life insurance premiums of up to $10,000 per year for up to two years; and (4) payment or reimbursement of Mr. Alberini’s premiums to continue healthcare coverage under COBRA for up to 24 months.

The Alberini Employment Agreement, effective December 19, 2024, which superseded the Prior Alberini Employment Agreement, provides that if Mr. Alberini’s employment with the Company is terminated by the Company without “cause” or by Mr. Alberini for “good reason” (as such terms are defined in the Alberini

Employment Agreement) prior to February 2, 2030, Mr. Alberini will be entitled to receive the following separation benefits: (1) payment of an aggregate amount equal to two times his base salary and target annual bonus, with such amount generally payable in 24 substantially equal monthly installments following the termination of employment, (2) a pro-rata portion of his annual bonus for the year in which the termination occurs (pro-rata based on the number of days of employment during the year and based on actual performance for the year had his employment continued through the year), (3) reimbursement of Mr. Alberini’s life insurance premiums of up to $10,000 per year for up to two years, and (4) payment or reimbursement of Mr. Alberini’s premiums to continue healthcare coverage under COBRA for up to 24 months. Mr. Alberini may also be entitled to certain accelerated vesting of outstanding equity awards in connection with certain terminations of his employment and in connection with certain change in control events impacting the Company. See “Description of Plan-Based Awards” above for a description of the material terms of these benefits with respect to Mr. Alberini’s awards granted during fiscal 2025. Mr. Alberini also received equity awards in prior fiscal years that are outstanding and had the following provisions for accelerated vesting:

Fiscal 2023 and Fiscal 2024 Relative TSR Awards. In fiscal 2023 and fiscal 2024, Mr. Alberini was granted restricted stock units that are eligible to vest based on the Company’s TSR relative to the TSRs of a peer group of companies selected by the Compensation Committee during the performance period of the award. The termination of employment and change in control provisions of these awards are similar to the provisions of the 2025 Relative TSR Award granted to Mr. Alberini for fiscal 2025 described above under “Description of Plan-Based Awards—Performance-Based Restricted Stock Units.”

Fiscal 2022 Stock Price Award. In fiscal 2022, Mr. Alberini was granted a restricted stock unit award that is eligible to vest if specified stock price levels for the Common Stock are achieved (Mr. Alberini’s “2022 Stock Price Award”). The award consists of 300,000 restricted stock units that are eligible to vest in four equal installments, with such installments being scheduled to vest, subject to Mr. Alberini’s continued employment, on the later of (i) achievement of the stock price target for that installment and (ii) the “earliest vesting date” for that installment as reflected in the table below:

Tranche	Stock Price Target	Earliest Vesting Date
A	$35.00	6/30/22
B	$40.00	6/30/23
C	$45.00	6/30/24
D	$50.00	6/30/25

For purposes of this award, stock price is measured based on the average closing price of a share of Common Stock over a period of 15 consecutive trading days. To the extent the award has not vested as of June 30, 2025, it will terminate on that date. If Mr. Alberini employment terminates due to a termination by the Company without “cause”, by the executive for “good reason” (as such terms are defined in Mr. Alberini’s employment agreement), or if the executive’s employment is terminated due to the executive’s death or “disability” (as defined in Mr. Alberini’s employment agreement) during the performance period, any then-unvested units as to which the applicable stock price target has been met will vest on the executive’s termination date, and any units that remain unvested will terminate. If a change in control of the Company occurs during the performance period, all stock price targets will be deemed met as of the change in control, and any units as to which the earliest vesting date occurs prior to the change in control will vest on the change in control. If the award does not continue following a change in control of the Company or is not assumed or converted by the successor entity, the award will vest in full upon the change in control. If the award continues following the change in control or is assumed or converted by the successor entity, and Mr. Alberini’s employment is terminated by the Company without “cause” or by the executive for “good reason” within 24 months following the change in control, any then-unvested units will vest.

Other Awards. In the event Mr. Alberini’s employment is terminated by the Company without “cause”, by Mr. Alberini for “good reason” (as such terms are defined in the Alberini Employment Agreement) prior to February 2, 2030, as to each other stock option, restricted stock, restricted stock unit or similar equity award granted to Mr. Alberini by the Company that is then outstanding and otherwise unvested (notwithstanding anything contained in the applicable award agreement or the 2004 Equity Incentive Plan), (a) the equity award will vest as to a pro-rata portion of the number of shares subject to the award covered by the next time- and service-based vesting installment applicable to the award that is otherwise scheduled to vest after the date of Mr. Alberini’s termination of employment (pro-rata based on the number of days of employment during the period beginning on the last time and service-based vesting date under the applicable award that occurred prior to the termination of employment and ending on the next time- and service-based vesting date under the applicable award that was next scheduled to occur after the termination of employment), and (b) as to an award that is subject to performance-based vesting requirements, the award will remain subject to the applicable performance-based vesting conditions and the pro-rata vesting provided for above will apply only as to the next installment scheduled to vest pursuant to the time- and service-based vesting conditions applicable to the award. If, however, such a termination of Mr. Alberini’s employment occurs within 12 months before, upon, or within two years after a change in control, as to each such stock option, restricted stock, restricted stock unit or similar equity award granted to Mr. Alberini by the Company that is then outstanding and otherwise unvested (and did not otherwise accelerate pursuant to the foregoing provisions), the time- and service-based vesting condition applicable to the equity award will no longer apply in its entirety, and any performance-based condition and timing of payment of the award will be as provided in the applicable award agreement.

If Mr. Alberini’s employment terminates due to his death or “disability” (as defined in the Alberini Employment Agreement) prior to February 2, 2030, he will be entitled to receive the following separation benefits: (1) payment of the pro-rata annual bonus described above for the year in which his employment terminates except that the pro-rata annual bonus will be based on the “target” level of performance for the year, (2) pro-rata accelerated vesting of each of his then outstanding and unvested equity awards granted on or before December 19, 2024 (including, without limitation, the Alberini One-Time Award), as described above, and (3) as to each of his then outstanding and unvested equity awards granted after December 19, 2024 other than the Alberini One-Time Award, (a) all time and service-based vesting conditions will no longer apply and (b) as to an award that is subject to performance-based vesting requirements, the award will remain outstanding until the end of the applicable performance period (as such performance period may be shortened pursuant to the applicable award terms in connection with a change in control or similar event) and the vesting of the award will be determined based on achievement of the performance conditions as provided in the applicable award agreement.

If Mr. Alberini’s employment by the Company terminates on or after February 2, 2030 as a result of his death or “disability,” a termination of employment by the Company without “cause,” or as a result of his “retirement” (as such terms are defined in the Alberini Employment Agreement), he will be entitled to receive the following separation benefits: (1) payment of the pro-rata annual bonus described above for the year in which his employment terminates (pro-rata based on the number of days of employment during the year and based on actual performance for the year had his employment continued through the year), and (2) as to each of his then outstanding and unvested equity awards, (a) all time and service-based vesting conditions will no longer apply and (b) as to an award that is subject to performance-based vesting requirements, the award will remain outstanding until the end of the applicable performance period (as such performance period may be shortened pursuant to the applicable award terms in connection with a change in control or similar event) and the vesting of the award will be determined based on achievement of the performance conditions as provided in the applicable award agreement.

Mr. Alberini is not entitled to a change in control excise tax gross-up provision under the terms of the Alberini Employment Agreement or any other agreement entered into with the Company. Should Mr. Alberini’s payments, rights or benefits (whether under an employment agreement or any other plan or arrangement) be subject to the excise tax imposed under Sections 280G and 4999 of the Internal Revenue Code, the Alberini Employment Agreement provides that such payments, rights or benefits will be reduced to the extent necessary so that no portion of such payments, rights or benefits will be subject to such excise tax, but only if, by reason of such reduction, the net after-tax benefit received by Mr. Alberini will exceed the net after-tax benefit that he would receive if no such reduction was made.

Mr. Alberini’s right to receive the severance benefits described above is generally subject to his providing a release of claims in favor of the Company.

The following table sets forth the estimated amounts that Mr. Alberini would have become entitled to under the terms of his employment agreement and award agreements evidencing outstanding equity awards had his employment with the Company terminated and/or a change in control of the Company occurred on the last business day of fiscal 2025.

Name	Triggering Event	Cash Severance ($)(1)	Annual Bonus ($)(2)	Medical and Insurance Benefit ($)(3)	Value of Accelerated Restricted Stock, Restricted Stock Units and Unvested Options ($)(4)(5)		Total ($)
Carlos Alberini	Death / Disability	—	2,400,000	—	429,120		2,829,120
	Term. Without Cause or Resign for Good Reason (No Change in Control)	7,200,000	—	80,808	3,874,951		11,155,759
	Change in Control	—	—	—	2,904,750	(6)	2,904,750
	Term. Without Cause or Resign for Good Reason in Connection with Change in Control	7,200,000	—	80,808	7,676,923		14,957,731

(1)	Represents an amount equal to two times the sum of his base salary and target annual bonus.
(2)	Represents the actual bonus paid for fiscal 2025, which was $0 (except in the case of death or disability, represents a pro-rata portion of the “target” level of annual bonus).
(3)	Represents the value of life insurance premium payments and continuing medical coverage for two years following a termination without cause or resignation for good reason.
(4)

Represents the intrinsic value of Mr. Alberini’s unvested restricted stock unit awards that would accelerate in the circumstances indicated. This value is calculated by multiplying $12.91 (the closing price of the Common Stock on the NYSE on January 31, 2025, the last trading day of fiscal 2025) by the number of shares subject to the accelerated portion of the award, and excluding any awards that remained subject to performance-based vesting conditions.

(5)

None of the awards held by Mr. Alberini would automatically vest on a change in control of the Company (other than, as described above, to the extent that Mr. Alberini had already satisfied the time- and service-based vesting requirements as to his 2022 Stock Price Award and the award remained outstanding at the time of a change in control). This presentation assumes that the awards would be continued following the transaction or assumed or converted by a successor entity. If the awards were to be terminated in connection with the transaction (and not assumed or converted by a successor entity), all of the outstanding and unvested equity awards held by the executive would accelerate. In such circumstances, the value of Mr. Alberini’s awards that would vest in connection with the termination of the awards would be $8,645,173, inclusive of the amount referenced in note (6) below. To the extent the awards accelerated in connection with a termination of the awards, there would be no additional accelerated vesting value with respect to such awards in connection with a termination of employment.

(6)

As noted above, none of the awards held by Mr. Alberini would automatically vest on a change in control of the Company (other than, as described above, to the extent that Mr. Alberini had already satisfied the time- and service-based vesting requirements as to his 2022 Stock Price Award and the award remained outstanding at the time of a change in control). This amount represents the portion of Mr. Alberini’s 2022 Stock Price Award as to which the time- and service-based vesting conditions were satisfied on June 30, 2022, June 30, 2023 and June 30, 2024.

Dennis Secor

The Prior Secor Employment Agreement (as amended by the Secor Amendment described above) provided that if Mr. Secor’s employment with the Company was terminated by the Company without “cause” (as defined in the Prior Secor Employment Agreement) or by Mr. Secor for “good reason” (as defined in the Prior Secor Employment Agreement), in either case before March 31, 2024, Mr. Secor would have been entitled to receive the following separation benefits: (1) continued payment of his base salary through March 31, 2024; (2) payment of the retention bonus provided in the Secor Amendment; and (3) full acceleration of the “restricted stock unit award” (as defined in the Secor Amendment). If Mr. Secor’s employment terminated due to his death or “disability” (as defined in the Secor Employment Agreement) before March 31, 2024, he would have been entitled to receive the following separation benefits: (1) pro-rata payment of the retention bonus provided in the Secor Amendment and (2) pro-rata accelerated vesting of the restricted stock unit award provided in the Secor Amendment.

The Amended and Restated Prior Secor Employment Agreement, effective March 29, 2024, provided that if Mr. Secor’s employment with the Company was terminated by the Company without “cause” (as defined in the Amended and Restated Prior Secor Employment Agreement) or by Mr. Secor for “good reason” (as defined in the Amended and Restated Prior Secor Employment Agreement), in either case before March 31, 2025, Mr. Secor would have been entitled to receive the following separation benefits: (1) continued payment of his base salary through March 31, 2025; (2) if such termination occurred prior to the end of fiscal 2025, payment of the annual bonus provided for in the Amended and Restated Prior Secor Employment Agreement based on the “target” level of performance and determined as if Mr. Secor had remained employed by the Company through the end of fiscal 2025; and (3) full acceleration of the “restricted stock unit award” (as defined in the Amended and Restated Prior Secor Employment Agreement). If Mr. Secor’s employment terminated due to his death or “disability” (as defined in the Amended and Restated Prior Secor Employment Agreement) before March 31, 2025, he would have been entitled to receive the following separation benefits: (1) if such termination occurred prior to the end of fiscal 2025, pro-rata payment of the annual bonus provided in the Amended and Restated Prior Secor Employment Agreement based on the “target” level of performance and (2) pro-rata accelerated vesting of the restricted stock unit award provided in the Amended and Restated Prior Secor Employment Agreement.

The New Secor Employment Agreement, effective August 26, 2024, provides that if Mr. Secor’s employment with the Company is terminated by the Company without “cause” or by Mr. Secor for “good reason” (as such terms are defined in the New Secor Employment Agreement) prior to August 25, 2025, Mr. Secor will be entitled to receive the following separation benefits: (1) payment of the Secor Retention Bonus, (2) continued payment of base salary through August 25, 2025 at the base salary that would be in effect for the corresponding period had Mr. Secor continued to be employed by the Company through such date, (3) full acceleration of the “restricted stock unit award” (as defined in the New Secor Employment Agreement) and the restricted stock unit award granted to Mr. Secor in March 2024. If Mr. Secor’s employment terminated due to his death or “disability” (as defined in the New Secor Employment Agreement) prior to August 25, 2025, he would have been entitled to receive the following separation benefits: (1) pro-rata payment of the Secor Retention Bonus and (2) pro-rata accelerated vesting of the “restricted stock unit award” (as defined in the New Secor Employment Agreement) and the restricted stock unit award granted to Mr. Secor in March 2024. In addition, the March 2025 amendment to the New Secor Employment Agreement provides that if Mr. Secor’s employment with the Company ends before the amended expiration date of his period of employment due to his death or disability, he will be entitled to a pro-rata portion of his $225,000 and $50,000 retention bonus opportunities (if not otherwise earned), and that if Mr. Secor’s employment with the Company ends before the amended expiration date of his period of employment due to a termination by the Company without “Cause” (as defined in the New Secor Employment Agreement), or by Mr. Secor for “Good Reason” (as defined in the Secor Employment Agreement), he will be entitled to full payment of these retention bonus opportunities (if not otherwise earned).

Mr. Secor was not entitled to a change in control excise tax gross-up provision under the terms of the New Secor Employment Agreement, the New Secor Amendment or any other agreement entered into with the Company. If Mr. Secor’s payments, rights or benefits (whether under an employment agreement or any other plan or arrangement) had been subject to the excise tax imposed under Sections 280G and 4999 of the Internal Revenue Code, the New Secor Employment Agreement provides that such payments, rights or benefits would be reduced to the extent necessary so that no portion of such payments, rights or benefits will be subject to such excise tax, but only if, by reason of such reduction, the net after-tax benefit received by Mr. Secor will exceed the net after-tax benefit that he would receive if no such reduction was made.

Mr. Secor’s right to receive the severance benefits described above was generally subject to his providing a release of claims in favor of the Company.

The following table sets forth the estimated amounts that Mr. Secor would have become entitled to under the terms of his employment agreement and award agreements evidencing outstanding equity awards had his employment with the Company terminated and/or a change in control of the Company occurred on the last business day of fiscal 2025.

Name	Triggering Event	Cash Severance ($)(1)	Cash Retention ($)(2)	Value of Accelerated Restricted Stock, Restricted Stock Units and Unvested Options ($)(3)(4)	Total ($)
Dennis Secor	Death / Disability	—	153,425	212,205	365,629
	Term. Without Cause or Resign for Good Reason (With or Without Change in Control)	215,836	350,000	395,976	961,811

(1)	Represents an amount equal to Mr. Secor’s base salary payments from the last business day of fiscal 2025 through August 25, 2025 following a termination without cause or resignation for good reason.
(2)	Represents the retention bonus awarded under the Secor Employment Agreement (except in the case of death or disability, represents a pro-rata portion of the retention bonus).
(3)

Represents the value of the portion of Mr. Secor’s unvested restricted stock units that would accelerate in the circumstances indicated. This value is calculated by multiplying $12.91 (the closing price of the Common Stock on the NYSE on January 31, 2025, the last trading day of fiscal 2025) by the number of shares subject to the accelerated portion of the award.

(4)

None of the awards held by Mr. Secor would automatically vest on a change in control of the Company. This presentation assumes that the awards would be continued following the transaction or assumed or converted by a successor entity. If the awards were to be terminated in connection with the transaction (and not assumed or converted by a successor entity), all of the outstanding and unvested equity awards held by the executive would accelerate. In such circumstances, the value of Mr. Secor’s awards that would vest in connection with the termination of the awards would be $395,976. To the extent the awards accelerated in connection with a termination of the awards, there would be no additional accelerated vesting value with respect to such awards in connection with a termination of employment.

Fabrice Benarouche

Mr. Benarouche would not have been entitled to any severance payment if his employment was terminated and/or a change in control occurred as of the last day of fiscal 2025. Mr. Benarouche may be entitled to certain accelerated vesting of outstanding equity awards in connection with certain terminations of his employment. See “Description of Plan-Based Awards—Performance-Based Restricted Stock Units” above for a description of the material terms of certain of these benefits.

The following table sets forth the estimated amounts that Mr. Benarouche would have become entitled to under the terms of his award agreements evidencing outstanding equity awards had his employment with the Company terminated and/or a change in control of the Company occurred on the last business day of fiscal 2025.

Name	Triggering Event	Cash Severance ($)	Annual Cash Incentive ($)	Value of Accelerated Restricted Stock, Restricted Stock Units and Unvested Options ($)(1)(2)	Total ($)
Fabrice Benarouche	Death / Disability	—	—	7,277	7,277
	Term. Without Cause (With or Without Change in Control)	—	—	—	—
	Change in Control	—	—	—	—

(1)

Represents the value of the portion of Mr. Benarouche’s unvested restricted stock units that would accelerate in the circumstances indicated. This value is calculated by multiplying $12.91 (the closing price of the Common Stock on the NYSE on January 31, 2025, the last trading day of fiscal 2025) by the number of shares subject to the accelerated portion of the award.

(2)

None of the awards held by Mr. Benarouche would automatically vest on a change in control of the Company. This presentation assumes that the awards would be continued following the transaction or assumed or converted by a successor entity. If the awards were to be terminated in connection with the transaction (and not assumed or converted by a successor entity), all of the outstanding and unvested equity awards held by the executive would accelerate. In such circumstances, the value of Mr. Benarouche’s awards that would vest in connection with the termination of the awards would be $214,517. To the extent the awards accelerated in connection with a termination of the awards, there would be no additional accelerated vesting value with respect to such awards in connection with a termination of employment.

CEO PAY-RATIO DISCLOSURE

Pursuant to the Exchange Act, we are required to disclose in this Proxy Statement the ratio of the total annual compensation of our principal executive officer for fiscal 2025, Mr. Alberini, to the median of the total annual compensation of all of our employees (excluding our CEO). Based on SEC rules for this disclosure and applying the methodology described below, we have determined that our CEO’s total compensation for fiscal 2025 was $9,359,280, and the median of the total fiscal 2025 compensation of all of our employees (excluding our CEO) was $16,415. Accordingly, we estimate the ratio of our CEO’s total compensation for fiscal 2025 to the median of the total fiscal 2025 compensation of all of our employees (excluding our CEO) to be 570 to 1.

Applicable SEC rules permit us to use the same median employee in calculating the pay-ratio above as the median employee we identified in presenting the pay-ratio in our proxy statement for our annual meeting of shareholders held in 2024 (the “2024 median employee”) if there have been no changes that we reasonably believe would significantly affect this pay-ratio disclosure. We believe that there have been no changes to our employee population or compensation arrangements that would result in a significant change to the pay-ratio disclosure. Accordingly, we have used the 2024 median employee to calculate the pay-ratio above. To identify the 2024 median employee, we used the following methodology:

•

We selected November 1, 2023 (approximately three months prior to our fiscal year end) as the date we would use to determine the employee population to be used in determining the median employee. We determined that, as of that date, we (including our subsidiaries) employed 12,429 employees, including full-time, part-time, seasonal and temporary employees. Of the 12,429 employees, 7,744 were employed outside of the United States.

•

As permitted by the SEC rules, from that group of employees, we excluded all employees who were employed in the following countries (a total of 589 employees): Brazil (122 employees), Portugal (216 employee) and Turkey (251 employees). The total number of excluded employees equaled approximately 4.7% of the total employee population as of November 1, 2023, resulting in a total employee population of 11,840 that was used in determining the median employee.

•

We used total cash compensation paid in calendar 2023 to determine the median employee. We believe total cash compensation for all employees is an appropriate measure because we do not distribute equity awards to all employees. We did not make any cost-of-living adjustments in identifying the median employee.

•	Compensation values for our non-U.S. employees were converted to U.S. dollars by using the same foreign currency exchange rates that we use for financial reporting purposes.

•

As permitted by the SEC rules, we annualized the compensation of employees (other than seasonal and temporary employees) who were employed with us on November 1, 2023 but were not employed for all of 2023. We did not annualize the compensation of seasonal or temporary employees, or for time spent on furlough, and we did not convert the compensation of part-time employees to a full-time equivalency.

Applying this methodology, we determined that our 2024 median employee was a part-time, hourly retail store associate in one of our U.S. store locations. Using the 2024 median employee identified as described above, we determined the 2024 median employee’s total annual compensation for fiscal 2025 using the same rules that apply to reporting the compensation of our Named Executive Officers (including our CEO) in the “Total” column of the Summary Compensation Table. The total compensation amounts included in the first paragraph of this pay-ratio disclosure were determined based on that methodology.

This pay ratio is an estimate calculated in a manner consistent with SEC rules based on the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PAY VERSUS PERFORMANCE
The following summarizes the relationship between our CEO’s, and our other Named Executive Officers’, total compensation paid and our financial performance for the fiscal years shown in the table (in this discussion, our CEO is also referred to as our principal executive officer or “PEO”, and our Named Executive Officers other than our CEO are referred to as our
“Non-PEO
NEOs”):

			Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for CEO ($)(1)(2)	Compensation Actually Paid to CEO ($)(3)			Guess TSR ($)(4)	S&P 1500 Apparel Retail Index TSR ($)(4)	Guess Net Income ($ thousands) (5)	Guess Adjusted Earnings From Operations ($ thousands)(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	9,359,280	(1,773,480)	5,672,975	4,267,868	80.10	210.26	60,423	179,537
2024	8,154,475	7,347,317	3,938,956	4,277,386	122.83	171.39	198,199	255,600
2023	5,094,130	9,983,960	3,519,862	1,421,161	115.92	138.95	149,610	262,934
2022	15,729,716	14,260,731	7,310,512	6,839,531	104.22	122.98	171,363	310,579
2021	7,207,281	13,583,122	6,488,556	10,853,459	110.61	110.43	(81,229)	32,079

(1)
Mr. Alberini was our CEO for each of the fiscal years included in the table above. For each of fiscal years 2021 and 2022, our
Non-PEO
NEOs were Mr. Marciano and Ms. Anderson. For fiscal year 2023, our
Non-PEO
NEOs were Mr. Marciano, Mr. Secor, and Ms. Anderson. For fiscal years 2024 and 2025, our
Non-PEO
NEOs were Mr. Marciano, Mr. Neubrand, Mr. Benarouche, and Mr. Secor.

(2)
See the “Summary Compensation Table” above for detail on the Summary Compensation Table total compensation for our CEO for each fiscal year covered in the table. The average compensation for the
Non-PEO
NEOs for each fiscal year covered in the table was also calculated from the “Summary Compensation Table” above.

(3)
For purposes of this table, the compensation actually paid (also referred to as “CAP”) to each of our NEOs means the NEO’s total compensation as reflected in the Summary Compensation Table for the applicable fiscal year and adjusted for the following with respect to each NEO:

•	Less the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable fiscal year,

•	Plus the fiscal year-end value of Guess option and stock awards granted in the covered fiscal year which were outstanding and unvested at the end of the covered fiscal year,

•
Plus/(less) the change in value as of the end of the covered fiscal year as compared to the value at the end of the prior fiscal year for Guess option and stock awards which were granted in prior fiscal years and were outstanding and unvested at the end of the covered fiscal year,

•	Plus the vesting date value of Guess option and stock awards which were granted and vested during the same covered fiscal year,

•
Plus/(less) the change in value as of the vesting date as compared to the value at the end of the prior fiscal year for Guess option and stock awards which were granted in prior fiscal years and vested in the covered fiscal year,

•
Less, as to any Guess option and stock awards which were granted in prior fiscal years and were forfeited during the covered fiscal year, the value of such awards as of the end of the prior fiscal year,

•
Plus the dollar value of any dividends or other earnings paid during the covered fiscal year on outstanding and unvested Guess stock awards (no dividends or dividend equivalents are credited with respect to Guess options and, for other Guess awards, the crediting of dividend equivalents has been taken into account in determining the applicable fiscal year-end
or vesting date value of the award),

8
7

•
Plus, as to a Guess option or stock award that was materially modified during the covered fiscal year, the amount by which the value of the award as of the date of the modification exceeds the value of the original award on the modification date (none of the Guess option or stock awards held by the NEOs were materially modified during the fiscal years covered by the table).

In making each of these adjustments, the “value” of an option or stock award is the fair value of the award on the applicable date determined in accordance with FASB ASC Topic 718 using the valuation assumptions we then used to calculate the fair value of our equity awards. For more information on the valuation of our equity awards, please see the notes to our financial statements that appear in our Annual Report on Form
10-K
each fiscal year and the footnotes to the “Summary Compensation Table” that appears in our annual proxy statement.
The table above reflects the CAP (determined as noted above) for our CEO and, for our
Non-PEO
NEOs, the average of the CAPs determined for the
Non-PEO
NEOs for each of the fiscal years shown in the table.
The following table provides a reconciliation of the Summary Compensation Table Total to Compensation Actually Paid for our CEO.

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for CEO	Fiscal Year 2025 ($)	Fiscal Year 2024 ($)	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)	Fiscal Year 2021 ($)
Summary Compensation Table Total	9,359,280	8,154,475	5,094,130	15,729,716	7,207,281
Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	(8,036,011)	(3,800,007)	(3,800,000)	(10,861,253)	(3,808,221)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	5,501,817	4,152,260	4,073,265	8,874,748	9,676,875
Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	(4,921,644)	(1,675,557)	747,924	1,061,066	2,242,875
Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	669,066	—	—	—
Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(3,676,922)	(152,920)	3,868,641	(543,546)	(1,735,688)
Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—	—	—
Compensation Actually Paid	(1,773,480)	7,347,317	9,983,960	14,260,731	13,583,122

8
8

The following table provides a reconciliation of the average of the Summary Compensation Table Total for the
Non-PEO
NEOs for a fiscal year to the average of the Compensation Actually Paid for the
Non-PEO
NEOs for that fiscal year.

Reconciliation of Average Summary Compensation Table Total to Average Compensation Actually Paid for Non-PEO NEOs	Fiscal Year 2025 ($)	Fiscal Year 2024 ($)	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)	Fiscal Year 2021 ($)
Summary Compensation Table Total	5,672,975	3,938,956	3,519,862	7,310,512	6,488,556
Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	(3,870,011)	(1,454,350)	(1,615,002)	(2,662,509)	(2,667,741)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	2,679,004	1,372,383	1,012,461	2,200,626	7,558,018
Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	(174,656)	2,028	91,193	(385,384)	324,876
Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	135,813	538,267	—	—	—
Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(104,600)	(119,898)	(126,041)	376,286	(850,250)
Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(70,658)	—	(1,461,312)	—	—
Compensation Actually Paid	4,267,868	4,277,386	1,421,161	6,839,531	10,853,459

8
9

(4)
Guess TSR represents cumulative total shareholder return on a fixed investment of $100 in the Company’s common stock for the period beginning on the last trading day of fiscal year 2020 through the end of the applicable fiscal year, and is calculated assuming the reinvestment of dividends. S&P 1500 Apparel Retail Index TSR represents cumulative total shareholder return on a fixed investment of $100 in the S&P 1500 Apparel Retail Index for the period beginning on the last trading day of fiscal year 2020 through the end of the applicable fiscal year, and is calculated assuming the reinvestment of dividends. The following chart illustrates the CAP for our CEO and the average CAP for our
Non-PEO
NEOs for each of the last five fiscal years against the Company’s total shareholder return and the total shareholder return for the S&P 1500 Apparel Retail Index (each calculated as described above) over that period of time.

Compensation Actually Paid vs. TSR
Compensation Actually Paid
Cumulative TSR (value of initial $100 investment)
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
($2,000,000)
$250.00
$200.00
$150.00
$100.00
$50.00
$0
2021
2022
2023
2024
2025
$110.61
$110.43
$122.98
$104.22
$138.95
$115.92
$171.39
$122.83
$210.26
$80.10
PEO CAP
Average CAP for Non-PEO NEOs
Company Cumulative TSR
S&P 1500 Apparel Retail Index Cumulative TSR

9
0

(5)
This column shows the Company’s net income for each
fiscal
year
covered
by the table. The following chart illustrates the CAP for our CEO and the average CAP for our
Non-PEO
NEOs for each of the last five fiscal years against the Company’s net income for each of those years.

Compensation Actually Paid vs. Net Income
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
($2,000,000)
Compensation Actually Paid
$250,000
$200,000
$150,000
$100,000
$50,000
$0
($50,000)
($100,000)
Net Income (thousands)
($81,229)
$171,363
$149,610
$198,199
$60,423
2021
2022
2023
2024
2025
PEO CAP
Average CAP for Non-PEO NEOs
Net Income

(6)
This column shows the Company’s earnings from operations (in each case, excluding the impact of certain specified litigation charges, certain professional service and legal fees and related costs, reorganization and separation charges, impairment charges, acquisition charges, and tax and accounting related matters) for each fiscal year covered by the table. We consider earnings from operations to be a key metric in our executive compensation program, used in determining the fiscal year 2025 payouts under our Bonus Plan. See the “Compensation Discussion and Analysis” section of this Proxy Statement for more information regarding the use of this performance measure in our executive compensation program. The following chart illustrates the CAP for our CEO and the average CAP for our

9
1

Non-PEO NEOs for each of the last five fiscal years against the Company’s earnings from operations (as adjusted) for each of those years.

Compensation Actually Paid vs. Adjusted Earnings from Operations
Compensation Actually Paid
Adjusted Earnings from Operations (thousands)
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
($2,000,000)
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
$310,579
$262,934
$255,600
$179,537
$32,079
2021
2022
2023
2024
2025
PEO CAP
Average CAP for Non-PEO NEOs
Adjusted Earnings from Operations

Following is an
unranked
list of the Company’s
financial
performance measures we consider most important in linking the compensation actually paid to our NEOs for fiscal year 2025 with the Company’s performance.

•	Adjusted Earnings from Operations (used in our fiscal year 2025 Bonus Plan)

•	Relative Total Shareholder Return (used in determining vesting for the restricted stock units awarded to Mr. Alberini and Mr. Benarouche)

•	Adjusted Licensing Segment Earnings from Operations (used in determining vesting for a portion of the restricted stock units awarded to Mr. Paul Marciano)

•	Total Revenue (used in determining vesting for a portion of the restricted stock units awarded to Mr. Marciano)
See the “Compensation Discussion and Analysis” section of this Proxy Statement for more information regarding the use of these performance measures in our executive compensation program.
In addition to the financial performance measures listed above, the Company views its stock price, upon which the value of all of the equity awards granted by the Company is dependent and upon which the vesting of Mr. Alberini’s 2022 Stock Price Award is dependent, as a key performance-based component of its executive compensation program in order to further align the interests of the Company’s senior management with the interests of the Company’s shareholders.

9
2

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, for each of the Company’s equity compensation plans, the number of shares of Common Stock subject to outstanding options and restricted stock unit awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants, in each case, as of February 1, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	4,358,690	(1)	12.4623	(2)	7,018,488	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	4,358,690		12.4623		7,018,488

(1)

Of these shares, 1,777,802 shares were subject to outstanding stock options and 2,580,888 shares were subject to outstanding restricted stock units. This number does not include 536,658 shares that were subject to then-outstanding, but unvested, restricted stock awards. The 2,580,888 shares subject to outstanding restricted stock unit awards includes outstanding restricted stock unit awards subject to performance-based vesting conditions assuming that the “target” level of performance was attained.

(2)	This weighted-average exercise price does not reflect the 2,580,888 shares that will be issued upon the vesting of outstanding restricted stock units.
(3)

Of these shares, (i) 4,423,221 shares were available for future issuance under stock options, SARs, restricted stock awards, stock units, performance share awards or performance units under the Company’s 2004 Equity Incentive Plan (the terms of which provide that shares issued in respect of any “full-value award” (which includes awards other than options and stock appreciation rights) will be counted as 1.60 shares for every 1 share actually issued in connection with the award) and (ii) 2,595,267 shares were available for future issuance pursuant to the Company’s 2002 Employee Stock Purchase Plan.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information available to the Company as of the Record Date, May 9, 2025, except to the extent indicated otherwise in the footnotes, with respect to shares of Common Stock held by (i) each director for election at the Annual Meeting, (ii) our Named Executive Officers (as defined under “Executive and Director Compensation—Compensation Discussion and Analysis” above), (iii) all of our current directors and executive officers as a group and (iv) each person believed by us to beneficially own more than 5% of our outstanding shares of Common Stock.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner(1)	Number of Shares	Percent of Class(2)
Named Executive Officers:
Paul Marciano(3)	14,926,944	28.5%
Carlos Alberini(4)	2,371,485	4.5%
Fabrice Benarouche(4)	238,312	*
Dennis R. Secor(4)	55,635	*
Markus Neubrand(5)	2,116	*
Non-Employee Directors:
Anthony Chidoni(4)	217,160	*
Christopher Lewis(4)	4,914	*
Elsa Michael(4)	7,735	*
Deborah Weinswig(4)	26,908	*
Alex Yemenidjian(4)	181,060	*
All current directors and executive officers as a group (9 persons)(6)	18,030,153	33.7%
5% Shareholders:
Maurice Marciano(7)	4,897,179	9.4%
BlackRock, Inc.(8) 50 Hudson Yards, New York, New York, 10001	3,411,656	6.6%
Dimensional Fund Advisors LP(9) 6300 Bee Cave Road, Building One, Austin, Texas, 78746	3,503,612	6.7%
The Vanguard Group(10) 100 Vanguard Boulevard, Malvern, Pennsylvania, 19355	2,685,656	5.2%

*	Less than 1.0%
(1)

Except as described below and subject to applicable community property laws and similar laws, each person listed above has sole voting and investment power with respect to such shares. This table is based upon information supplied by officers, directors and principal shareholders. Except as indicated above, the business address for each person is: c/o Guess?, Inc., 1444 South Alameda Street, Los Angeles, California 90021.

(2)

The number of shares outstanding used in calculating the percentages for each person includes shares that may be acquired by such person upon the exercise of options exercisable or restricted stock units vesting within 60 days of May 9, 2025 but excludes shares underlying options or restricted stock units held by any other person. The percent of beneficial ownership is based on 52,011,369 shares of Common Stock outstanding on May 9, 2025.

(3)

Includes shares of Common Stock beneficially owned by Paul Marciano as follows: 158,693 shares held directly; 10,654,866 shares held indirectly through the Paul Marciano Trust; 377,700 shares held indirectly through the Paul Marciano Foundation; 1,081,700 shares held indirectly through ENRG Capital Holdings, LLC (with respect to which he has sole voting power over 270,425 shares and no voting power over the remainder); 170,666 shares held indirectly through G Financial Holdings, LLC (with respect to which he has no voting power); 339,005 shares held indirectly through G Financial Holdings II, LLC (with respect to which he has no voting power); 92,401 shares held indirectly through Next Step Capital LLC; 277,470 shares held indirectly through Next Step Capital II LLC; 900,000 shares held indirectly through Carolem Capital LLC (with respect to which he has no voting power); 105,977 shares held indirectly through Exempt Gift Trust under the Next Step Trust; 370,309 shares held indirectly through the Nonexempt Gift Trust under the Next Step Trust; 50,000 shares held by the Maurice and Paul Marciano Art Foundation (with respect to which he has shared voting and investment power); and 348,157 shares that may be acquired upon the exercise of options exercisable within 60 days of May 9, 2025. Amounts include 2,000,000 shares pledged as security under revolving lines of credit as of May 9, 2025. Amounts exclude 790,952 restricted stock units subject to time-based vesting restrictions. To avoid double counting shares for purposes of this table, total holdings do not include the following amounts shown in the holdings of Maurice Marciano in footnote (7) below: 4,025,109 shares held by the Maurice Marciano Trust (with respect to which Paul Marciano has shared voting and investment power); 11,400 shares held by Next Step Capital LLC (with respect to which Paul Marciano has shared voting power and sole investment power); 277,470 shares held by Next Step Capital II, LLC (with respect to which Paul Marciano has shared voting power over and sole investment power); and 300,000 shares held indirectly through Carolem Capital, LLC (with respect to which Paul Marciano has shared voting power and sole investment power).
(4)

Includes shares of Common Stock that may be acquired upon the exercise of options exercisable or vesting of restricted stock units within 60 days of May 9, 2025, as follows: Carlos Alberini, 948,157 shares (Mr. Alberini’s amounts do not include an additional 936,652 restricted stock units subject to performance and time-based vesting restrictions); Fabrice Benarouche, 139,200 shares, including 406 shares over which Mr. Benarouche shares voting power with his spouse (Mr. Benarouche’s amounts do not include 20,894 restricted stock units subject to performance and time-based vesting conditions); Dennis Secor, no shares (Mr. Secor’s amounts do not include 19,594 restricted stock units subject to time-based vesting restrictions); Anthony Chidoni, no shares; Christopher Lewis, no shares; Elsa Michael, 7,735 restricted stock units; Deborah Weinswig, no shares; and Alex Yemenidjian, no shares.

(5)

Mr. Neubrand resigned from his position as Chief Financial Officer of the Company effective August 26, 2024 and as an employee of the Company effective September 30, 2024. The amount reported as beneficially owned by Mr. Neubrand is based on Common Stock held as of the Record Date for which we are aware.

(6)	Includes: 1,443,249 shares of Common Stock that may be acquired upon the exercise of options or vesting of restricted stock units within 60 days of May 9, 2025.
(7)

Includes shares of Common Stock beneficially owned by Maurice Marciano as follows: 4,025,109 shares held indirectly through the Maurice Marciano Trust (with respect to which he has shared voting and investment power); 11,400 shares held indirectly through Next Step Capital LLC (with respect to which he has shared voting power and no investment power); 277,470 shares held indirectly through Next Step Capital II, LLC (with respect to which he has shared voting power and no investment power); 300,000 shares held indirectly through Carolem Capital, LLC (with respect to which he has shared voting power and no investment power); and 283,200 shares held indirectly through the Maurice Marciano Family Foundation (with respect to which he has shared voting and investment power). Amounts include 2,000,000 shares pledged as security under revolving lines of credit as of May 9, 2025. To avoid double counting shares for purposes of this table, total holdings do not include the following amounts shown in the holdings of Paul Marciano in footnote (3) above: 50,000 shares held by the Maurice and Paul Marciano Art Foundation (with respect to which Maurice Marciano has shared voting and investment power).

(8)

With respect to information relating to BlackRock, Inc., we have relied solely on information supplied by such entity on a Schedule 13G/A filed with the SEC on October 25, 2024. According to the Schedule 13G/A, as of September 30, 2024, BlackRock, Inc. reported sole voting power with respect to 3,285,915 shares and sole dispositive power over 3,411,656 shares.

(9)

With respect to information relating to Dimensional Fund Advisors LP, we have relied solely on information supplied by such entity on a Schedule 13G/A filed with the SEC on February 9, 2024. According to the Schedule 13G/A, as of December 29, 2023, Dimensional Fund Advisors LP reported sole voting power with respect to 3,442,962 shares and sole dispositive power with respect to 3,503,612 shares.

(10)

With respect to information relating to The Vanguard Group, we have relied solely on information supplied by such entity on a Schedule 13G/A filed with the SEC on April 30, 2025. According to the Schedule 13G/A, as of March 31, 2025, The Vanguard Group reported sole voting power with respect to no shares, shared voting power with respect to 5,700 shares, sole dispositive power with respect to 2,649,733 shares and shared dispositive power with respect to 35,923 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under our written Related Person Transactions Policy, a related person transaction (as defined below) may be consummated or may continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy applies to: (i) any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer, (ii) any person who is known to be the owner of 5% or more of any class of our voting securities, (iii) any immediate family member, as defined in the policy, of any of the foregoing persons, and (iv) any entity in which any of the foregoing persons is an officer, general partner or otherwise controls such entity. “Related person transaction” is defined in the policy as a transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which (a) the Company was or is to be a party or a participant, (b) the amount involved exceeds or reasonably can be expected to exceed $120,000, and (c) any of the foregoing persons had or will have a direct or indirect material interest.

All directors and executive officers are required under the Related Person Transactions Policy to notify our General Counsel, North America of any potential or actual related person transaction as soon as they become aware of any such transaction. Our General Counsel, North America then presents any related person transactions to the Audit Committee for consideration. Among other relevant factors, the Audit Committee may consider the following: (i) the size and materiality of the transaction and the amount of consideration payable to a related person, (ii) the nature of the interest of the applicable related person, (iii) whether the transaction may involve a conflict of interest, (iv) whether the transaction involves the provision of goods or services to the Company that are readily available from unaffiliated third parties upon better terms, and (v) whether there are business reasons to enter into the transaction.

We and our subsidiaries periodically enter into transactions with certain entities (the “Marciano Entities”) that are owned by or for the respective benefit of Paul Marciano, who is an executive and member of the Board of the Company, and Maurice Marciano, who is the brother of Paul Marciano and was a member of the Board until his retirement in September 2023.

Each of the related transactions described below is currently ongoing in a manner and with values generally consistent with fiscal 2025.

Leases

We lease warehouse and administrative facilities from certain of the Marciano Entities. There were four of these leases in effect as of February 1, 2025 with expiration or option exercise dates ranging from calendar years 2025 to 2030, including two leases with respect to our North American corporate offices in Los Angeles, California (the “Los Angeles Location”), a lease for our Canadian warehouse and administrative facility in Montreal, Quebec (the “Montreal Location”) and a lease for our showroom and office space in Paris, France (the “Paris Location”).

In April 2025, we entered into a 12-year lease extension, through September 2037, with respect to the Los Angeles Location, providing for an aggregate annual rent of approximately $7.6 million for the first lease year of the renewal term, subject to an annual 2.0% increase each year thereafter, and removing our right to reduce the amount of rented space. All other material terms in the previously existing lease for the Los Angeles Location remain the same.

In April 2025, we entered into an additional lease agreement for a second showroom in Paris, to be used primarily for rag & bone and our handbags business (the “Second Paris Location”). The Marciano Entities have a 66.7% ownership interest in the Second Paris Location, with each of Mr. Maurice Marciano and Mr. Paul Marciano having a 33.3% ownership interest. The lease term is ten years for an annual rent of €450,000 per year.

Aggregate lease costs recorded under the leases for the Los Angeles Location were $7.7 million for fiscal 2025. The Marciano Entities have a 100% ownership interest in the Los Angeles Location, with Mr. Maurice Marciano having a 56.3% ownership interest and Mr. Paul Marciano having a 43.7% ownership interest. Accordingly, Mr. Maurice Marciano’s interest in the lease amounts for the Los Angeles Location was $4.3 million for fiscal 2025, and Mr. Paul Marciano’s interest in the lease amounts for the Los Angeles Location was $3.4 million for fiscal 2025.

Aggregate lease costs recorded under the lease for the Montreal Location were $0.4 million for fiscal 2025. The Marciano Entities have a 100% ownership interest in the Montreal Location, with each of Mr. Maurice Marciano and Mr. Paul Marciano having a 50% ownership interest. Accordingly, the interest in the lease amounts for the Montreal Location for each of Mr. Maurice Marciano and Mr. Paul Marciano was $0.2 million for fiscal 2025.

Aggregate lease costs recorded under the lease for the Paris Location were $1.3 million for fiscal 2025. The Marciano Entities have a 66.7% ownership interest in the Paris Location, with each of Mr. Maurice Marciano and Mr. Paul Marciano having a 33.3% ownership interest. Accordingly, the interest in the lease amounts for the Paris Location for each of Mr. Maurice Marciano and Mr. Paul Marciano was $0.4 million for fiscal 2025.

No lease costs were recorded under the lease for the Second Paris Location for fiscal 2025 because the lease did not commence until April 2025. The Marciano Entities have a 66.7% ownership interest in the Second Paris Location, with each of Mr. Maurice Marciano and Mr. Paul Marciano having a 33.3% ownership interest.

The Company believes that the terms of the related party leases are no less favorable to the Company than would have been available from unaffiliated third parties.

Employment of Family Members

Nicolai Marciano, the son of Paul Marciano, is employed by us as our Chief New Business Development Officer. For fiscal 2025, Mr. Nicolai Marciano received an annual base salary of $255,000 and a $35,000 annual incentive award (paid in accordance with our Bonus Plan during the first quarter of fiscal 2026 with respect to fiscal 2025 performance). Mr. Nicolai Marciano was also granted an equity award of 10,000 shares of restricted stock. Mr. Nicolai Marciano was entitled to participate during fiscal 2025 in the retirement, health and welfare benefit plans generally available to our other salaried employees.

Aurelie Benarouche, the spouse of Fabrice Benarouche, is employed by us as a Senior Merchandiser Manager. For fiscal 2025, Ms. Benarouche received an annual base salary of $102,550. Ms. Benarouche was also granted an equity award of 300 shares of restricted stock. She was also entitled to participate during fiscal 2025 in the retirement, health and welfare benefit plans generally available to our other salaried employees.

Benyamin Benarouche, the sibling of Fabrice Benarouche, is employed by us as a Supply Chain Finance Analyst. For fiscal 2025, Mr. Benyamin Benarouche received an annual base salary of $90,000. He was also entitled to participate during fiscal 2025 in the retirement, health and welfare benefit plans generally available to our other salaried employees.

Aircraft Arrangements

We periodically charter an aircraft owned by certain of the Marciano Entities through informal arrangements with such Marciano Entities and independent third-party management companies contracted by such Marciano Entities to manage their aircraft. The Marciano Entities have a 100% ownership interest in the aircraft, with each of Mr. Maurice Marciano and Mr. Paul Marciano having a 50% ownership interest. The total fees paid by us to the independent third-party management companies under these arrangements for fiscal 2025 were approximately $3.0 million. The approximate dollar value of the amount of each of Mr. Maurice Marciano’s and Mr. Paul Marciano’s interest in these transactions was $1.4 million for fiscal 2025. We believe that the terms of the charter arrangements are no less favorable to us than would have been available from unaffiliated third parties.

Minority Investment

We have a 30% ownership interest in a privately-held men’s footwear company (the “Footwear Company”). The Marciano Entities have a 45% ownership interest in the Footwear Company, with each of Mr. Maurice Marciano and Mr. Paul Marciano having a 22.5% ownership interest. Accordingly, each of Mr. Maurice Marciano and Mr. Paul Marciano has a 22.5% interest in each of the transactions between us and the Footwear Company described below.

In fiscal 2021, we provided the Footwear Company with a $2.0 million revolving credit facility at an annual interest rate of 2.75% and a maturity date of November 2023. In October 2023, we amended the revolving credit facility with the Footwear Company to extend the term by three years to November 30, 2026 and to adjust the interest rate, effective December 1, 2023, to a floating rate equal to the one-month term SOFR plus 1.75% per annum. As of February 1, 2025 and February 3, 2024, we had a note receivable of $1.4 million and $0.6 million, respectively, included in other assets in our consolidated balance sheets related to outstanding borrowings by the Footwear Company under this revolving credit facility.

In May 2022, we entered into a Fulfillment Services Agreement with the Footwear Company under which we provide certain fulfillment services for the Footwear Company’s U.S. wholesale and e-commerce businesses from our U.S. distribution center on a cost-plus 5% basis. The Footwear Company also pays us rent for the use of a small office space in our Los Angeles Location. In June 2022, we (through a wholly-owned Swiss subsidiary) entered into a Distributorship Agreement with the Footwear Company under which we were designated as the exclusive distributor (excluding e-commerce) for the Footwear Company in the European Union and other specified countries. The Distributorship Agreement provided for (i) a 35% discount for us from the Footwear Company’s wholesale prices, (ii) no minimum sales requirements or advertising spending requirements for us; (iii) an initial 15-month term with annual renewals thereafter, and (iv) other standard terms and conditions for similar arrangements. In May 2023, the Distributorship Agreement was amended to (i) reflect a reduction in the amount of sales services to be performed by us, (ii) revise the wholesale discount to 22% and (iii) provide an annual 2% advertising commitment by us. During fiscal 2025, we received less than $4,000 in fees with respect to the U.S. fulfillment services and approximately $13,000 in fees with respect to office rent, and we paid approximately $403,000 related to the Distribution Agreement.

Vendor Purchases

We purchase faux fur products from a privately-held fashion accessories company (the “Fashion Company”). The Marciano Entities have a 16% ownership interest in the Fashion Company, with each of Mr. Maurice Marciano and Mr. Paul Marciano having an 8% ownership interest. In addition, Carlos Alberini, our Chief Executive Officer, has a 4% ownership interest in the Fashion Company. The total payments made by us to the Fashion Company were approximately $3.1 million during fiscal 2025. Based on their respective ownership interests in the Fashion Company, the approximate dollar value of the amount of each individual’s interest in these transactions for fiscal 2025 were approximately (i) for each of Mr. Maurice Marciano and Mr. Paul Marciano, $0.2 million, and (ii) for Mr. Alberini, $0.1 million. We believe that the price paid by us for the Fashion Company’s products and the terms of the transactions between us and the Fashion Company have not been affected by this passive investment of Messrs. Marciano and Mr. Alberini in the Fashion Company.

Charitable Donations

During fiscal year 2025, we made donations to Smile Project, a charitable organization of which our director Elsa Michael is co-founder and president, consisting of monetary donations of approximately $22,000 made through the Guess Foundation (Italy) and product donations valued at approximately $102,000 by one of our European subsidiaries. The value of these donations represented approximately 60% of donations to Smile Project for its corresponding fiscal year. Ms. Michael does not receive any compensation in connection with her work with Smile Project.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and any beneficial owner of more than ten percent of a registered class of the Company’s equity securities, to file reports (Forms 3, 4 and 5) of stock ownership and changes in ownership with the SEC and the NYSE. Officers, directors and beneficial owners of more than ten percent of the Common Stock are required by SEC regulation to furnish the Company with copies of all such forms that they file.

Based solely on the Company’s review of the copies of Forms 3, 4 and 5 and the amendments thereto for the year ended February 1, 2025, or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that during the year ended February 1, 2025, all filing requirements were complied with by its executive officers, directors and beneficial owners of more than ten percent of the Common Stock, except (1) late Form 4s filed on behalf of each of Messrs. Maurice Marciano and Paul Marciano on May 22, 2024, in each case to report one gift made to a trust, which occurred on April 17, 2024; and (2) a late Form 4 filed on behalf of Fabrice Benarouche on January 8, 2025 to report the withholding of shares to meet tax obligations, which occurred on January 5, 2025.

THE BOARD OF DIRECTORS

May 16, 2025

c/o Corporate Election Services P. O. Box 1150 Pittsburgh, PA 15230 V O T E B Y T E L E P H O N E Have your proxy card available when you call the Toll- Free number 1-888-693-8683 using a touch-tone phone, and follow the instructions to record your vote. V O T E B Y I N T E R N E T Have your proxy card available when you access thewebsite either directly through www.cesvote.com or via QR Code and follow the instructions to record your vote. V O T E B Y MA I L Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230. InternetAccess the Internet site and cast your vote: www.cesvote.com QR Code Scan with a mobile device Telephone Call Toll-Free:1-888-693-8683 Mail Return your proxy card form in the postage-paid envelope provided Vote 24 hours a day, 7 days a week! If you vote by telephone or Internet, please do NOT send your proxy by mail. Control Number Proxy must be signed and dated below. Please fold and detach card at perforation before mailing. GUESS?, INC. The Board of Directors recommends a vote FOR each of thenominees listed in Proposal 1. 1. To elect seven directors to serve until the Companys 2026 annual meeting of shareholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal. Nominees: FOR WITHHOLD (1) Carlos Alberini (2) Anthony Chidoni (3) Christopher Lewis (4) Paul Marciano (5) Elsa Michael (6) Deborah Weinswig (7) Alex Yemenidjian PROXY CARD The Board of Directors recommends a vote FOR Proposals 2 and 3. 2. To approve, on an advisory basis, the compensation of the Companys named executive officers. FOR AGAINST ABSTAIN 3. To ratify the appointment of the Companys independent auditor for the fiscal year ending January 31, 2026. FOR AGAINST ABSTAIN To consider such other business as may properly come before the annual meeting. Shareholder Signature (Title) Date Shareholder Signature, if jointly held (Title) Date INSTRUCTIONS: Please sign exactly as your name(s) appears(s) on this proxy card. Whensigning as an attorney, executor, administrator, trustee, guardian or other fiduciary please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

The 2025 Annual Meeting of Shareholders of Guess?, Inc. will be held on June 10, 2025, at 9:00 a.m. Pacific Time virtually via live audio webcast at www.cesonlineservices.com/ges25_vm Important: If you plan to attend the Annual Meeting virtually you must pre-register at www.cesonlineservices.com/ges25_vm no later than 9:00 a.m. Pacific Time on June 9, 2025. You will need your 11-digit Control Number to pre-register to attend the virtual meeting. Your 11-digit Control Number can be found on the reverse side of this form. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on June 10, 2025 The Notice of Annual Meeting, Proxy Statement and 2025 Annual Report on Form 10-K are available at www.viewourmaterial.com/ges Please fold and detach card at perforation before mailing. GUESS?, INC. PROXY CARD PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoint(s) Fabrice Benarouche and Anne Deedwania, or each of them acting alone, as proxies with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side hereof, all shares of Common Stock of Guess?, Inc. (the Company) that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on June 10, 2025 at 9:00 a.m. (PDT), or any adjournments or postponements thereof, virtually via live audio webcast available at www.cesonlineservices.com/ges25_vm, and hereby revoke(s) any proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock of the Company held by the undersigned. THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN, OR, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE SEVEN NOMINEES FOR DIRECTOR IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXY HOLDERS OR THEIR SUBSTITUTES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. This proxy is revocable and the undersigned may revoke it at any time prior to its exercise. Attendanceof the undersigned at the 2025 Annual Meeting of Shareholders or any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned votes said shares during such meeting in accordance with the procedures set forth with respect thereto. This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable Federal Securities laws. (Continued and to be voted on reverse side.)